Exhibit 10.1

PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

PGHI LLC

a Maryland limited liability company

"SELLER"

AND

IIP OPERATING PARTNERSHIP, LP

a Delaware limited partnership

"BUYER"

May 1, 2017

9220 Alaking Court,

Capitol Heights, Maryland

EXHIBITS

Exhibit A	Legal Description of Land
Exhibit B	Seller's Deed
Exhibit C	Bill of Sale
Exhibit D	Certificate of Non-Foreign Status
Exhibit E	Assignment and Assumption of Contracts
Exhibit F	Assignment of Permits, Entitlements and Intangible Property
Exhibit G	General Provisions of Escrow
Exhibit H	Form of Lease
Exhibit I	Access Agreement
Exhibit J	Purchase Option Memorandum
Exhibit K	Termination of Purchase Option Memorandum

SCHEDULES

1.0	List of Seller's Deliveries
2.0	Environmental Disclosure Statement
2.4	Final Plans

PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

TO:	Settlement Corp (“Escrow Agent”)

5301 Wisconsin Avenue, N.W. #710

Washington, D.C. 20015

TEL: 202-537-0005 x104

FAX: 202-537-1899

E-mail: tdeckelbaum@settlementcorp.com

THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS ("Agreement") is made and entered into and effective as of the 1st day of May, 2017, by and between PGHI LLC, a Maryland limited liability company ("Seller"), and IIP OPERATING PARTNERSHIP, LP, a Delaware limited partnership ("Buyer"), each of whom shall sometimes separately be referred to herein as a "Party" and both of whom shall sometimes collectively be referred to herein as the "Parties." This Agreement constitutes: (a) a binding purchase and sale agreement between Seller and Buyer; and (b) joint escrow instructions to Escrow Agent whose consent appears at the end of this Agreement.

FOR GOOD AND VALUABLE CONSIDERATION RECEIVED, the Parties mutually agree as follows:

ARTICLE 1
CERTAIN DEFINITIONS

In addition to those terms defined elsewhere in this Agreement, the following terms have the meanings set forth below:

"Access Agreement" shall mean the Access Agreement in the form of Exhibit I attached hereto and incorporated herein by reference.

"ADA" shall have the meaning given to such term in Section 2.4 hereof.

"Additional Purchase Price" shall have the meaning given to such term in Section 2.4(d) hereof.

“Additional Purchase Price Deadline” shall have the meaning given to such term in Section 2.4(d) hereof.

"Affiliate" shall mean, with respect to any particular Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For this purpose, the term "control" shall be deemed satisfied to the extent that there exists direct or indirect ownership representing a minimum ten percent (10%) ownership interest.

"Aggregate Buyer Payments" shall have the meaning given to such term in Section 15.1(a) hereof.

"Agreement" shall mean this Purchase and Sale Agreement and Joint Escrow Instructions dated as of the 1st day of May, 2017, by and between Seller and Buyer, together with all Exhibits and Schedules attached hereto.

"ALTA" shall mean American Land Title Association.

"ALTA Extended Coverage Policy" shall have the meaning given such term in Section 8.1(c) hereof.

"Approval Contingency Date" shall have the meaning given to such term in Section 15.1 hereof.

"Approvals" shall have the meaning given to such term in Section 2.4(a) hereof.

"Asserted Liability" shall have the meaning given to such term in Section 14.2(a) hereof.

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"Assignment and Assumption of Contracts" shall mean the Assignment and Assumption of Contracts, in the form of Exhibit E attached hereto and incorporated herein by reference.

"Assignment of Permits, Entitlements and Intangible Property" shall mean the Assignment of Permits, Entitlements and Intangible Property, in the form of Exhibit F attached and incorporated herein by reference.

"Assumed Contracts" shall have the meaning given to such term in Section 2.1(d) hereof.

“Basket” shall have the meaning given to such term in Section 14.1 hereof.

"Bill of Sale" shall mean the Bill of Sale, in the form of Exhibit C attached hereto and incorporated herein by reference.

"Books and Records" shall have the meaning given to such term in Section 2.1(f) hereof.

"Building" shall mean the building to be constructed on the Land by Seller consisting of approximately Seventy-Two Thousand Four Hundred Seventy-One (72,471) square feet, together with all related facilities and improvements.

"Business Day" shall mean a Calendar Day, other than a Saturday, Sunday or a day observed as a legal holiday by the United States federal government or the State of Maryland.

"Buyer" shall mean IIP Operating Partnership, LP, a Delaware limited partnership, its successors and assigns.

"Buyer Financing" shall have the meaning given to such term in Section 15.2 hereof.

"Buyer Party" shall have the meaning given to such term in Section 2.4(b) hereof.

"Buyer's Election Not to Terminate" shall have the meaning given to such term in Section 4.3 hereof.

"Buyer's Election to Terminate" shall have the meaning given to such term in Section 4.2 hereof.

"Calendar Day" shall mean any day of the week including a Business Day.

"Cash" shall mean legal tender of the United States of America represented by either: (a) currency; (b) a cashier's or certified check or checks currently dated, payable to Escrow Agent or order, and honored upon presentation for payment; or (c) immediately available funds wire transferred or otherwise deposited into Escrow Agent's account at Escrow Agent's direction.

"Certificate of Non-Foreign Status" shall mean that certain Certificate of Non-Foreign Status, in the form of Exhibit D attached hereto and incorporated herein by reference.

"Claims Notice" shall have the meaning given to such term in Section 14.2(a) hereof.

"Closing" shall have the meaning given to such term in Section 8.4 hereof.

"Closing Date" shall have the meaning given to such term in Section 8.4 hereof.

"Closing Deposit" shall have the meaning given to such term in Section 2.2(c) hereof.

"Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent federal revenue laws.

"Condemnation Proceeding" shall have the meaning given to such term in Section 8.3(a) hereof.

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"Construction Completion Deadline" shall have the meaning given to such term in Section 2.4(d) hereof.

"Construction Work" shall have the meaning given to such term in Section 2.4(a) hereof.

"Construction Work Representations" shall have the meaning given to such term in Section 2.4(f) hereof.

"Contractors" shall have the meaning given to such term in Section 2.4(c) hereof.

“Construction Contracts” shall mean all contracts entered into by Seller and any Contractor relating to the Construction Work.

"Contracts" shall mean all written or oral: (a) insurance, management, leasing, security, janitorial, cleaning, pest control, waste disposal, landscaping, advertising, service, maintenance, operating, repair, collective bargaining, employment, employee benefit, severance, franchise, licensing, supply, purchase, consulting, professional service, advertising, promotion, public relations and other contracts and commitments in any way relating to the Property or any part thereof, together with all supplements, amendments and modifications thereto; and (b) equipment leases and all rights and options of Seller thereunder, together with all supplements, amendments and modifications thereto. The term “Contracts” shall specifically exclude the Construction Contracts.

"Core and Shell Condition" shall have the meaning given to such term in Section 2.4(a) hereof.

"Core and Shell Construction Costs" shall have the meaning given to such term in Section 2.4(d) hereof.

"Cure Notice" shall have the meaning given to such term in Section 4.1(b) hereof.

"Cure Period" shall have the meaning given to such term in Section 16.1 hereof.

"Delinquent Revenues" shall have the meaning given to such term in Section 11.2(a)(i) hereof.

"Deposit" shall mean the Initial Deposit, together with all interest accrued thereon while in Escrow Agent's control.

"Disapproved Title Exceptions" shall have the meaning given to such term in Section 4.1(b) hereof.

"Disapproved Title Exceptions Notice" shall have the meaning given to such term in Section 4.1(b) hereof.

"Eastern Time" shall mean Eastern Standard Time (or Eastern Daylight Savings Time, whichever shall be in effect at the time in question).

"EBITDA" shall mean net income before interest, taxes, depreciation and amortization.

"EBITDA Condition" shall have the meaning given to such term in Section 2.4(e) hereof.

"EBITDA Documentation" shall have the meaning given to such term in Section 2.4(e) hereof.

"Effective Date" shall mean, provided that this Agreement has been executed and delivered by both Buyer and Seller, the later of (a) the date this Agreement is executed and delivered by Buyer or (b) the date this Agreement is executed and delivered by Seller, as such dates appear after each Party's signature herein below.

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"Environmental Laws" shall mean all present and future federal, state or local laws, ordinances, codes, statutes, regulations, administrative rules, policies and orders, and other authorities, which relate to the environment and/or which classify, regulate, impose liability, obligations, restrictions on ownership, occupancy, transferability or use of the Real Property, and/or list or define hazardous substances, materials, wastes, contaminants, pollutants and/or the Hazardous Materials including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as now or hereafter amended; the Resources Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as now or hereafter amended; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., as now or hereafter amended; the Clean Water Act, 33 U.S.C. Section 1251, et seq., as now or hereafter amended; the Clean Air Act, 42 U.S.C. Section 7901, et seq., as now or hereafter amended; the Toxic Substance Control Act, 15 U.S.C. Sections 2601 through 2629, as now or hereafter amended; the Public Health Service Act, 42 U.S.C. Sections 300f through 300j, as now or hereafter amended; the Safe Drinking Water Act, 42 U.S.C. Sections 300f through 300j, as now or hereafter amended; the Occupational Safety and Health Act, 29 U.S.C. Section 651, et seq., as now or hereafter amended; the Oil Pollution Act, 33 U.S.C. Section 2701, et seq., as now or hereafter amended; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001, et seq., as now or hereafter amended; the National Environmental Policy Act, 42 U.S.C. Section 4321, et seq., as now or hereafter amended; the Federal Insecticide, Fungicide and Rodenticide Act, 15 U.S.C. Section 136, et seq., as now or hereafter amended; the Medical Waste Tracking Act, 42 U.S.C. Section 6992, as now or hereafter amended; the Atomic Energy Act of 1985, 42 U.S.C. Section 3011, et seq., as now or hereafter amended; and any similar federal, state or local laws and ordinances and the regulations now or hereafter adopted, published and/or promulgated pursuant thereto and other state and federal laws relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, disposal or transportation of any Hazardous Materials.

"Escrow" shall have the meaning given to such term in Article 3 hereof.

"Escrow Agent" shall have the meaning given to such term in the preamble of this Agreement.

"Extension Election Deadline" shall have the meaning given to such term in Section 2.4(e) hereof.

"Final Plans" shall have the meaning given to such term in Section 2.4(a) hereof.

"General Provisions" shall have the meaning given to such term in Article 3 hereof.

"Guarantors" shall mean any Affiliates of Tenant that are entities and not individuals, now existing or formed prior to Closing, which conduct business in the State of Maryland in the cannabis industry.

"Guaranty" shall mean the Guaranty in the form attached as Exhibit E to the Lease.

"Hazardous Materials" shall mean all hazardous wastes, toxic substances, pollutants, contaminants, radioactive materials, flammable explosives, other such materials, including, without limitation, substances defined as "hazardous substances," "hazardous wastes," "hazardous materials," "toxic substances," "toxic pollutants," "petroleum substances," or "infectious waste" in any applicable laws or regulations including, without limitation, the Environmental Laws, and any material present on the Real Property that has been shown to have significant adverse effects on human health including, without limitation, radon, pesticides, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum products (including any products or by-products therefrom), lead-based paints and any material containing or constituting any of the foregoing, and any such other substances, materials and wastes which are or become regulated by reason of actual or threatened risk of toxicity causing injury or illness, under any Environmental Laws or other applicable federal, state or local law, statute, ordinance or regulation, or which are classified as hazardous or toxic under current or future federal, state or local laws or regulations.

"Improvements" shall mean all buildings, structures, fixtures, trade fixtures, systems, facilities, machinery, equipment and conduits that provide fire protection, security, heat, exhaust, ventilation, air conditioning, electrical power, light, plumbing, refrigeration, gas, sewer and water thereto (including all replacements or additions thereto) and other improvements now or hereafter located on the Land, including, but not limited to the Building, together with all water control systems, utility lines and related fixtures and improvements, drainage facilities, landscaping improvements, fencing, roadways and walkways, and all privileges, rights, easements, hereditaments and appurtenances thereto belonging.

"Indemnitees" shall have the meaning given to such term in Section 14.1 hereof.

"Independent Consideration" shall have the meaning given to such term in Section 2.2(b) hereof.

"Initial Deposit" shall have the meaning given to such term in Section 2.2(a) hereof.

"Initial Purchase Price" shall have the meaning given to such term in Section 2.2 hereof.

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"Intangible Property" shall have the meaning given to such term in Section 2.1(c) hereof.

"Investigation Period" shall have the meaning given to such term in Section 4.1 hereof.

"Joiner" shall have the meaning given to such term in Section 17.16 hereof.

"Land" shall mean that certain parcel of real property located in the City of Capitol Heights, Prince George's County, State of Maryland, the legal description of which is set forth on Exhibit A attached hereto and incorporated herein by reference.

"Lease" shall mean the Lease, in the form of Exhibit H attached hereto and incorporated herein by reference.

"Limited Guarantor" shall mean Richard S. Cohen, an individual.

"Limited Guaranty" shall mean the Guaranty in the form attached as Exhibit F to the Lease.

"Losses" shall have the meaning given to such term in Section 14.1 hereof.

"Maryland Medical-Use Cannabis License" shall have the meaning given to such term in Section 15.1 hereof.

"Material Loss" shall mean any damage, loss or destruction to any portion of the Real Property, the loss of which is equal to or greater than Three Hundred Fifty Thousand Dollars ($350,000.00) (measured by the cost of repair or replacement).

“Maximum Liability” shall have the meaning given to such term in Section 14.1 hereof.

"Monetary Obligations" shall mean any and all liens, liabilities and encumbrances placed, or caused to be placed, of record against the Real Property evidencing a monetary obligation which can be removed by the payment of money, including, without limitation, delinquent real property taxes and assessments, deeds of trust, mortgages, mechanic's liens, attachment liens, execution liens, tax liens and judgment liens. Notwithstanding the foregoing, the term "Monetary Obligations" shall not include and shall specifically exclude the liens, liabilities and encumbrances relating to the Permitted Title Exceptions and any matters caused by any act or omission of Buyer, or its agents or representatives.

"New Title Exceptions" shall have the meaning given to such term in Section 4.1(c) hereof.

"New Title Exceptions Approval Notice" shall have the meaning given to such term in Section 4.1(c) hereof.

"Non-Material Loss" shall mean damage, loss or destruction to any portion of the Real Property, the loss of which is less than Three Hundred Fifty Thousand Dollars ($350,000.00) (measured by the cost of repair or replacement).

"Notice" shall have the meaning given to such term in Section 17.2 hereof.

"Notice of Loss" shall have the meaning given to such term in Section 14.2(c) hereof.

"OFAC" shall have the meaning given to such term in Section 9.17 hereof.

"Operating Expenses" shall have the meaning given to such term in Section 11.2(a)(ii) hereof.

"Party" or "Parties" shall have the meaning given to such terms in the Preamble of this Agreement.

"Permits and Entitlements" shall have the meaning given to such term in Section 2.1(e) hereof.

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"Permitted Title Exceptions" shall have the meaning given to such term in Section 4.1(b) hereof.

"Person" shall mean any individual, corporation, partnership, limited liability company or other entity.

"Personal Property" shall have the meaning given to such term in Section 2.1(b) hereof.

"Phase I Completion Notice" shall have the meaning given to such term in Section 2.4(c) hereof.

"Phase I Construction Work Deliveries" shall have the meaning given to such term in Section 2.4(c) hereof.

"Preliminary Title Report" shall have the meaning given to such term in Section 4.1(b) hereof.

"Property" shall have the meaning given to such term in Section 2.1 hereof.

"Proration Date" shall have the meaning given to such term in Section 11.2(a) hereof.

"Purchase Option" shall have the meaning given to such term in Section 16.1 hereof.

"Purchase Option Exercise Notice" shall have the meaning given to such term in Section 16.1 hereof.

"Purchase Option Exercise Period" shall have the meaning given to such term in Section 16.1 hereof.

"Purchase Option Closing" shall have the meaning given to such term in Section 16.1(b) hereof.

"Purchase Option Closing Date" shall have the meaning given to such term in Section 16.1(b) hereof.

“Purchase Option Memorandum” shall mean the Purchase Option Memorandum in the form of Exhibit J attached hereto and incorporated herein by reference.

"Purchase Option Purchase Price" shall have the meaning given to such term in Section 16.1(a) hereof.

"Put Option" shall have the meaning given to such term in Section 15.1 hereof.

"Put Option Exercise Notice" shall have the meaning given to such term in Section 15.1 hereof.

"Put Option Exercise Period" shall have the meaning given to such term in Section 15.1 hereof.

"Put Option Closing" shall have the meaning given to such term in Section 15.1(b) hereof.

"Put Option Closing Date" shall have the meaning given to such term in Section 15.1(b) hereof.

"Put Option Purchase Price" shall have the meaning given to such term in Section 15.1(a) hereof.

"Real Property" shall have the meaning given to such term in Section 2.1(a) hereof.

"Revenues" shall have the meaning given to such term in Section 11.2(a)(i) hereof.

"Seller" shall mean PGHI LLC, a Maryland limited liability company.

"Seller's Deed" shall mean the Special Warranty Deed, in the form of Exhibit B attached hereto and incorporated herein by reference.

"Seller's Deliveries" shall have the meaning given to such term in Section 4.1(a) hereof.

"Senior Financing" shall have the meaning given to such term in Section 15.2 hereof.

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"Survey" shall have the meaning given to such term in Section 4.1(b) hereof.

"Taxes" shall have the meaning given to such term in Section 11.2(a)(iii) hereof.

"Tenant" shall mean Holistic Industries, LLC, a Maryland limited liability company.

“Termination of Purchase Option Memorandum” shall mean the Termination of Purchase Option Memorandum in the form of Exhibit K attached hereto and incorporated herein by reference.

"TI Allowance" shall have the meaning given to such term in the Lease.

"Title Insurer" shall mean Settlement Corp, 5301 Wisconsin Avenue, N.W. #710, Washington, D.C. 20015; TEL: 202-537-0005 x104; FAX: 202-537-1899; E-mail: tdeckelbaum@settlementcorp.com; Attn: Todd Deckelbaum, as agent for Westcor Land Title Insurance Company.

"Transaction Documents" shall mean Seller's Deed, the Bill of Sale, the Certificate of Non-Foreign Status, the Assignment and Assumption of Contracts, the Assignment of Permits, Entitlements and Intangible Property and all other instruments or agreements to be executed and delivered pursuant to this Agreement or any of the foregoing.

"Utilities" shall have the meaning given to such term in Section 9.16 hereof.

"Willco" shall have the meaning given to such term in Section 17.16 hereof.

ARTICLE 2

PURCHASE, PURCHASE PRICE AND PAYMENT

Section 2.1           Purchase and Sale of Property. Subject to the terms and conditions set forth in this Agreement, on the Closing, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase from Seller, all of the following property (collectively, the "Property"):

(a)          Real Property. The Land and the Improvements, together with all of Seller's right, title and interest in, to and under: (i) all easements, rights-of-way, development rights, entitlements, air rights and appurtenances relating or appertaining to the Land and/or the Improvements; (ii) all water wells, streams, creeks, ponds, lakes, detention basins and other bodies of water in, on or under the Land, whether such rights are riparian, appropriative, prospective or otherwise, and all other water rights applicable to the Land and/or the Improvements; (iii) all sewer, septic and waste disposal rights and interests applicable or appurtenant to or used in connection with the Land and/or the Improvements; (iv) all minerals, oil, gas and other hydrocarbons located in, on or under the Land, together with all rights to surface or subsurface entry; and (v) all streets, roads, alleys or other public ways adjoining or serving the Land, including any land lying in the bed of any street, road, alley or other public way, open or proposed, and any strips, gaps, gores, culverts and rights of way adjoining or serving the Land, free and clear of any and all liens, liabilities, encumbrances, exceptions and claims, other than the Permitted Title Exceptions (collectively, the "Real Property").

(b)          Personal Property. All security equipment and systems, fire prevention equipment and systems, and all other items of tangible personal property owned by Seller and used in connection with the operation of the Improvements (as opposed to the operation of the tenant to be located therein) and located on or about the Real Property, free and clear of any and all liens, liabilities, encumbrances, exceptions and claims, other than the Assumed Contracts (collectively, the "Personal Property").

(c)          Intangible Property. All of Seller's right, title and interest in and to (i) all warranties, guarantees and bonds from third parties, including, without limitation, contractors, subcontractors, materialmen, suppliers, manufacturers, vendors and distributors; (ii) all deposits, reimbursement rights, refund rights, receivables and other similar rights from any governmental or quasi-governmental agency to the extent pertaining to periods from and after the Closing and expressly excluding any of the foregoing to which Seller may be entitled by reason of payments or claims made prior to Closing; and (iii) all liens and security interests in favor of Seller, together with any instruments or documents evidencing same, free and clear of any and all liens, liabilities, encumbrances, exceptions and claims (collectively, the "Intangible Property").

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(d)          Assumed Contracts. All contracts, leases and agreements relating to the business, management and operations of the Property which Buyer has expressly agreed to assume in writing upon the Closing pursuant to a written notice by Buyer delivered to Seller prior to the expiration of the Investigation Period (collectively, the "Assumed Contracts"). In the event Buyer fails to deliver to Seller Buyer's written election to assume one or more of the Contracts pursuant to this Section 2.1(d), such failure shall be deemed to constitute Buyer's election not to assume any of the Contracts. Buyer acknowledges that none of the Construction Contracts shall be an Assumed Contract but that Buyer shall be required to permit each of Seller, Tenant, Willco and their respective representatives and contractors, agents and employees (the “Construction Parties”) access to the Property after Closing and Buyer shall cooperate with the Construction Parties following the Closing in order to enable the Construction Parties to cause the Construction Work to be completed.

(e)          Permits and Entitlements. All of Seller's right, title and interest in, to and under: (i) all permits, licenses, certificates of occupancy, approvals, authorizations and orders obtained from any governmental authority and relating to the Real Property or the business of owning, maintaining and/or managing the Real Property, including, without limitation, all land use entitlements, development rights, density allocations, certificates of occupancy, sewer hook-up rights and all other rights or approvals relating to or authorizing the ownership, operation, management and/or development of the Real Property (including but not limited all such rights or approvals necessary and appropriate for the Permitted Use (as defined in the Lease) recognizing that the Tenant under the Lease is the party that has the requisite license for such Permitted Use); (ii) all preliminary and final drawings, renderings, blueprints, plans and specifications (including "as-built" plans and specifications), and tenant improvement plans and specifications for the Improvements (including "as-built" tenant improvement plans and specifications); (iii) all maps and surveys for any portion of the Real Property; (iv) all items constituting the Seller's Deliveries; and (v) any and all other items of the same or similar nature pertaining to the Real Property, and all changes, additions, substitutions and replacements for any of the foregoing, free and clear of any and all liens, liabilities, encumbrances, exceptions and claims (collectively, the "Permits and Entitlements").

(f)           Books and Records. All books and records relating to the business of owning, operating, maintaining and/or managing the Property, including, without limitation, all accounting records, financial records, profit and loss statements and/or statements of expenses of incomes and liabilities, and reports of a similar nature and other records related to the Building, but excluding any documents or information which are deemed in good faith by Seller to be confidential or proprietary (collectively, the "Books and Records").

Section 2.2           Initial Purchase Price. The initial purchase price for the Property (the "Initial Purchase Price") shall be the sum of Eight Million Dollars ($8,000,000.00). The Initial Purchase Price shall be payable by Buyer to Seller in accordance with the following terms and conditions:

(a)          Initial Deposit. Within three (3) Business Days following the Effective Date, Buyer shall deposit into Escrow the sum of Four Hundred Thousand Dollars ($400,000.00), in the form of Cash, which amount shall serve as an earnest money deposit ("Initial Deposit"). Buyer may direct Escrow Agent to invest the Initial Deposit in one or more interest bearing accounts with a federally insured state or national bank designated by Buyer and approved by Escrow Agent. Subject to the applicable termination and default provisions contained in this Agreement: (i) the Initial Deposit shall remain in Escrow prior to the Closing; (ii) upon the Closing, the Initial Deposit shall be applied as a credit towards the payment of the Initial Purchase Price; and (iii) all interest that accrues on the Initial Deposit while in Escrow Agent's control shall belong to Buyer. Buyer shall complete, execute and deliver to Escrow Agent a W-9 Form, stating Buyer's taxpayer identification number at the time of delivery of the Initial Deposit. All references in this Agreement to the "Initial Deposit" shall mean the Initial Deposit and any and all interest that accrues thereon while in Escrow Agent's control.

(b)          Independent Consideration. Concurrently with Buyer's delivery of the Initial Deposit, Buyer shall deposit into Escrow the additional sum of One Hundred Dollars ($100.00) as independent consideration for Seller's execution of this Agreement (the "Independent Consideration"). Such Independent Consideration shall be non-refundable to Buyer under all circumstances, and upon the Closing, the Independent Consideration, together with all interest that accrues on the Independent Consideration while in Escrow Agent's control, shall be applied as a credit towards the payment of the Initial Purchase Price.

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(c)          Closing Deposit. The Initial Purchase Price less the Deposit ("Closing Deposit"), shall be paid by Buyer to Escrow Agent, in the form of Cash, pursuant to Section 7.1 hereof, and distributed by Escrow Agent to Seller on the Closing in accordance with the provisions of Section 12.1(c) hereof.

Section 2.3           Allocation. Prior to the Closing, Buyer and Seller shall agree on an allocation of the Initial Purchase Price for the Property. All allocations pursuant to this Section shall be made in accordance with Section 1060 of the Code, and Buyer and Seller agree to file their respective tax returns and reports (federal, state, local and foreign) consistent therewith in all respects. In the event that the Parties are unable to agree prior to the Closing upon such allocation, then, at either Party's election, the portion of the Initial Purchase Price allocated to the Personal Property and Intangible Property shall be in an amount equal to the net income tax basis of the Personal Property and Intangible Property respectively and the balance to the Real Property.

Section 2.4           Construction of Building; Additional Purchase Price.

(a)          Construction Work. Seller covenants and agrees that Seller shall undertake all actions necessary to complete the construction of the Building and related facilities and improvements in a good and workmanlike manner with licensed and insured contractors and in accordance with the plans and specifications described on Schedule 2.4 (the "Final Plans") and all applicable laws, regulations and codes including, without limitation, the Americans with Disabilities Act of 1990 (42 U.S.C. 12181, et seq., the provisions Governing Public Accommodations and Services Operated by Private Entities), and all regulations promulgated thereunder, and all amendments, revisions or modifications thereto (the "ADA”) (collectively the "Construction Work"). The Construction Work is anticipated to be conducted in two phases, with the initial phase to be deemed complete when the roof of the Building is complete to the point as determined by the general contractor that it is weather-tight permitting construction of the interior work to commence and the second-floor slab has been poured and permanent power has been delivered to the Building's main switchgear ("Core and Shell Condition"). For the duration of the Construction Work, Seller shall procure and maintain, or cause to be procured and maintained, all necessary permits, licenses, approvals and authorizations for the completion of the Construction Work (collectively, the "Approvals"). All of the Construction Contracts shall provide that Seller may assign such contracts and any warranties with respect to the Construction Work to Buyer; provided, for any Construction Contracts signed prior to the Effective Date that do not expressly provide for such assignment, Seller shall obtain and deliver to Buyer, as part of Seller’s Deliveries pursuant to Section 4.1(a), the written consent of the applicable third parties to allow for such assignment to Buyer. Seller shall prosecute the Construction Work diligently and continuously to completion, subject to force majeure delays. Seller shall cause all claims for labor done and materials and services furnished in connection with the Construction Work to be fully paid and discharged in a timely manner, recognizing that Seller shall be entitled to use the proceeds of sale at Closing for such purposes. Seller shall keep Buyer reasonably informed as to the status of the Construction Work, including submitting to Buyer minutes from any meetings and monthly status reports containing customary information with respect to the progress of the Construction Work and such other information as may be reasonably requested by Buyer or Buyer’s representative. Buyer and Buyer’s representatives shall have the right to inspect the Construction Work at reasonable times during ordinary business hours, and may have a representative of Buyer attend meetings relating to the Construction Work, provided Buyer is under no duty to supervise or inspect the Construction Work and in no event will any inspection by Buyer be deemed a representation that there has been or will be compliance with the Final Plans or that the construction is free from defective materials or workmanship. Seller assumes sole responsibility and liability for, and shall indemnify, defend and hold Buyer and its Indemnitees harmless against any Losses arising out of or relating to, any and all injuries or the death of any persons, including any Contractors or their respective employees, agents and invitees, and for any and all damages to property caused by, resulting from or arising out of any act or omission on the part of Seller, the Contractors or their respective employees, agents and invitees in the prosecution of the Construction Work, either prior to or after the Closing, excepting, however any of the foregoing to the extent directly resulting from any grossly negligent or willful act or omission of Buyer or any agent, employee or contractor of Buyer. Seller shall promptly notify Buyer of any construction defects for which Seller shall acquire actual knowledge and shall thereafter promptly correct any such defects at no cost or expense to Buyer.

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(b)          Insurance Requirements. At all times during the Construction Work, Seller shall maintain, or cause to be maintained the following insurance: (i) workers' compensation insurance as required by applicable laws recognizing that as of this date Seller has no employees so no such coverage shall be maintained; (ii) comprehensive or commercial general liability insurance against claims for personal injury (including bodily injury and death) and property damage, with a reasonably acceptable deductible, with a combined single limit for bodily injury and property damage of at least Two Million Dollars ($2,000,000.00) per occurrence; (iii) if Seller shall have any automobiles, trucks and other motor vehicles utilized in connection with the Construction Work (whether owned, hired or non-owned), then Seller shall ensure that the general contractor maintain owned, hired and non-owned automobile liability insurance covering use of all automobiles, trucks and other motor vehicles utilized in connection with the Construction Work with a combined single limit for bodily injury and property damage of at least One Million Dollars ($1,000,000.00) per occurrence; (iv) Builder’s Risk (Course of Construction) insurance CM 71 05 07 13 under a “Builder’s Risk Cause of Loss” form in an amount equal to the full replacement cost of the Construction Work, as well as materials and equipment intended for permanent installation at the Property, while such materials and equipment are in transit and while stored off site or worked upon away from the Property; and (v) any other insurance reasonably required by Buyer. Effective as of the Closing, (A) Seller shall cause Tenant, Buyer and any other party reasonably requested by Buyer (each, a "Buyer Party") to be listed on Seller's general liability insurance and automobile liability insurance (and such other insurance as may be required by Buyer) as additional insureds, as their interests may appear; (B) Seller’s insurer(s) providing builder’s risk insurance shall name Buyer as a loss payee on the policy; and (C) such insurance shall contain an endorsement expressly waiving any right of subrogation by the insurer against Tenant, Buyer and any Buyer Party. The foregoing insurance shall be primary and any other insurance maintained by Buyer and such additional insureds shall be non-contributing with respect to all claims or liabilities arising out of or resulting from acts or omissions by or on behalf of the named insured. Each of the insurance policies shall be issued by such companies authorized to do business in the State of Maryland and shall provide that such policy shall not be subject to material alteration or cancellation without thirty (30) days' notice in writing to be delivered to Buyer (unless such an endorsement is not offered by the insurer, in which case Seller shall provide such notice). Seller shall deliver to Buyer copies of the foregoing insurance policies or certificates of insurance upon Buyer's request, and at Closing, Seller shall provide Buyer with evidence of the required additional insureds endorsements. Should any policy of insurance expire or be canceled before the completion of the Construction Work and should Seller fail to immediately replace such insurance in accordance with the foregoing requirements, Buyer reserves the right, but shall not have the obligation, to procure such insurance at Seller's sole cost and expense. Seller shall also allow Buyer to inspect such evidence of insurance as Seller obtains from its Contractors. Seller shall be responsible for paying any deductible required to be paid under any insurance required to be carried pursuant to this Section with respect to the Construction Work.

(c)          Completion of Phase I Construction Work. At such time as the initial phase of the Construction Work has been completed and the Building is in Core and Shell Condition, Seller shall provide written notice to Buyer (the "Phase I Completion Notice") and shall deliver to Buyer the following (collectively, the "Phase I Construction Work Deliveries") (i) confirmation that the interior work is commencing as reflected in the construction meeting minutes, together with a letter from the architect confirming the completion of the roof and power to the Building; (ii) copies of receipts, invoices or other reasonable documentation showing the work or materials purchased or other evidence of the Core and Shell Construction Costs; (iii) unconditional final lien waivers and/or unconditional final lien releases, in the forms required under applicable law, from all contractors, subcontractors and material suppliers (collectively, the "Contractors") with respect to the all previously funded construction draws; (iv) a copy of the building permit and any other Approvals for the performance of the Construction Work that has been completed, to the extent not previously delivered; and (v) certificates of insurance required to be maintained by Seller or any Contractor, to the extent not previously delivered.

(d)          Payment of Additional Purchase Price. The additional purchase price for the Property (the "Additional Purchase Price") shall be equal to the actual, direct costs incurred by Seller to construct (including, without limitation all architectural, engineering, design and permitting costs) the Building to the Core and Shell Condition (the "Core and Shell Construction Costs"), provided in no event shall the Additional Purchase Price exceed Three Million Dollars ($3,000,000.00). To the extent that the Core and Shell Construction Costs exceed Three Million Dollars ($3,000,000.00), Seller shall not be entitled to reimbursement for such excess costs. Within fifteen (15) days of Buyer's receipt of the Phase I Completion Notice and all of the Phase I Construction Work Deliveries, Buyer shall wire the Additional Purchase Price to Seller, pursuant to wire instructions provided by Seller in the Phase I Completion Notice; provided, however, that (i) Buyer shall be entitled to deduct from the Additional Purchase Price any delinquent amounts that are due and payable by Tenant under the Lease; and (ii) in the event there is a material, nonmonetary default by Tenant under the Lease, Buyer shall be entitled to withhold from the Additional Purchase Price an amount equal to the reasonably estimated costs required to cure such default and protect Buyer from any potential loss as a result of such default until such default has been cured. Seller shall have until August 31, 2017 (the “Additional Purchase Price Deadline”) to deliver the Phase I Completion Notice and all of the Phase I Construction Work Deliveries and request payment of the Additional Purchase Price, provided the Additional Purchase Price Deadline shall be subject to extension on a day-for-day basis to the extent any events of force majeure cause an actual delay in the performance of the Construction Work and the completion of the Core and Shell Condition of the Building. Buyer shall have no obligation to pay the Additional Purchase Price in the event that Seller fails to timely deliver the Phase I Completion Notice and any of the Phase I Construction Work Deliveries on or before the Additional Purchase Price Deadline (as the same may be extended).

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(e)          Completion of Phase II Construction Work. Seller shall have until January 1, 2019 (the "Construction Completion Deadline") to complete the remaining Construction Work (the “Phase II Work”), including bringing the second floor of the Building to warm shell condition in accordance with all applicable laws, regulations and codes and the terms and conditions of this Section 2.4, at Seller's sole cost and expense. Notwithstanding the foregoing, Seller may, at Seller's option, elect to extend the Construction Completion Deadline to January 1, 2021 (the "Extended Construction Completion Deadline"), provided that Seller sends Buyer written notice of such election (the “Extension Election Notice”) given to Buyer by January 1, 2019 (the "Extension Election Deadline") in the event that Tenant has achieved an annualized EBITDA of at least Nine Million Dollars ($9,000.000.00) for the preceding six (6) month period prior to the date of such Extension Election Notice (the "EBITDA Condition"), which Extension Election Notice shall be accompanied by reasonable supporting documentation evidencing Tenant's satisfaction of the EBITDA Condition (the "EBITDA Documentation"). The Construction Completion Deadline, the Extended Construction Completion Deadline and the Extension Election Deadline shall each be extended by reason of any delay arising in the completion of the remaining Construction Work due to force majeure or any act or omission of Buyer, its agents, employees or contractors, which shall include, without limitation, any delay beyond five (5) business days in providing to Seller any required consents or approvals from Buyer required in connection with the Construction Work including, without limitation, any and all Phase II Work. The EBITDA Documentation shall be true, correct and complete in all material respects and shall not contain any misrepresentations or omissions of facts and delivery of such EBITDA Documentation shall be accompanied by a certification from an officer of Tenant confirming the foregoing. In the event that Seller fails to deliver such notice and evidence to Buyer on or before the Extension Election Deadline, Seller shall be deemed to have waived the right to extend the Construction Completion Deadline to the Extended Construction Deadline pursuant to this Section. Upon the completion of the Construction Work, Seller shall deliver to Buyer: (i) evidence satisfactory to Buyer that the Construction Work has been completed in accordance with the Final Plans (which shall be evidenced by a Certificate of Substantial Completion in the form of the American Institute of Architects document G704, executed by the project architect and general contractor); (ii) copies of receipts, invoices or other reasonable documentation showing the work or materials purchased or other evidence of the completion of the Construction Work (excluding documentation for the Core and Shell Construction Costs previously provided to Buyer); (iii) an electronic copy (CADD Files on disc) of all applicable drawings and specifications, including, but not limited to, architectural, mechanical, electrical, plumbing, civil and shop drawings, to the extent and if required for the Construction Work and/or Approvals; (iv) to the extent not previously delivered, a one (1) year workmanship warranty from each of the Contractors that have performed any Construction Work over $2,500 from the applicable date of completion of such Contractor’s applicable work, and all warranties (except to the extent such warranties relate to the Tenant’s equipment or trade fixtures) for any equipment installed as part of the Construction Work; and (v) certificates of insurance required hereunder to be maintained by Seller or any Contractor, to the extent not previously delivered.

(f)          Seller Representations. Seller covenants, represents and warrants that upon completion of the Construction Work, Seller shall assign to Buyer all of the Seller’s right, title and interest in and to the construction warranties given by the general contractor and by any other Contractor pertaining to the Construction Work (except to the extent such warranties related to Tenant’s equipment or trade fixtures) (collectively, the "Construction Work Representations").

ARTICLE 3

ESCROW

Within three (3) Business Days following the Effective Date, Seller and Buyer shall open an escrow ("Escrow") with Escrow Agent by: (a) Buyer depositing with Escrow Agent the Initial Deposit; and (b) Seller and Buyer delivering to Escrow Agent fully executed counterpart originals of this Agreement and fully executed counterpart originals of Escrow Agents' general provisions, which are attached hereto as Exhibit G ("General Provisions"). The date of such delivery shall constitute the opening of Escrow and upon such delivery, this Agreement shall constitute joint escrow instructions to Escrow Agent, which joint escrow instructions shall supersede all prior escrow instructions related to the Escrow, if any. Seller and Buyer hereby agree to promptly execute and deliver to Escrow Agent any additional or supplementary escrow instructions as may be necessary or convenient to consummate the transactions contemplated by this Agreement; provided, however, that neither the General Provisions, nor any such additional or supplemental escrow instructions shall supersede this Agreement, and in all cases this Agreement shall control, unless the General Provisions or such additional or supplemental escrow instructions expressly provide otherwise.

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ARTICLE 4
INVESTIGATION PERIOD; VOLUNTARY TERMINATION; TITLE

Section 4.1           Investigation Period. During the time period commencing upon the Effective Date of this Agreement, and terminating at 11:00 p.m. Eastern Time on May 22, 2017 (the "Investigation Period"), Buyer shall have the right to conduct and complete an investigation of all matters pertaining to the Property and Buyer's purchase thereof including, without limitation, the matters described in this Section 4.1.

(a)          Seller's Deliveries. Concurrently with the execution of this Agreement, Seller, at Seller's expense, shall cause to be delivered to Buyer, to the extent within its possession or reasonable control, true, correct and complete copies of all documents, agreements and other information relating to the Property listed on Schedule 1.0 attached hereto and incorporated herein by reference (collectively, the "Seller's Deliveries"). Seller will promptly deliver to Buyer supplements and/or updates of Seller's Deliveries to the extent such items are received by Seller prior to Closing. During the Investigation Period, Buyer shall have the right to conduct and complete an investigation of all matters pertaining to Seller's Deliveries and all other matters pertaining to the Property and Buyer's acquisition thereof. In this regard, Buyer shall have the right to contact the Seller's management, the Tenant's or any other prospective tenant's management, governmental agencies and officials and other parties and make reasonable inquiries concerning Seller's Deliveries and any and all other matters pertaining to the Property. Seller agrees to reasonably cooperate with Buyer in connection with Buyer's investigation of Seller's Deliveries and all other matters pertaining to the Property.

(b)          Preliminary Title Report/Survey. Seller has delivered to Buyer a copy of Seller’s title policy covering the Real Property, together with copies of all documents referred to as exceptions therein, and within one (1) Business Day following the Effective Date, Buyer shall order, or cause to be ordered, a current preliminary title report ("Preliminary Title Report"), from Title Insurer. On or before the Closing Date, Buyer shall cause a current ALTA Survey of the Real Property to be prepared by a surveyor licensed under the laws of the state where the Real Property is located, which ALTA Survey shall be in form and substance reasonably satisfactory to Buyer, and which ALTA survey shall be prepared in accordance with the 2011 ALTA/ACSM Minimum Standard Detail Requirements with such Table A items selected by Buyer and any other standards of Buyer ("Survey"). Not later than 8:00 p.m. Eastern Time on May 17, 2017, Buyer shall have the right to notify Seller in writing ("Disapproved Title Exceptions Notice") of Buyer's disapproval of any matters set forth in the Preliminary Title Report and the Survey ("Disapproved Title Exceptions"). In the event Buyer timely delivers to Seller a Disapproved Title Exceptions Notice, Seller shall have the right, but not the obligation (except with respect to Disapproved Title Exceptions that constitute Monetary Obligations, as set forth below), to agree to cure one or more of the Disapproved Title Exceptions by giving Buyer written notice ("Cure Notice") of such election not later than 8:00 p.m. Eastern Time on May 19, 2017. Following the timely receipt of a Disapproved Title Exceptions Notice from Buyer, if Seller fails to timely deliver a Cure Notice to Buyer, then Seller shall be deemed to have elected not to cure any of the Disapproved Title Exceptions. A Disapproved Title Exception shall be deemed to have been cured if Seller causes such item to be removed from the record title of the Real Property and not listed as a title exception in Schedule B of the ALTA Extended Coverage Policy prior to the Closing or otherwise cures such Disapproved Title Exception as determined by Buyer in Buyer's sole and absolute discretion.

In the event Seller timely elects (or is deemed to have timely elected) not to cure the Disapproved Title Exceptions, then prior to the expiration of the Investigation Period, Buyer may elect: (y) to terminate this Agreement and the Escrow pursuant to the provisions of Section 4.2 hereof; or (z) to not terminate this Agreement and the Escrow pursuant to Section 4.3 hereof, in which case those Disapproved Title Exceptions which are not cured and which are not Monetary Obligations which Seller is obligated to cure on or before the Closing pursuant to Section 5.1(e) hereof, shall be deemed to constitute Permitted Title Exceptions.

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Following the timely receipt of a Disapproved Title Exceptions Notice from Buyer, if Seller elects to cure one or more of the Disapproved Title Exceptions, then Seller shall have until the last Business Day immediately preceding the Closing Date to cure the applicable Disapproved Title Exceptions. In the event Seller: (A) timely elects to cure the Disapproved Title Exceptions; and (B) fails to timely cure any Disapproved Title Exceptions that Seller has elected to cure on or before the Closing Date, then Seller shall be in default under this Agreement and, in such a case, at any time on or before the Closing Date, Buyer may elect to either: (1) continue this Agreement in effect without modification and purchase and acquire the Property in accordance with the terms and conditions of this Agreement, subject to such Disapproved Title Exceptions (which will be deemed to constitute "Permitted Title Exceptions"); or (2) terminate this Agreement and the Escrow pursuant to the provisions of Section 8.6(a) hereof. Notwithstanding any provision in the Agreement to the contrary, pursuant to Section 5.1(e) hereof, Seller shall be obligated to cure all Monetary Obligations on or before the Closing.

Fee title to the Real Property shall be conveyed by Seller to Buyer subject only to the following exceptions to title (collectively, the "Permitted Title Exceptions"):

(i)          Non-delinquent real and personal property taxes and assessments;

(ii)         The lien of supplemental taxes, if any;

(iii)        Any lien voluntarily imposed by Buyer;

(iv)        The rights of Tenant under the Lease;

(v)         Any matters set forth in the Preliminary Title Report and the Survey that are approved by Buyer in accordance with the procedures and within the time periods set forth in Section 4.1(b) hereof;

(vi)        All New Title Exceptions approved by Buyer pursuant to Section 4.1(c) hereof; and

(vii)       The Purchase Option Memorandum.

(c)          New Title Exceptions. In the event that prior to the Closing, any new title exceptions are discovered by or revealed to Seller, which new title exceptions were not otherwise set forth or referred to in the Preliminary Title Report and which new title exceptions were not caused by Buyer ("New Title Exceptions"), Seller shall deliver written notice to Buyer disclosing the existence of such New Title Exceptions, together with copies of all underlying documents. Each such New Title Exception shall be deemed to constitute a Disapproved Title Exception except to the extent Buyer gives Seller written notice of Buyer's approval ("New Title Exceptions Approval Notice") of one or more New Title Exceptions within five (5) Business Days (but in no event later than the Closing Date, which date shall be extended to allow for delivery of the New Title Exceptions Approval Notice five (5) Business Days prior to Closing) after the date of Buyer's receipt of Seller's written notice of the existence of such New Title Exceptions. In the event Buyer timely delivers to Seller a New Title Exceptions Approval Notice, those New Title Exceptions approved by Buyer pursuant to the New Title Exceptions Approval Notice shall be deemed to constitute Permitted Title Exceptions and the remaining New Title Exceptions shall continue to constitute Disapproved Title Exceptions. Seller and Buyer shall each have the same rights and remedies with respect to a New Title Exception as set forth in Section 4.1(b) above with respect to any New Title Exception which is not approved by Buyer pursuant to a New Title Exceptions Approval Notice (and which is therefore deemed to constitute a Disapproved Title Exception), provided Seller shall have a period of two (2) Business Days from receipt of Buyer’s New Title Exceptions Approval Notice to elect to cure any Net Title Exception that constitutes a Disapproved Title Exception and Buyer shall have two (2) Business Days after receipt of Seller’s election (or deemed election) not to cure such Disapproved Title Exception to elect to either terminate the Agreement and the Escrow (in which case the termination provisions set forth in Section 8.5(c) shall govern) or waive such Disapproved Title Exception. The Closing Date shall automatically be extended as needed to allow for the notice and response periods provided in this Section. A New Title Exception shall be deemed to have been cured if Seller causes such item to be removed from record title to the Real Property and not listed as a title exception in Schedule B of the ALTA Extended Coverage Policy prior to the Closing or otherwise cures such New Title Exception as determined by Buyer in Buyer's sole and absolute discretion.

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In the event Seller does not timely cure one or more of those New Title Exceptions which are deemed to constitute Disapproved Title Exceptions that Seller has elected to cure, then Buyer may elect, at any time on or before the Closing Date, to either: (A) continue this Agreement in effect without modification and purchase and acquire the Property in accordance with the terms and conditions of this Agreement, subject to such New Title Exceptions (which will be deemed to constitute "Permitted Title Exceptions"); or (B) terminate this Agreement and the Escrow pursuant to the provisions of Section 8.6(a) hereof. Notwithstanding any provision in this Agreement to the contrary, in no event shall the term "Permitted Title Exceptions" include any Monetary Obligations, and Seller hereby agrees to and shall remove all Monetary Obligations on or before the Closing.

(d)          Physical Inspection. Subject to the limitations set forth in this Section 4.1(d), during the Investigation Period, Buyer shall have the right, at Buyer's expense, to make non-invasive inspections (including tests, surveys and other studies) of the Real Property and all matters relating thereto, including, but not limited to, soils and geologic conditions, location of property lines, utility availability and use restrictions, environmental conditions, the manner or quality of the construction of the Improvements, the habitability, merchantability, marketability, profitability or fitness for a particular purpose of the Real Property, the effect of applicable planning, zoning and subdivision statutes, ordinances, regulations, restrictions and permits, the character and amount of any fees or charges that must be paid to further develop, improve and/or occupy the Real Property and all other matters relating to the Real Property. During the Investigation Period, Buyer and its agents, contractors and subcontractors shall have the right to enter upon the Real Property, at reasonable times during ordinary business hours, to make non-invasive inspections and tests as Buyer deems reasonably necessary and which may be accomplished without causing any material damage to the Real Property and which may be accomplished without delaying the on-going construction activities at the Real Property. Prior to entry onto the Real Property, Buyer shall provide Seller with a certificate of insurance evidencing that Buyer maintains a commercial general liability policy that names Seller as an additional insured, in an amount of not less than $2,000,000. Buyer agrees that any on-site inspections must be conducted only during the hours of between 6:00 a.m. and 3:00 p.m. on Mondays-Fridays, and at the option of Seller, shall be conducted in the presence of a Seller representative. All such on-site inspections must be preceded by not less than one (1) Business Day’s prior written notice to Seller and shall comply with any customary requirements imposed by the general contractor on access to on-going construction sites. Buyer agrees to check-in with the on-site superintendent prior to proceeding with any such on-site inspection. Buyer agrees to indemnify, defend and hold Seller harmless from and against any and all claims, actions, suits, losses or damages (including, without limitation reasonable attorney’s fees and court costs) arising out of the entry onto the Real Property by Buyer prior to Closing, and the commencement or conduct by Buyer, its agents, employees and contractors of activities prior to Closing on the Real Property allowed hereunder, including, but not limited to, personal injury (including death) and property damage. Buyer shall not permit any construction, mechanic’s, materialman’s or other lien to be filed against the Real Property as the result of any work, labor, service or materials performed or furnished by, for or to Buyer, its employees, agents and/or contractors. If any such lien shall at any time be filed against the Real Property, Buyer shall, without expense to Seller, cause the same to be discharged of record by payment, bonds, order of a court of competent jurisdiction or otherwise, within twenty (20) days after Buyer’s notice thereof. Buyer shall indemnify, defend and hold harmless Seller against any and all Losses arising out of the filing of any such liens and/or the failure of Buyer to cause the discharge thereof as same is provided herein. Buyer shall return and restore the Real Property to substantially its original physical condition immediately prior to such inspections or tests.

(e)          Investigation of Permits and Entitlements, Contracts, Intangible Property, Personal Property and Other Property. During the Investigation Period, Buyer shall have the right, at Buyer's expense, to conduct and complete an investigation of all matters pertaining to the Permits and Entitlements, Contracts, Intangible Property, Personal Property and all other items of Property and Buyer's acquisition thereof. In this regard, at all times prior to the Closing, Buyer shall have the right to contact governmental officials and other parties with Seller concerning the Permits and Entitlements, Contracts, Intangible Property, Personal Property and all other items of Property, and Buyer shall have no liability whatsoever arising from its investigation; provided, however Buyer shall provide Seller with at least one (1) Business Day’s advance notice and an opportunity to be present or participate in any such contacts with governmental officials (excluding a request for the customary zoning letter for the Title Insurer or any information requested from government officials by Buyer’s consultant in connection with a phase I environmental audit); provided, however, that Buyer shall not be required to provide Seller with such notice and an opportunity to be present with respect to any general inquiries of governmental officials Buyer desires to make without referencing Seller, Tenant or the Property in any specificity. Seller agrees to reasonably cooperate with Buyer in connection with its investigation of the Permits and Entitlements, Contracts, Leases, Intangible Property, Personal Property and all other matters pertaining thereto.

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(f)          Investigation of Tenant. During the Investigation Period, Buyer shall have the right, at Buyer's expense, to conduct and complete an investigation of the Tenant, including, but not limited to, conducting interviews with Tenant's management or employees and investigating Tenant's financial information, business, prospects, compliance with applicable laws and regulations and any other matters that Buyer, in its sole discretion, deems appropriate (but subject to the applicable provisions set forth in Section 4.1(e)), provided Buyer shall not inquire about Tenant to any governmental officials without Seller’s prior consent, not to be unreasonably withheld, conditioned or delayed, and providing Seller with at least one (1) Business Day’s advance notice and an opportunity to be present or participate in any such contacts with governmental officials.

In the event Buyer disapproves or finds unacceptable, in Buyer's sole and absolute discretion, any matters reviewed by Buyer during the Investigation Period or for any other reason or no reason, Buyer may elect to terminate this Agreement and the Escrow pursuant to the provisions of Section 4.2 hereof.

Section 4.2           Election to Terminate. In the event Buyer desires to terminate this Agreement and the Escrow for any reason or for no reason whatsoever, Buyer may elect to terminate this Agreement and the Escrow at any time: (a) by giving Seller written notice of Buyer's election to terminate ("Buyer's Election to Terminate"), not later than 11:00 p.m. Eastern Time on the date of expiration of the Investigation Period; and/or (b) by failing to timely deliver to Seller Buyer's Election Not to Terminate pursuant to Section 4.3 hereof, which failure shall be deemed to constitute Buyer's Election to Terminate this Agreement and the Escrow pursuant to this Section 4.2.

Upon any election (including any deemed election) by Buyer to terminate this Agreement and the Escrow pursuant to this Section 4.2, this Agreement shall automatically terminate (other than those provisions which expressly provide that they survive any termination of this Agreement). Within two (2) Business Days after Buyer delivers Buyer's Election to Terminate to Seller pursuant to this Section 4.2 (or within two (2) Business Days after Buyer is deemed to have elected to terminate this Agreement and the Escrow pursuant to this Section 4.2, as applicable), and without the need of any further authorization or consent from Seller, Escrow Agent shall cause to be paid to Buyer the Deposit. Seller and Buyer shall execute such cancellation instructions as may be necessary to effectuate the cancellation of the Escrow, as may be required by Escrow Agent. Any escrow cancellation, title cancellation or other cancellation costs in connection therewith shall be borne by Seller.

Upon the termination of this Agreement, Buyer shall, at Seller’s election and at no cost to Seller (but without representation or warranty of any kind), furnish to Seller copies of any third-party reports received by Buyer relating to any of the Inspections. Upon any termination of this Agreement (other than a termination resulting from a default by Seller), Buyer shall at Seller’s request, at no cost to Buyer assign all of its right, title and interest in any such third party reports to Seller (without representation or warranty of any kind). This Section 3.4 shall survive the Closing and/or the termination of this Agreement in all events.

Section 4.3           Election Not to Terminate. In the event Buyer desires not to terminate this Agreement and the Escrow, on or before 8:00 p.m. Eastern Time on the date of expiration of the Investigation Period, Buyer shall deliver written notice to Seller of Buyer's election not to terminate this Agreement ("Buyer's Election Not to Terminate"). In the event Buyer fails to timely deliver to Seller Buyer's Election Not to Terminate in accordance with the provisions of this Section 4.3, such failure shall be deemed to constitute Buyer's Election to Terminate this Agreement in accordance with the terms and conditions of Section 4.2 hereof.

Section 4.4           Confidentiality; Public Announcements.

(a)          Buyer's Obligations. Buyer shall treat all of Seller's Deliveries as confidential and proprietary information of Seller. Buyer shall hold such information in confidence and shall not disclose such information or materials to any third-parties other than Title Insurer, Escrow Agent and Buyer's attorneys, employees, agents, consultants, contractors, subcontractors, accountants, investors and lender as deemed reasonably necessary or appropriate by Buyer in Buyer’s discretion. The covenants of Buyer set forth in this Section 4.4 shall not apply to any confidential information that: (a) is, or subsequently becomes, part of the public domain other than as a result of a breach of this Agreement by Buyer; (b) was communicated to Buyer from other sources at the time of disclosure by Seller to Buyer and such prior knowledge can be reasonably demonstrated by Buyer; and/or (c) is required by law to be disclosed, including applicable securities laws. Nothing contained herein shall preclude Buyer from disclosing all or any portion of such confidential information or materials: (1) pursuant to or in connection with a judicial order, governmental inquiry, subpoena, or other legal process; (2) as necessary or appropriate in connection with, or in order to prevent, an audit; and/or (3) in order to initiate, defend or otherwise pursue legal proceedings between the Parties in connection with this Agreement. The covenants and agreements of Buyer set forth in this Section 4.4(a) hereof shall survive the Closing, but only with respect to information contained in Seller’s Deliveries that pertains to the Tenant, subject to the exceptions as set forth herein, including with respect to any disclosures required under applicable securities laws.

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(b)          Public Announcements. Neither Seller, nor any of Seller's Affiliates, successors or assigns, shall make any public announcements regarding the existence of this Agreement, the terms of this Agreement and/or the transactions contemplated herein without the prior written approval of Buyer, which approval may be granted or withheld in the sole and absolute discretion of Buyer. Seller further acknowledges that in the event Buyer does not terminate this Agreement prior to the expiration of the Investigation Period, Buyer will be making certain disclosures to its investors in the form of a press release statement, which disclosures will include certain material terms relating to the Agreement and which shall be subject to Seller’s prior reasonable approval to verify the accuracy thereof. The covenants and agreements of Seller set forth in this Section 4.4(b) hereof shall survive the Closing indefinitely.

Section 4.5          As-Is. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, WITH THE EXCEPTION OF THE SELLER’S COVENANTS SET FORTH IN SECTION 2.4 HEREOF WITH RESPECT TO THE CONSTRUCTION WORK AND EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, BUYER HEREBY EXPRESSLY ACKNOWLEDGES AND AGREES THAT BUYER HAS OR WILL HAVE, PRIOR TO THE END OF THE INVESTIGATION PERIOD, THE OPPORTUNITY TO INSPECT AND EXAMINE THE PROPERTY. BUYER HEREBY FURTHER ACKNOWLEDGES AND AGREES THAT BUYER IS RELYING SOLELY UPON ITS INSPECTIONS AND THAT BUYER IS PURCHASING THE PROPERTY ON AN “AS IS”, “WHERE IS” AND “WITH ALL FAULTS” BASIS, WITHOUT REPRESENTATIONS, WARRANTIES OR COVENANTS, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT OR CONTAINED IN THE CLOSING DOCUMENTS TO BE DELIVERED BY SELLER PURSUANT TO THIS AGREEMENT (COLLECTIVELY “SELLER’S WARRANTIES”), BUYER IS NOT RELYING ON (AND SELLER AND EACH OF THE OTHER SELLER PARTIES DOES HEREBY DISCLAIM AND RENOUNCE) ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, FROM SELLER OR ANY OTHER PARTY ON BEHALF OF SELLER, OTHER THAN THE SELLER’S WARRANTIES, AS TO: (i) THE OPERATION OF THE PROPERTY OR THE INCOME POTENTIAL, USES, OR MERCHANTABILITY OR FITNESS OR ANY PORTION OF THE PROPERTY FOR A PARTICULAR PURPOSE; (ii) THE PHYSICAL CONDITION WHETHER VISIBLE OR NOT, OF THE PROPERTY OR THE CONDITION OR SAFETY OF THE PROPERTY OR ANY IMPROVEMENTS THEREON, INCLUDING, PLUMBING, SEWER, HEATING, VENTILATING AND AIR CONDITIONING, LIFE SAFETY, BUILDING MANAGEMENT, VERTICAL TRANSPORTATION, AND ELECTRICAL SYSTEMS, ROOFING, AIR CONDITIONING, FOUNDATIONS, SOILS AND GEOLOGY, INCLUDING HAZARDOUS MATERIALS, LOT SIZE, OR SUITABILITY OF THE PROPERTY OR ANY IMPROVEMENTS THEREON FOR A PARTICULAR PURPOSE; (iii) THE PRESENCE OR ABSENCE, LOCATION OR SCOPE OF ANY HAZARDOUS MATERIALS IN, AT, OR UNDER THE PROPERTY; (iv) WHETHER THE APPLIANCES, IF ANY, PLUMBING OR UTILITIES ARE IN WORKING ORDER; (v) THE HABITABILITY OR SUITABILITY FOR OCCUPANCY OF ANY STRUCTURE AND THE QUALITY OF ITS CONSTRUCTION; (vi) WHETHER THE IMPROVEMENTS ARE STRUCTURALLY SOUND, IN GOOD CONDITION, OR IN COMPLIANCE WITH APPLICABLE MUNICIPAL, COUNTY, STATE OR FEDERAL STATUTES, CODES OR ORDINANCES, INCLUDING ZONING LAWS; (vii) THE ACCURACY OF ANY STATEMENTS, CALCULATIONS OR CONDITIONS STATED OR SET FORTH IN SELLER’S BOOKS AND RECORDS CONCERNING THE PROPERTY OR SET FORTH IN ANY OF SELLER’S OFFERING MATERIALS WITH RESPECT TO THE PROPERTY; (viii) THE DIMENSIONS OF THE PROPERTY OR THE ACCURACY OF ANY FLOOR PLANS, SQUARE FOOTAGE, LEASE ABSTRACTS, SKETCHES, REVENUE OR EXPENSE PROJECTIONS RELATED TO THE PROPERTY; (ix) THE OPERATING PERFORMANCE, THE INCOME AND EXPENSES OF THE PROPERTY OR THE ECONOMIC STATUS OF THE PROPERTY; (x) THE ABILITY OF BUYER TO OBTAIN ANY AND ALL NECESSARY GOVERNMENTAL APPROVALS OR PERMITS FOR BUYER’S INTENDED USE AND DEVELOPMENT OF THE PROPERTY; (xi) THE LEASING STATUS OF THE PROPERTY OR THE INTENTIONS OF ANY PARTIES WITH RESPECT TO THE NEGOTIATION AND/OR EXECUTION OF ANY LEASE FOR ANY PORTION OF THE PROPERTY; AND (xii) SELLER’S OWNERSHIP OF ANY PORTION OF THE PROPERTY. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING SOLID WASTE, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., PART 261, OR THE DISPOSAL OR EXISTENCE, IN OR ON THE PROPERTY, OF ANY HAZARDOUS SUBSTANCE, AS DEFINED BY THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, AND APPLICABLE STATE LAWS, AND REGULATIONS PROMULGATED THEREUNDER. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT TO THE EXTENT OF SELLER’S WARRANTIES OR SELLER’S COVENANTS SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS TO BE DELIVERED BY SELLER PURSUANT TO THIS AGREEMENT, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY, AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER. BUYER, WITH BUYER’S COUNSEL, HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT, AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF. BUYER ACKNOWLEDGES AND AGREES THAT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH HEREIN ARE AN INTEGRAL PART OF THIS AGREEMENT, AND THAT SELLER WOULD NOT HAVE AGREED TO SELL THE PROPERTY TO BUYER FOR THE PURCHASE PRICE WITHOUT THE DISCLAIMER AND OTHER AGREEMENTS SET FORTH IN THIS AGREEMENT. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT (E.G., THE CONSTRUCTION WORK), AND AS A MATERIAL INDUCEMENT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY SELLER, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “as is, where is” condition and basis “with all faults” SUBJECT TO ALL OF ITS LATENT AND PATENT DEFECTS”. THE FOREGOING SHALL NOT LIMIT THE SCOPE OR EFFECT OF THE SELLER’S WARRANTIES.

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Buyer acknowledges, represents and warrants that Buyer is not in a significantly disparate bargaining position with respect to Seller in connection with the transaction contemplated by this Agreement; that Buyer freely and fairly agreed to the acknowledgments and waivers above contained in this Article as part of the negotiations for the transaction contemplated by this Agreement; that Buyer is represented by legal counsel in connection with this transaction and Buyer has conferred with such legal counsel concerning this waiver.

The terms and provisions of this Section 4.5 shall survive Closing and/or termination of this Agreement.

ARTICLE 5
PRE-CLOSING OBLIGATIONS OF SELLER AND BUYER

Section 5.1           Seller's Pre-Closing Obligations. Seller hereby covenants and agrees as follows:

(a)          Operations. During the time period commencing upon the Effective Date and terminating upon the Closing or the earlier termination of this Agreement, subject to the provisions of Sections 2.4 and 8.3 hereof, Seller shall operate and manage the Real Property substantially in accordance with its customary practices as of the Effective Date.

(b)          Maintenance. During the time period commencing upon the Effective Date and terminating upon the Closing or the earlier termination of this Agreement, subject to the provisions of Sections 2.4 and 8.3 hereof, Seller shall maintain the Real Property in substantially its present condition as of the Effective Date, recognizing that the construction activities thereon are on-going, subject to normal wear and tear, and Seller shall not diminish the quality or quantity of maintenance and upkeep services heretofore provided to the Real Property.

(c)          Notices/Violations. During the time period from the Effective Date to the Closing or earlier termination of this Agreement, Seller shall promptly deliver to Buyer any and all notices and/or other written communications delivered to or received from: (i) any party under any of the Contracts or any of the Construction Contracts; and/or (ii) any governmental authority. During the time period from the Effective Date to the Closing or earlier termination of this Agreement, Seller shall deliver to Buyer prompt notice of: (A) the occurrence of any inspections of the Property by any governmental authority; (B) any actual or alleged default by a party to any Contract or any Construction Contract; (C) any notices of violations of laws, ordinances, orders, directives, regulations or requirements issued by, filed by or served by any governmental agency against or affecting Seller, Tenant, any Guarantor, the Limited Guarantor or any part or aspect of the Property.

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(d)          Contracts; Construction Contracts. During the time period commencing upon the Effective Date and terminating upon the Closing or the earlier termination of this Agreement, subject to the provisions of Section 8.3 hereof, Seller shall administer and timely perform all of its material obligations under the Contracts and the Construction Contracts. Furthermore, during the time period commencing upon the date of delivery by Buyer to Seller of Buyer's Election Not to Terminate pursuant to Section 4.3 hereof and terminating on the Closing or the earlier termination of this Agreement, as applicable, Seller shall not terminate, amend or modify any of the Assumed Contracts or enter into any new Contract, without the prior written consent of Buyer in each instance, which consent may be granted or withheld in Buyer's sole discretion. Seller agrees that, except for the Assumed Contracts, prior to the Closing, Seller shall be responsible for terminating all Contracts and other obligations (including, but not limited to, any and all management, listing and/or leasing agreements) relating to the maintenance, operation, management and leasing of the Property, and Seller shall be liable for any risks, costs and penalties related to such termination.

(e)          Monetary Obligations. Seller shall pay and satisfy in full any and all Monetary Obligations on or before the Closing Date.

(f)           New Liens, Liabilities or Encumbrances. Seller shall not cause, grant or permit any new liens, liabilities, encumbrances or exception to title to the Property or amend any existing title exceptions without the prior written consent of Buyer in each instance, which consent may be granted or denied in the sole and absolute discretion of Buyer.

(g)          Termination of Negotiations. Seller shall terminate all negotiations with any other Person other than Buyer for the sale or disposition of the Property.

Section 5.2           SEC Requirements. Upon Buyer's written request, for a period of two (2) years following the Closing, Seller shall make Seller's Books and Records available to Buyer for inspection, copying and audit by Buyer's designated accountants to enable or assist any of the public reporting entities, or their successors and assigns, to make any necessary or appropriate filings, if, as and when such filing may be required by the Securities and Exchange Commission or otherwise by applicable law. Furthermore, and without limiting the foregoing, for a period of two (2) years following the Closing, Seller, or, in the event Seller is dissolved, an Affiliate of Seller acceptable to Buyer in Buyer's sole but reasonable discretion, shall execute the form of audit letter from the Buyer's designated accountants, as and when requested by Buyer. For a minimum of thirteen (13) months following the Closing, Seller shall not dissolve or liquidate and shall remain an active entity in good standing in the State of Maryland. The covenants and agreements set forth in this Section 5.2 hereof shall survive the Closing for a period of two (2) years.

ARTICLE 6
SELLER'S DELIVERIES

Section 6.1           Seller's Deliveries to Escrow Agent at Closing. On or before 5:00 p.m. Eastern Time on the last Business Day prior to the Closing Date, Seller shall deliver to Escrow Agent the items described in this Section 6.1.

(a)          Seller's Deed. One (1) original of Seller's Deed, duly executed and acknowledged by Seller. Pursuant to Section 12.1(a) hereof, all documentary transfer tax information shall be affixed to Seller's Deed after recordation.

(b)          Bill of Sale. One (1) original of the Bill of Sale, duly executed by Seller.

(c)          Certificate of Non-Foreign Status. One (1) original of the Certificate of Non-Foreign Status, duly executed and acknowledged by Seller.

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(d)          Assignment and Assumption of Contracts. If there are any Assumed Contracts, two (2) counterpart originals of the Assignment and Assumption of Contracts, duly executed by Seller.

(e)          Assignment of Permits, Entitlements and Intangible Property. Two (2) counterpart originals of the Assignment of Permits, Entitlements and Intangible Property, duly executed by Seller.

(f)          Access Agreement. Two (2) counterpart originals of the Access Agreement, duly executed by Seller and Tenant.

(g)          REA Notice. A copy of a letter from Seller to each party to any reciprocal easement and/or other easement or restrictive agreement which effect the Real Property stating that the Real Property has been sold and that all notices under the such agreement relating to the Real Property should now be addressed to Buyer, if any such agreements require such notice.

(h)          Seller's Charges. In addition to the Purchase Price and other funds deposited by Buyer with Escrow Agent, such funds as may be required to: (a) discharge all Monetary Obligations; and (b) pay any amounts required to be paid by Seller in accordance with the provisions of Article 11 hereof, in the form of Cash.

(i)           Seller's Affidavits; Certificates and Evidence of Authority. (a) Any and all affidavits, indemnifications, lien releases and/or waivers and any other written documentation required by the Title Insurer as a condition to the issuance of the ALTA Extended Coverage Policy; and (b) to the extent required by the Title Insurer, Escrow Agent and/or Buyer, as applicable, evidence that Seller and those acting for Seller have due authority to consummate the transaction contemplated by this Agreement, as modified through the Closing including, without limitation, certified copies of the corporate or other resolutions authorizing the transaction contemplated by this Agreement.

(j)           Purchase Option Memorandum. One (1) counterpart original of the Purchase Option Memorandum, duly executed and acknowledged by Seller.

(k)          Termination of Purchase Option Memorandum. One (1) original of the Termination of Purchase Option Memorandum, duly executed and acknowledged by Seller.

(l)           Seller's Closing Statement. Seller's Closing Statement, duly executed by Seller.

(m)          Additional Documents. Such additional documents, instructions or other items as may be necessary or appropriate to comply with the provisions of this Agreement and to effect the transactions contemplated hereby.

Section 6.2           Seller's Deliveries to Buyer at Closing. On or before the Closing, Seller shall deliver to Buyer the items described in this Section 6.2.

(a)          Assumed Contracts, Permits and Entitlements and Intangible Property. Originals, or if the originals are not available, copies of all of the Assumed Contracts, Permits and Entitlements and Intangible Property in Seller's possession or control.

(b)          Books and Records. The originals, or if the originals are not available, copies of all of the Books and Records in Seller's possession or control, to the extent not previously delivered by Seller to Buyer.

(c)          Keys. All keys and security cards, if any, relating to the Real Property, and such additional documents, instructions or other items as may be necessary to operate any security systems on the Real Property.

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ARTICLE 7
BUYER'S DELIVERIES

On or before 12:00 p.m. Eastern Time on the Closing Date, Buyer shall deliver to Escrow Agent the items described in this Article 7.

Section 7.1           Closing Deposit. The Closing Deposit for the Property pursuant to Section 2.2(c) hereof.

Section 7.2          Assignment and Assumption of Contracts. If there are any Assumed Contracts, two (2) counterpart originals of the Assignment and Assumption of Contracts, duly executed by Buyer.

Section 7.3           Assignment of Permits, Entitlements and Intangible Property. Two (2) counterpart originals of the Assignment of Permits, Entitlements and Intangible Property, duly executed by Buyer.

Section 7.4           Access Agreement. Two (2) counterpart originals of the Access Agreement, duly executed by Buyer.

Section 7.5           Buyer's Charges. In addition to the Initial Purchase Price and other funds deposited by Buyer with Escrow Agent, funds sufficient to pay all amounts required to be paid by Buyer in accordance with the provisions of Article 11 hereof, in the form of Cash.

Section 7.6           Buyer's Closing Statement. Buyer's Closing Statement, duly executed by Buyer.

Section 7.7           Buyer's Affidavits; Certificates and Evidence of Authority. To the extent required by the Title Insurer, Escrow Agent and/or Seller, as applicable, evidence that Buyer and those acting for Buyer have due authority to consummate the transaction contemplated by this Agreement, as modified through the Closing including, without limitation, certified copies of the corporate or other resolutions authorizing the transaction contemplated by this Agreement.

Section 7.8           Additional Documents. Such additional documents, instructions or other items as may be necessary or appropriate to comply with the provisions of this Agreement and to effect the transactions contemplated hereby.

ARTICLE 8
CONDITIONS TO CLOSING; CLOSING;
DEFAULT; REMEDIES

Section 8.1           Conditions to Obligations of Buyer. The Closing of the transaction contemplated pursuant to this Agreement and Buyer's obligation to purchase the Property are subject to satisfaction, prior to the Closing Date, of all of the conditions set forth below, the determination of satisfaction of which shall be made by Buyer, in its sole but reasonable discretion. Seller hereby acknowledges and agrees that each of the conditions set forth in this Section 8.1 are for the benefit of Buyer and may only be waived by Buyer in its sole and absolute discretion.

(a)          Delivery of Items. Seller shall have timely delivered to Escrow Agent all of the items to be delivered by Seller pursuant to Section 6.1 hereof. Seller shall have timely delivered to Buyer all of the items to be delivered by Seller pursuant to Section 6.2 hereof.

(b)          Performance of Obligations. Seller shall have timely performed and satisfied in all material respects all of the obligations under this Agreement to be performed by Seller prior to the Closing, including, without limitation, all of Seller's obligations under Section 5.1 hereof.

(c)          Title Commitment. Title Insurer is committed to issue an American Land Title Association Owner's Policy of Title Insurance with Extended Coverage (ALTA Form 2006), or its state equivalent, with liability in the amount of the Initial Purchase Price, insuring that fee title to the Real Property is vested in Buyer, subject only to: (i) the exclusions listed in the "Exclusions from Coverage" of the ALTA Extended Coverage Title Policy; and (ii) the Permitted Title Exceptions, together with such endorsements as may be reasonably requested by Buyer including, without limitation, the following endorsements, as applicable: (i) to the extent available, zoning (undeveloped land); (ii) comprehensive; (iii) restrictions coverage; (iv) access; (v) survey; (vi) subdivision; (vii) utility facility; (viii) contiguity; (ix) separate tax parcel(s); (x) environmental lien; (xi) mechanics' lien coverage; and (xii) removal of the arbitration clause (collectively, the "ALTA Extended Coverage Policy").

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(d)          Representations and Warranties. All of Seller's representations and warranties set forth in this Agreement (except for the Construction Work Representations if the Construction Work has not been completed by Closing) shall be true and correct in all material respects on the Closing Date as though made at the time of the Closing. Without limiting the foregoing, on or before the Closing Date, Seller shall have delivered to Buyer a written certificate, duly executed by Seller, certifying that all of the representations and warranties of Seller set forth in this Agreement are true and correct as of the Closing, subject to such modifications as may be required by reason of the then state of facts or conditions known to Seller.

(e)          Litigation. No suit, action, claim or other proceeding shall have been instituted or threatened against Seller which results, or reasonably might be expected to result, in the transactions contemplated by this Agreement being enjoined or declared unlawful, in any lien attaching to or against the Property and/or in any liabilities or obligations being imposed upon Buyer or the Property, other than the Permitted Title Exceptions, the Lease and the Assumed Contracts, if any.

(f)          Bankruptcy. No suit, action, claim or other proceeding shall have been instituted or threatened against Seller, Tenant, any Guarantor or the Limited Guarantor under the U.S. Bankruptcy Code or any state law for relief of debtors or which results, or which reasonably might be expected to result, in the transactions contemplated by this Agreement being enjoined or declared unlawful, in any lien attaching to or against the Property or in any new liabilities or obligations being imposed upon Buyer or the Property.

(g)          Damage or Destruction. Subject to Section 8.3 hereof, there shall have been no Material Loss.

(h)          Condemnation Proceeding. Subject to Section 8.3 hereof, no Condemnation Proceeding shall have been instituted or be threatened against all or any portion of the Real Property.

(i)            Termination of Contracts. Except for any Assumed Contracts that Buyer has expressly agreed to assume at Closing, all of the Contracts that would be binding on Buyer or the Property following the Closing shall have been terminated effective as of a date not later than the Closing Date, and Seller shall have paid all amounts due under such Contracts up to and through the effective date of termination, including, without limitation, any termination fees or similar payments, and neither Buyer nor the Property shall be bound thereby or have any liability or obligations thereunder.

(j)            Change in Conditions. There shall have been no adverse change with respect to: (i) the ownership, operation or occupancy or the financial or physical condition of the Property or any part thereof (subject to Section 8.3 hereof).

(k)           No Moratorium. No moratorium, statute or regulation of any governmental agency or order or ruling of any court shall have been enacted, adopted or issued after the expiration of the Investigation Period that would adversely affect Buyer's proposed use or development of the Real Property.

(l)           Tenant Condition. From the Effective Date through the Closing Date, there shall not have occurred a change, event, state of facts or development that has had or would reasonably be expected to have, individually or in the aggregate, a significant adverse effect on the business, financial condition, prospects, assets or results of operations of Tenant.

(m)          Lease Condition. Buyer shall have received the following: (i) the Lease, duly executed by Tenant; (ii) a Guaranty, duly executed by each Guarantor; and (iii) the Security Deposit (as defined in the Lease).

Buyer may waive any of the conditions set forth in this Section 8.1 by delivery of written notice to Seller on or before the Closing. Without limiting the foregoing, Escrow Agent shall assume that each of the conditions set forth in Section 8.1(b) shall have been satisfied as of the Closing Date, unless Buyer shall have given written notice to the contrary to Escrow Agent on or before the Closing Date.

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Section 8.2           Conditions to Obligations of Seller. The Closing of the transactions contemplated pursuant to this Agreement and the obligation of Seller to sell, convey, assign, transfer and deliver the Property to Buyer are subject to satisfaction, prior to the Closing Date, of all of the conditions set forth below, the determination of the satisfaction of which shall be made by Seller, in its sole but reasonable discretion. Buyer hereby acknowledges and agrees that each of the conditions set forth in this Section 8.2 are for the benefit of Seller and may only be waived by Seller in its sole but reasonable discretion.

(a)          Delivery of Items. Buyer shall have timely delivered to Escrow Agent all of the items to be delivered by Buyer pursuant to Article 7 hereof.

(b)          Performance of Obligations. Buyer shall have performed all of the obligations of Buyer under this Agreement to be performed by Buyer prior to the Closing.

Seller may waive any of the conditions precedent set forth in this Section 8.2 by delivery of written notice thereof to Buyer. Escrow Agent shall assume that each of the conditions set forth in this Section 8.2 shall have been satisfied as of the Closing Date, unless Seller shall have given written notice to the contrary to Escrow Agent on or before the Closing Date.

Section 8.3           Casualty; Condemnation Proceeding.

(a)          Material Loss. In the event that, prior to the Closing, the Real Property shall suffer a Material Loss or Seller shall receive notice of the commencement or the threat of commencement of any eminent domain or condemnation proceeding which involves any portion of the Real Property ("Condemnation Proceeding"), Seller shall immediately notify Buyer of such Material Loss or Condemnation Proceeding and, in such a case: (i) Buyer shall have the right to terminate this Agreement and the Escrow pursuant to the terms of Section 8.5(a) hereof; or (ii) accept the Property in its then-existing condition and purchase and acquire the Property in accordance with the terms and conditions of this Agreement, subject to the terms and conditions described in this Section 8.3. In the event of a Material Loss, if Buyer exercises its right to purchase and acquire the Property in its present condition, then Seller shall pay or assign to Buyer on the Closing any and all casualty insurance proceeds previously paid or payable to Seller, and Buyer shall be entitled to a credit against the Initial Purchase Price in an amount equal to any insurance deductible, as well as an amount equal to the estimated costs, fees and expenses to repair and/or restore to its prior condition the uninsured portion of the Material Loss, less any reasonable out-of-pocket costs expended by Seller in connection with the repair or restoration of the Property, as evidenced by invoices and other reasonably supporting documentation delivered by Seller to Buyer. In the event of a Condemnation Proceeding, if Buyer exercises its right to purchase and acquire the Property in its present condition, then Seller shall pay or assign to Buyer on the Closing any amount of compensation, awards or other payments or relief previously paid or payable to Seller resulting from such Condemnation Proceeding. Buyer's termination right or Buyer's acceptance right shall be exercised by written notice to Seller within thirty (30) Calendar Days (but in no event later than the Closing Date) after Buyer receives written notice from Seller of the occurrence of the Material Loss or Condemnation Proceeding.

(b)          Non-Material Loss. In the event that, prior to the Closing, the Real Property shall suffer a Non-Material Loss, Seller shall immediately notify Buyer of such Non-Material Loss and, in such a case, Buyer shall be obligated to purchase the Property (in its then-existing condition) in accordance with the terms and conditions of this Agreement, subject to the terms and conditions of this Section 8.3(b). In such a case, Seller shall pay and assign to Buyer on the Closing any and all casualty insurance proceeds previously paid or payable to Seller, and Buyer shall also be entitled to a credit against the Initial Purchase Price in an amount equal to any insurance deductible, as well as an amount equal to the estimated costs, fees and expenses to repair and/or restore to its prior condition the uninsured portion of the Non-Material Loss (in the case of a Material Loss that is insurable), less any reasonable out-of-pocket costs expended by Seller in connection with the repair or restoration of the Property, as evidenced by invoices and other reasonably supporting documentation delivered by Seller to Buyer. In the event such Non-Material Loss is not covered by insurance, then Buyer shall be entitled to an offset against the Initial Purchase Price in an amount equivalent to the monetary value of such Non-Material Loss.

Section 8.4           Closing. The closing of the transaction contemplated by this Agreement ("Closing") shall take place at the offices of Escrow Agent or at such other location as may be mutually agreed upon by Seller and Buyer, on the date that is seven (7) Calendar Days following the expiration of the Investigation Period (as the same may be extended pursuant to this Agreement or by mutual written agreement of the parties, the "Closing Date").

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Section 8.5           Failure of Conditions to Closing; No Default by Seller or Buyer.

(a)          Failure of Buyer's Closing Conditions. In the event one or more of Buyer's conditions to the Closing set forth in Section 8.1 hereof are not satisfied by Seller or otherwise waived by Buyer on or before the Closing Date, and the failure of such conditions to be satisfied is not a result of a default by Seller or Buyer in the performance of their respective obligations under this Agreement, then Buyer shall have the right to extend the Closing Date for such period of time as reasonably necessary for Seller to satisfy such condition, not to exceed sixty (60) Calendar Days in the aggregate, by giving written notice to Seller. If Buyer does not make such election to extend, or if Buyer makes such election but such condition is not satisfied within such extended period, then Buyer shall have the right to terminate this Agreement and the Escrow by giving written notice of such termination to Seller. Upon any election by Buyer to terminate this Agreement and the Escrow pursuant to this Section 8.5(a), the provisions of Section 8.5(c) hereof shall govern.

(b)          Failure of Seller's Closing Conditions. In the event one or more of Seller's conditions to the Closing set forth in Section 8.2 hereof are not satisfied by Buyer or otherwise waived by Seller on or before the Closing Date, and the failure of such conditions to be satisfied is not a result of a default by Seller or Buyer in the performance of their respective obligations under this Agreement, then Seller shall have the right to extend the Closing Date for such period of time as reasonably necessary for Buyer to satisfy such condition, not to exceed sixty (60) Calendar Days in the aggregate, by giving written notice to Buyer. If Seller does not make such election to extend, or if Seller makes such election but such condition is not satisfied within such extended period, then Seller shall have the right to terminate this Agreement and the Escrow by giving written notice of termination to Buyer. Upon any election by Seller to terminate this Agreement and the Escrow pursuant to this Section 8.5(b), the provisions of Section 8.5(c) shall govern.

(c)          Termination Provisions. In the event either party elects to terminate this Agreement and the Escrow for the reasons and in accordance with the provisions set forth in this Section 8.5, then: (i) this Agreement shall automatically terminate (other than those provisions which expressly provide that they survive any termination of this Agreement); (ii) Escrow Agent shall immediately cause the Deposit to be paid to Buyer without the need of any further written authorization or consent from Seller; and (iii) Seller and Buyer shall execute such escrow cancellation instructions as may be necessary to effectuate the cancellation of the Escrow as may be required by Escrow Agent. Any Escrow cancellation, title cancellation and other cancellation charges shall be borne equally by Seller and Buyer.

Section 8.6           Failure of Conditions to Closing; Default by Seller or Buyer. In the event either Seller or Buyer defaults in the performance of any of their respective obligations to be performed prior to the Closing, other than in the case of (i) Buyer's termination pursuant to Sections 4.2 or 8.5(a) hereof, (ii) Seller's termination pursuant to Section 8.5(b) hereof, or (iii) a default under Section 6.1 or Article 7, and such default is not cured within five (5) Business Days following written notice from the non-breaching party, then the non-breaching party may elect the applicable remedies set forth in this Section 8.6, which remedies shall constitute the sole and exclusive remedies of the non-breaching party with respect to a default by the other party under this Agreement.

(a)          Remedies of Buyer. In the event Buyer is the non-breaching party, as its sole and exclusive remedy, Buyer may elect to: (i) terminate this Agreement and the Escrow by giving Seller written notice describing Seller's default and setting forth Buyer's election to immediately terminate this Agreement and the Escrow; or (ii) pursue the equitable remedy of specific performance of this Agreement. In the event Buyer elects to terminate this Agreement and the Escrow pursuant to Section 8.6(a)(i) hereof, then Escrow Agent shall immediately cause the Deposit to be paid to Buyer without the need of any further authorization or consent from Seller pursuant to the provisions of Section 8.6(d) hereof. Furthermore, in the event Buyer elects to terminate this Agreement and the Escrow pursuant to Section 8.6(a)(i) hereof by reason of breach by Seller under this Agreement, then Seller shall also reimburse and pay to Buyer an amount equal to all out-of-pocket costs, fees and expenses (including legal fees and costs), paid or incurred by Buyer in connection with this Agreement and/or in connection with its investigation of the Property up to a cap of Seventy-Five Thousand Dollars ($75,000.00).

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(b)          Remedies of Seller. In the event Seller is the non-breaching party, as Seller's sole and exclusive remedy, Seller may elect to terminate this Agreement and the Escrow by giving Buyer written notice describing Buyer's default and setting forth Seller's election to immediately terminate this Agreement and the Escrow. In the event Seller elects to terminate this Agreement and the Escrow pursuant to this Section 8.6(b) after expiration of the Investigation Period, the sole and exclusive remedy of Seller for such breach shall be to receive the amount specified as liquidated damages pursuant to Section 8.6(c) hereof. Notwithstanding any provision to the contrary set forth in this Agreement, under no circumstance shall Seller be entitled to pursue the equitable remedy of specific performance in the event that Buyer fails to complete the purchase of the Property in accordance with the terms and conditions of this Agreement.

(c)          SELLER'S LIQUIDATED DAMAGES. IF BUYER FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT AFTER EXPIRATION OF THE INVESTIGATION PERIOD (OTHER THAN AS A RESULT OF BUYER'S ELECTION TO TERMINATE PURSUANT TO SECTIONS 4.2, 8.5(a) OR 8.6(a) HEREOF, AND OTHER THAN IN THE CASE OF SELLER'S TERMINATION PURSUANT TO SECTION 8.5(b) HEREOF), BY REASON OF THE DEFAULT OF BUYER, SELLER SHALL BE RELEASED FROM ITS OBLIGATION TO SELL THE PROPERTY TO BUYER. IN SUCH A CASE, SELLER AND BUYER AGREE THAT IT WOULD BE DIFFICULT OR IMPOSSIBLE TO DETERMINE THE AMOUNT OF DAMAGES OF SELLER AS A RESULT OF ANY SUCH BREACH BY BUYER, AND, ACCORDINGLY, AS SELLER'S SOLE AND EXCLUSIVE REMEDY AT LAW OR IN EQUITY (OTHER THAN AN ACTION TO ENFORCE THE PROVISIONS OF THIS AGREEMENT), SELLER SHALL BE ENTITLED TO RECEIVE AND RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES IN THE EVENT OF A DEFAULT BY BUYER, AND THE PAYMENT OF SUCH LIQUIDATED DAMAGES TO SELLER SHALL CONSTITUTE THE EXCLUSIVE REMEDY OF SELLER ON ACCOUNT OF THE DEFAULT BY BUYER.

/s/ JG	/s/ RS
SELLER'S INITIALS	BUYER'S INITIALS

(d)          Termination Provisions. In the event either Party elects to terminate this Agreement and the Escrow for the reasons and in accordance with the provisions set forth in this Section 8.6, then: (i) this Agreement will automatically terminate (other than those provisions which expressly provide that they survive any termination of this Agreement) without any further acts of either Seller or Buyer; (ii) Seller and Buyer shall execute such escrow cancellation instructions as may be necessary to effectuate the cancellation of the Escrow as may be required by Escrow Agent; and (iii) Escrow Agent shall immediately cause the Deposit to be distributed and paid in accordance with the provisions of this Agreement. The breaching party hereunder shall pay any and all escrow and title costs (including cancellation costs) incurred in connection herewith.

(e)          Post-Closing Default. For the avoidance of doubt, once the Closing has occurred, the provisions of this Section 8.6 shall not apply or govern with respect to any default or breach under this Agreement.

(f)          Survival. The provisions of this Article 8 shall survive the Closing or any termination of this Agreement.

ARTICLE 9
REPRESENTATIONS AND WARRANTIES OF SELLER

In addition to the representations, warranties and covenants of Seller contained elsewhere in this Agreement, Seller hereby makes the following representations and warranties, each of which is material and being relied upon by Buyer and shall be true as of the date hereof and as of the Closing:

Section 9.1           Organization, Power and Authority. Seller is a limited liability company duly organized and validly existing under the laws of the State of Maryland. Seller has all requisite power and authority to own the Property, to execute and deliver this Agreement and the Transaction Documents to which Seller is a party, and to perform its obligations hereunder and thereunder and effect the transactions contemplated hereby and thereby. All requisite limited liability company, partnership or other action has been taken to authorize and approve the execution, delivery and performance by Seller of this Agreement and the Transaction Documents to which Seller is a party.

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Section 9.2           No Conflicts. The execution, delivery and performance by Seller of this Agreement and the Transaction Documents to which Seller is a party, and the consummation of the transactions contemplated hereby and thereby, will not: (a) violate any provision of the organizational documents of Seller; (b) violate, conflict with or result in a breach of or default under any term or provision of any contract or agreement to which Seller is a party or by or to which Seller or any of its assets or properties are or may be bound or subject; or (c) violate any order, judgment, injunction, award or decree of any court or arbitration body, or any governmental, administrative or regulatory authority, or any other body, by or to which Seller or the Property are or may be bound or subject.

Section 9.3           Non-Foreign Status. Seller is not a "foreign person" as such term is defined in Section 1445 of the Code.

Section 9.4           Litigation and Condemnation. Seller has not received written notice of and, to the best of Seller's knowledge and belief, there are no: (a) pending or threatened claims, actions, suits, arbitrations, proceedings (including condemnation proceedings) or investigations by or before any court or arbitration body, any governmental, administrative or regulatory authority, or any other body, against or affecting the Property or the transactions contemplated by this Agreement; and (b) orders, judgments or decrees of any court or arbitration body, any governmental, administrative or regulatory authority, or any other body, against or affecting the Property or the transactions contemplated by this Agreement.

Section 9.5           Liabilities. Upon the Closing, neither Buyer nor the Property will be subject to any liabilities or obligations, whether secured, unsecured, accrued, absolute, contingent or otherwise, that relate to Seller's ownership of the Property prior to the Closing, other than the Permitted Title Exceptions (which for purposes hereof shall include, without limitation, the obligations of the “Landlord” under the Lease arising from and after Closing) and the Assumed Contracts.

Section 9.6           Fees. There are no impact, mitigation or similar fees owing or payable in connection with the construction, development, installation and/or operation of the Real Property.

Section 9.7           Mechanic's Liens; Construction Contracts. There are no fees, dues or other charges which are due, owing or unpaid in connection with the construction of or any repairs to the Real Property, including, without limitation, in connection with the Construction Work. There are no pending or threatened claims which may or could ripen with the passage of time into a mechanic's lien upon the Real Property as the result of any contract, agreement or work performed on the Real Property, including, without limitation, with respect to the Construction Work and the Construction Contracts. The Construction Contracts are in full force and effect and no event has occurred which with the giving of notice or the passage of time or both would result in a default thereunder. In no event shall the occurrence of any of the above matters resulting by reason of any act or omission of Buyer give rise to a failure of this representation to remain true and correct as of the Closing.

Section 9.8           Contracts and Assumed Contracts. All of the Contracts other than the Construction Contracts are terminable without penalty upon not more than thirty (30) Calendar Days' notice (other than Contracts that constitute Permitted Title Exceptions). There are no Contracts with any person or entity relating to the Property which must be assumed by Buyer (or which will be deemed assumed by the Buyer upon the Buyer becoming the owner of the Property), other than the Assumed Contracts and Permitted Title Exceptions. The Assumed Contracts, if any, are in full force and effect and constitute valid and enforceable agreements of Seller, free and clear of all liens, charges, encumbrances and adverse claims, and no event has occurred which with the giving of notice or the passage of time or both would result in a default thereunder. Seller has obtained, or on or before the Closing will have obtained, all requisite consents of third parties to the assignment to and assumption by Buyer of the Assumed Contracts.

Section 9.9           Taxes and Assessments. There are no pending or threatened improvements, liens, or special assessments made or to be made against the Property by any governmental authority.

Section 9.10         Leases. There are no leases, occupancy agreements or other rights for any third party to occupy or use the Property, other than pursuant to the Permitted Title Exceptions.

Section 9.11         Intentionally Omitted.

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Section 9.12         Compliance with Laws. To Seller’s knowledge, Seller has complied, and is currently in compliance with, all federal (except solely with respect to any federal law that directly conflicts with state and local cannabis laws, regulations and ordinances), state and local laws, regulations and ordinances applicable to the development, ownership, operation, maintenance and management of the Real Property, and/or otherwise applicable to Seller, including, without limitation, all laws, regulations and ordinances relating to zoning, planning, land use and building restrictions, construction, Environmental Laws, subdivision, fire, health and safety, disability, alcoholic beverage sales and the cultivation, processing, storing and distributing of cannabis, cannabis-infused products and materials derived from or used in the cultivation, processing, storing and distribution of cannabis. Seller has no notice or knowledge of a violation of any such laws, rules or regulations that remains uncured. Seller has no notice or knowledge that any government agency or any employee or official considers the construction of the Real Property or its operation or use to have failed to comply with any law, ordinance, regulation or order or that any investigation has been commenced or is contemplated respecting any such possible failure of compliance. Seller has not received from any insurance company or Board of Fire Underwriters any notice, which remains uncured, of any defect or inadequacy in connection with the Real Property or its operation.

Section 9.13         Environmental Matters. To the best of Seller's knowledge, and except as may otherwise be disclosed in the reports listed on Schedule 2.0 attached hereto and incorporated herein by reference: (i) the Improvements are free from Hazardous Materials; (ii) the soil, surface water and ground water of, under, on or around the Real Property are free from Hazardous Materials; (iii) the Real Property has never been used for or in connection with the manufacture, refinement, treatment, storage, generation, transport or hauling of any Hazardous Material (A) in excess of levels permitted by or (B) in violation of applicable Environmental Laws, nor has the Real Property been used for or in connection with the disposal of any Hazardous Materials; and (iv) the Real Property is now and at all times has been in compliance with all Environmental Laws.

Section 9.14         Permits and Entitlements. Seller has obtained all governmental permits, licenses, approvals and authorizations (including, but not limited to, the Permits and Entitlements) required as of the Effective Date for the Construction Work that has been completed, and all such permits, licenses, approvals and authorizations (including, but not limited to, the Permits and Entitlements) are in full force and effect and, to the extent the same are material, are transferable to Buyer. Upon Tenant obtaining a license from the Maryland Medical Cannabis Commission, Tenant shall be permitted under applicable state laws to cultivate and process cannabis plant parts and resins into products and store the same for transport in accordance with such license.

Section 9.15         Dependent Properties. Other than as set forth in that certain Declaration recorded at the time of Seller’s acquisition of the Property, the continued maintenance, occupancy and operation of the Real Property is not now, and on the Closing Date will not be, dependent to any extent on improvements or facilities located at any other property, and the continued maintenance, occupancy and operation of any other property is not dependent to any extent on improvements or facilities located on the Real Property (including, but not limited to, the Improvements or the Personal Property).

Section 9.16         Utilities. Upon delivery of the Phase I Completion Notice, the Real Property shall be connected to water, sanitary sewer, storm water, gas, electricity, oil, telephone, cable and other utilities required under the Final Plans (collectively, the "Utilities"). To the best of Seller's knowledge and belief, none of the Utilities and/or any of the lines, pipes, conduits, valves, pumps, heads, hoses, tubes, or related equipment or facilities, are located outside the boundaries of the Real Property and/or encroach onto any adjoining real property, or, to the extent that such Utilities and/or any of the lines, pipes, conduits, valves, pumps, heads, hoses, tubes, or related equipment or facilities, are located outside the boundaries of the Real Property and/or encroach onto any adjoining real property, the same do so in accordance with legal, valid and enforceable permanent non-terminable easements, which will inure to the benefit of Buyer, its successors and assigns, as the owner of the Real Property.

Section 9.17         Prohibited Persons and Transactions. Neither Seller, nor any of its affiliates, nor any of their respective members or partners, and none of their respective officers or directors is, nor prior to Closing, or the earlier termination of this Agreement, will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under the regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated Blocked Persons List) or under any U.S. statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action and is not, and prior to Closing or the earlier termination of this Agreement will not, engage in any dealings or transactions with or be otherwise associated with such persons or entities.

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Section 9.18         Integrity of Documents. Seller has furnished to Buyer all items constituting Seller's Deliveries and to Seller’s knowledge, all of the information contained in Seller's Deliveries is true and correct and contains no misrepresentations or omissions of facts. To Seller’s knowledge, the information contained in the attached Exhibits and Schedules is true and correct in all respects and contains no misrepresentations or omissions of facts. To Seller’s knowledge, the representations and warranties of Seller contained in this Agreement are true and correct in all respects and contain no misrepresentations or omissions of facts.

Section 9.19         Option to Purchase/Right of First Refusal. Seller has not previously granted any option to purchase the Property or any right of first refusal with respect to the Property and, to the best of Seller's knowledge, no such options to purchase or rights of first refusal with respect to the Property are in existence.

Section 9.20         Guarantors. As of the Closing, the entities that have executed and delivered a Guaranty to Buyer constitute all of the Affiliates of Tenant that are entities and which conduct business in the State of Maryland in the cannabis industry.

Section 9.21         Survival. The representations and warranties of Seller set forth in Sections 9.1, 9.2, 9.17 and 9.19 hereof, as well as the right and ability of Buyer to enforce the same and/or to seek damages for its breach, shall survive the Closing. The representations and warranties of Seller set forth in Sections 9.3 through 9.16, inclusive, and Sections 9.18 and 9.19 hereof, as well as the right and ability of Buyer to enforce the same and/or to seek damages for their breach, shall survive the Closing for a period of six (6) months following the earlier of the date that Buyer has paid or the date that Buyer is required to pay to Seller the Additional Purchase Price. All claims, whether known or unknown, for breach by Seller of a representation or warranty as set forth in Sections 9.3 through 9.16 and Sections 9.18 and 9.19 hereof, inclusive, hereof, must be asserted in writing by Buyer and delivered to Seller on or before the expiration of such six (6) month period or otherwise such claims shall be invalid and of no force or effect and Seller shall have no liability with respect thereto.

Section 9.22         Seller's Representations and Warranties. The continued accuracy in all material respects of the aforesaid representations and warranties is a condition precedent to Buyer's obligation to close. If any of said representations and warranties are not correct in all respects at the time the same is made or as of Closing and Seller had no knowledge of such inaccuracy when the representation or warranty was made (or when deemed remade at Closing) or if such warranty or representation becomes inaccurate on or prior to Closing other than by reason of Seller's default hereunder, Buyer may, upon being notified in writing by Seller of such occurrence on or prior to Closing, either: (a) terminate this Agreement and Escrow pursuant to the provisions of Section 8.5(a) hereof; or (b) waive such matter and proceed to Closing. If any of said representations and warranties are not correct in all respects at the time the same is made or as of Closing, and Seller had knowledge of such inaccuracy when the representation or warranty was made, or by its default hereunder caused the representation or warranty to be inaccurate when deemed remade at Closing, Buyer may either: (i) terminate this Agreement pursuant to the provisions of Section 8.6(a); or (ii) waive such matter and proceed to Closing.

Section 9.23         Seller’s Knowledge. For purposes of this Agreement, except as otherwise noted, all references to “Seller’s knowledge” or Seller’s actual knowledge, such knowledge shall be confined to the actual current knowledge, without any obligation to review any files, make inquiry of any person or any legal or governmental entity and without personal liability, of Jason Goldblatt, Richard Cohen, Barry Bass and Robert Mazzuca. No knowledge of any other natural person or any legal or governmental entity shall be imputed to Seller.

ARTICLE 10
REPRESENTATIONS, WARRANTIES, COVENANTS AND
AGREEMENTS OF BUYER

Buyer hereby makes the following representations and warranties, each of which representation and warranty is: (a) material and being relied upon by Seller; and (b) true, complete and not misleading in all material respects as of the date hereof and as of the Closing.

Section 10.1         Organization, Power and Authority. Buyer is a limited partnership duly organized and validly existing under the laws of the State of Delaware. Subject only to obtaining certain internal approvals on or before the expiration of the Investigation Period, (a) Buyer has all requisite power and authority to execute and deliver this Agreement and the Transaction Documents to which Buyer is a party, and to perform its obligations hereunder and thereunder and to effect the transactions contemplated hereby and thereby and (b) all requisite corporate or other action has been taken to authorize and approve the execution, delivery and performance by Buyer of this Agreement and the Transaction Documents to which Buyer is a party.

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Section 10.2         No Conflicts. The execution, delivery and performance by Buyer of this Agreement and the Transaction Documents to which Buyer is a party, and the consummation of the transactions contemplated hereby and thereby, will not: (a) violate any provision of Buyer's organization documents; (b) violate, conflict with or result in a breach of or default under any term or provision of any contract or agreement to which Buyer is a party or by or to which Buyer or any of its assets or properties are or may be bound or subject; or (c) violate any order, judgment, injunction, award or decree of any court or arbitration body, or any governmental, administrative or regulatory authority, or any other body, by or to which Buyer is or may be bound or subject.

Section 10.3         Survival. The representations, warranties, covenants and agreements contained in this Agreement by Buyer are true, correct and complete and shall be deemed remade by Buyer as of the Closing, with the same force and effect as if made at that time. All representations, warranties, covenants and agreements of Buyer contained in this Article 10, as well as the right and the ability of Seller to enforce them and/or seek damages for their breach, shall survive the Closing until the earlier of: (a) payment of the Additional Purchase Price; or (b) six (6) months following the Closing. All claims, whether known or unknown, for breach by Buyer of a representation or warranty as set forth in this Article 10 must be asserted in writing by Seller and delivered to Buyer within thirty (30) days following Buyer’s receipt of the Phase I Completion Notice and all of the Phase I Construction Work Deliveries or on or before the expiration of such six (6) month period, as applicable, or otherwise such claims shall be invalid and of no force or effect and Buyer shall have no liability with respect thereto.

ARTICLE 11
COSTS, EXPENSES AND PRORATIONS

Section 11.1         Costs and Expenses.

(a)          Seller. Seller shall pay: (i) one-half of all recording costs, documentary transfer taxes, deed stamps and similar costs, fees and expenses payable in connection with Seller's Deed; (ii) one-half (1/2) of Escrow Agent's fees and costs for the Escrow; (iii) Seller's share of prorations; (iv) Seller's attorneys' fees; and (v) fees for the recordation of Seller's Deed.

(b)          Buyer. Buyer shall pay: (i) one-half of all recording costs, documentary transfer taxes, deed stamps and similar costs, fees and expenses payable in connection with Seller's Deed; (ii) one-half (1/2) of Escrow Agent's fees and costs for the Escrow; (iii) Buyer's share of prorations; (iv) the cost for the ALTA Extended Coverage Policy and any endorsements thereto requested by Buyer; (v) the cost of the Survey; and (vi) Buyer's attorneys' fees.

Section 11.2         Prorations, Costs and Expenses.

(a)          Prorations and Adjustments. The following adjustments and prorations shall be made as of 12:01 a.m. on the Closing Date ("Proration Date"), as though Buyer held title to the Property throughout the entire day in which the Closing occurs. Such adjustments and prorations shall be made on the basis of: (i) a 365-day year with respect to Taxes as provided in Section 11.2(a)(iii) hereof; and/or (ii) the number of days in the calendar month in which the Closing Date occurs with respect to Revenues and Operating Expenses as provided in Sections 11.2(a)(i) and (ii), respectively, hereof, subject to the following provisions:

(i)          Revenues. All rentals, receipts and other revenues (including, but not limited to, reimbursements for Property expenses, common area maintenance, real and personal property taxes, insurance and other operating expense reimbursements, if applicable) (collectively, the "Revenues"), received by Seller as of the Closing, but which are properly allocable to the period after the Proration Date, shall be credited to Buyer at the Closing. To the extent there are any Revenues owing to Seller as of the Closing which relate to periods of time prior to the Proration Date, but which have not actually been collected by Seller as of the Closing ("Delinquent Revenues"), Buyer shall not be obligated to pay to Seller (or give Seller a credit for), the amount of such Delinquent Revenues on the Closing. All Revenues which are received by Seller or Buyer subsequent to the Closing Date shall be applied: first, to amounts due to Buyer; and second, to Delinquent Revenues due to Seller. Seller and Buyer hereby agree to promptly remit to the other the amount of any Revenues received and owing to each other pursuant to the provisions of this Section 11.2(a)(i). Notwithstanding any provision in this Section 11.2 to the contrary, Buyer shall have no obligation to recover any Delinquent Revenues; provided, however, that Seller retains its rights to recover Delinquent Revenues, including, without limitation, the right to collect (without eviction) the same from Tenant and/or third parties responsible for payment of such Delinquent Revenues.

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(ii)         Operating Expenses. All costs, fees and expenses (other than Taxes) relating to the operation, management and repair of the Property, excluding any leasing commissions or tenant inducement costs, shall be prorated between Seller and Buyer at the Closing as of the Proration Date ("Operating Expenses").

(iii)        Real and Personal Property Taxes. All general and special real and personal property taxes and assessments (collectively, the "Taxes"), based on the regular tax bill for the current fiscal year (or, if such tax bill has not been issued as of the date of the Closing, the regular tax bill for the fiscal year preceding the current fiscal year) shall be prorated between Seller and Buyer at the Closing as of the Proration Date. Without limiting the foregoing, any and all accrued and unpaid supplemental or special real property taxes or assessments that relate to any time period prior to the Proration Date shall be the responsibility of Seller and, if not paid prior to or at Closing, shall be credited to the Buyer at Closing, and any and all supplemental or special real property taxes or assessments that relate to any time period on or after the Proration Date shall be the responsibility of Buyer and, if paid by Seller prior to or at Closing, shall be credited to Seller at Closing. Without limiting the foregoing, in the event any supplemental or special real property taxes or assessments are levied prior to Closing, but are due and payable in one or more installments subsequent to the Closing, such supplemental or special real property taxes or assessments shall be allocated on a pro rata basis over the applicable payment period in question and prorated between Seller and Buyer as of the Proration Date. Notwithstanding any of the terms and conditions to the contrary contained in this Section 11.2(a)(iii), in the event any such Taxes are paid for directly by Tenant to the applicable taxing authorities, such Taxes shall be not prorated between Seller or Buyer.

(iv)        Assumed Contracts. All Operating Expenses accruing under, arising out of or relating to any of the Assumed Contracts shall be prorated between Seller and Buyer at the Closing as of the Proration Date.

(b)          Final Accounting. Seller and Buyer acknowledge and agree that, on the Closing Date, Seller and Buyer may not have sufficient information to conduct and complete a final proration of all items subject to proration pursuant to this Section 11.2. Accordingly, Seller and Buyer agree that, as soon as is reasonably practicable after the Closing Date, Seller and Buyer shall make a final accounting of all items relating to the Property to be prorated between Seller and Buyer pursuant to this Section 11.2.

ARTICLE 12
ACTIONS TO BE TAKEN AT THE CLOSING

Section 12.1         Actions by Escrow Agent. In connection with the Closing, Escrow Agent shall take the following actions:

(a)          Recording. Escrow Agent shall cause the Seller's Deed (with documentary transfer tax information to be affixed after recording) to be recorded in the Official Records of Prince George's County, State of Maryland, and obtain a conformed copy thereof for distribution to Seller and Buyer:

(b)          Title Policy. Escrow Agent shall direct Title Insurer to issue the ALTA Extended Coverage Title Policy to Buyer.

(c)          Distribution of Funds. Escrow Agent shall disburse all funds deposited with Escrow Agent by Buyer in payment of the Initial Purchase Price as follows: (i) first, deduct, pay and satisfy all items chargeable to the account of Seller pursuant to Section 11.1 hereof; (ii) second, deduct, pay and satisfy all Monetary Obligations against the Real Property; (iii) third, if, as a result of the prorations and credits pursuant to Article 11 hereof, amounts are to be charged to the account of Seller, deduct the net amount of such charges; and (iv) fourth, disburse the remaining balance of the Initial Purchase Price to Seller promptly upon the Closing. All disbursements by Escrow Agent shall be by wire transfer of immediately available funds to the designated account of the receiving party or shall be by certified or cashier's check of Escrow Agent, as may be directed by the receiving party.

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(d)          Distribution of Documents to Seller. Disburse to Seller: (i) counterpart originals of each of the non-recordable Transaction Documents; (ii) a conformed copy of each of the recordable Transaction Documents, including, without limitation, Seller's Deed; and (iii) any other documents deposited into Escrow by Seller.

(e)          Distribution of Documents to Buyer. Disburse to Buyer: (i) counterpart originals of each of the non-recordable Transaction Documents; (ii) a conformed copy of each of the recordable Transaction Documents; and (iii) a copy of all other documents deposited into Escrow by Buyer.

ARTICLE 13
BROKERS

Seller and Buyer hereby represent and warrant to each other that the warranting party has not entered into nor will such warranting party enter into any agreement, arrangement or understanding with any other person or entity which will result in the obligation of the other party to pay any finder's fee, commission or similar payment in connection with the transactions contemplated by this Agreement. Seller and Buyer hereby agree to and shall indemnify, defend and hold harmless the other from and against any and all claims, costs, damages and/or liabilities arising from the breach of the foregoing representation by either Seller or Buyer, as the case may be.

ARTICLE 14
INDEMNIFICATION

Section 14.1        Indemnification by Seller. Seller hereby agrees to and shall reimburse, indemnify, defend (at Buyer's option and with counsel reasonably acceptable to Buyer) and hold harmless Buyer and its affiliates and each of their respective officers, directors, shareholders, members, partners, agents, employees, successors and assigns (collectively, the "Indemnitees"), from and against any and all claims, liabilities, causes of action, actual losses, costs, actual damages, reasonable attorneys' fees, judgments or expenses but not including any punitive (direct), incidental, consequential, special or indirect damages (including loss of future revenue or income, loss of business reputation or opportunity relating to the breach of this Agreement or diminution of value or any damages based on any type of multiple) ("Losses"), arising out of, or relating to, the following matters: (a) the breach by Seller of any of the representations, warranties and/or covenants made by Seller in or under this Agreement or any of the Transaction Documents; (b) the breach or default in the performance by Seller of any of the covenants or obligations to be performed by Seller under this Agreement or the Transaction Documents; and (c) any claims, liabilities or obligations of Seller, whether accrued, absolute, contingent or otherwise, arising out of or relating to, Seller's previous ownership, management and/or operation of the Property.

Buyer may not bring any claims for indemnification with respect to any claims under Section 14.1 or any other matters arising by reason of this Agreement or the Transaction Documents unless and until the aggregate claims thereunder exceed Twenty-Five Thousand Dollars ($25,000.00) (the “Basket”), following which Buyer may recover the full amount of such Losses, including all Losses that are less than the amount of the Basket.

After the Basket (if applicable) is exceeded, the maximum aggregate liability of both (x) Seller under this Agreement and the Transaction Documents; and (y) Willco by reason of the Joiner’s Separate Undertaking attached hereto and referenced under Section 17.16 of this Agreement, shall not exceed Five Hundred Thousand Dollars ($500,000.00) in the aggregate as to both Seller and Willco (the “Maximum Liability”).

Notwithstanding anything to the contrary set forth in this Section 14.1, Seller and Buyer hereby acknowledge agree as follows:

(i)          The Basket and Maximum Liability shall not apply to, and the provisions of this Section 14.1 shall in no way limit Seller’s or Willco’s liability in connection with, any breach by Seller of the representations and warranties set forth in Sections 9.1, 9.2, 9.3 and 9.19 hereof.

(ii)         The Basket and Maximum Liability shall not apply to, and the provisions of this Section 14.1 shall in no way limit Seller’s or Willco’s liability in connection with, any amounts payable by Seller pursuant to Article 11 hereof.

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(iii)        The Basket and Maximum Liability shall not apply to, and the provisions of this Section 14.1 shall in no way limit Seller’s or Willco’s liability in connection with, any breach of Seller’s obligation to repurchase the Property under Article 15 below.

(iv)        The Basket and Maximum Liability shall not apply to, and the provisions of this Section 14.1 shall in no way limit Seller’s or Willco’s liability in connection with, any breach of Seller’s obligations under Section 2.4.

Section 14.2         Notice and Opportunity to Defend.

(a)          Notice of Asserted Liability. Following the receipt by one or more of the Indemnitees of written notice of any claims, liabilities, causes of action or any other circumstances that would give rise to a claim for reimbursement or indemnification pursuant to Section 14.1 of this Agreement ("Asserted Liability"), Indemnitees shall give written notice thereof to Seller ("Claims Notice").

Following the receipt of a Claims Notice, and without in any way limiting or reducing the obligations of Seller pursuant to Section 14.1 hereof, Seller shall defend (at Buyer's option and with counsel reasonably acceptable to Buyer) and satisfy such Asserted Liability. All costs, fees and expenses incurred in connection with the defense and satisfaction of such Asserted Liability shall be borne by and be the sole responsibility of Seller.

(b)          Opportunity to Defend. Without in any way limiting or reducing the obligations of Seller pursuant to Section 14.1 or Section 14.2(a) hereof, Indemnitees may elect to defend (by their own counsel), compromise and/or satisfy any Asserted Liability. Without in any way limiting or reducing the obligations of Seller pursuant to Section 14.1 or Section 14.2(a) hereof, if Indemnitees elect to defend (by their own counsel), compromise and/or satisfy such Asserted Liability, Indemnitees shall notify Seller of Indemnitees' intent to do so, and Seller shall cooperate in the defense, compromise and satisfaction of such Asserted Liability. All costs, fees and expenses incurred in connection with the defense, compromise and satisfaction of any such Asserted Liability shall be borne by and shall be the responsibility of Seller. Furthermore, and without limiting the obligations of Seller pursuant to Section 14.1 or Section 14.2(a) hereof, Seller shall reimburse Indemnitees for all Losses incurred by Indemnitees in connection with any such Asserted Liability.

(c)          Timing for Payment. In the event Indemnitees incur any Losses which were not otherwise paid or satisfied by Seller pursuant to this Agreement, Indemnitees shall deliver written notice to Seller advising Seller that Indemnitees have incurred such Losses ("Notice of Loss"). The Notice of Loss shall include an itemization of all of the Losses which Seller is required to pay pursuant to and in accordance with the terms and provisions of this Agreement. Within thirty (30) calendar days after the date of receipt by Seller of the Notice of Loss, Seller shall pay to Indemnitees the aggregate amount of the Losses described in such Notice of Loss. In the event Seller fails to timely pay to Indemnitees the aggregate amount of such Losses, any and all unpaid amounts shall bear interest at the lesser of: (a) eleven percent (11%) per annum; or (b) the maximum rate of interest allowable under applicable law, which interest, in either case, shall be deemed to accrue effective as of the date such payment was originally due.

(d)          Seller’s liability for any Losses pursuant to this Article 14 shall be reduced by any insurance proceeds and any indemnity, contribution or other similar payment received or reasonably expected to be received by Buyer in respect of any such claim. Buyer shall use its commercially reasonable efforts (short of pursuing litigation) to recover under insurance policies or indemnity, contribution or other similar agreements for any Losses, provided in no event shall Buyer be required to pursue recovery of any such payments prior to seeking indemnification under this Agreement and any amounts incurred by Buyer in connection with such efforts shall be deemed Losses for purposes hereof.

(e)          Buyer shall reasonably cooperate with Seller, upon Seller’s request, to help mitigate any Losses, provided Buyer shall have no obligation to incur any costs or liability in connection with the foregoing.

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ARTICLE 15
BUYER'S PUT OPTION

Section 15.1         Buyer's Put Option. Notwithstanding anything to the contrary in this Agreement, in the event that (a) Tenant is unable to obtain all state and local approvals required to conduct medical-use cannabis cultivation operations at the Property, including but not limited to the required licensing under the Maryland Medical Cannabis Commission (the "Maryland Medical-Use Cannabis License"), and/or (b) Tenant's Maryland Medical-Use Cannabis License is revoked or suspended and has not been reinstated by reason of a final non-appealable determination, in each case on or before the date that is twelve (12) months following the date the TI Allowance is required to be paid under the Lease (the last day of such 12-month period being the "Approval Contingency Date"), then Buyer shall have the option, in its sole discretion, to require Seller to purchase the Property from Buyer (the "Put Option"), subject to the terms and conditions set forth in this Article 15. Buyer may exercise the Put Option at any time during the time period commencing on the Approval Contingency Date and terminating on the date that is ninety (90) days after the Approval Contingency Date (the "Put Option Exercise Period") by delivering written notice (the "Put Option Exercise Notice") to Seller. In the event that Buyer delivers the Put Option Exercise Notice to Seller prior to the expiration of the Put Option Exercise Period, then Buyer shall sell, assign, transfer and convey to Seller the Property, and Seller shall purchase and acquire the Property subject to and in accordance with the terms and conditions set forth in this Article 15.

(a)          Put Option Purchase Price. The purchase price for the Property to be sold pursuant to the Put Option shall be the amount that generates a 20% IRR on (i) the Initial Purchase Price, (ii) the Additional Purchase Price and (iii) the TI Allowance (as such terms referred to in (i)-(iii) shall be as defined in the Lease) to the extent actually paid by Buyer (collectively, the "Aggregate Buyer Payments"), through the Put Option Closing Date, the "Put Option Purchase Price"). In determining the IRR, the following shall apply:

(x)          all calculations are to be based on the actual day on which the amounts described in 15.1(a) (i) – (iii) were paid by Buyer;

(y)          all amounts shall be calculated using the X-IRR function of Microsoft Excel.

(b)          Put Option Closing Date. In the event that Buyer timely exercises the Put Option in accordance with Section 15.1, the closing ("Put Option Closing") of the purchase and acquisition of the Property by Seller shall be handled through Escrow Agent and shall take place within thirty (30) Calendar Days following the date of the Put Option Exercise Notice (the "Put Option Closing Date").

(c)          Put Option Closing Costs. Seller shall pay: (i) all recording costs, documentary transfer taxes, deed stamps and similar costs, fees and expenses payable in connection with the transfer of the Property; (ii) all of Escrow Agent's fees and costs for the escrow; (iii) Seller's share of prorations; (iv) Seller's attorneys' fees; (v) any title and survey costs; and (vi) fees for the recordation of the special warranty deed. Buyer shall pay Buyer's share of prorations and Buyer's attorneys' fees.

(d)          Prorations. On the Put Option Closing, the adjustments and prorations described in Section 11.2 shall be made as of 12:01 a.m. on the Put Option Closing Date, provided Buyer shall be deemed to be the "Seller" and Seller shall be deemed to be the "Buyer" with respect to such adjustments and prorations.

(e)          Conveyance AS-IS. The Property shall be conveyed by Buyer to Seller free and clear of any and all liens caused by or on behalf of Buyer (excluding non-delinquent real and personal property taxes) and on an "AS IS, WHERE IS AND WITH ALL FAULTS" basis, without representation, warranty or indemnification of any kind. Buyer and Seller, shall execute, deliver and acknowledge, where applicable, all documents, agreements and instruments reasonably necessary to accomplish the purchase and sale of the Property in accordance with the terms and conditions set forth herein.

(f)          Breach or Default. In the event that Seller fails to consummate the Put Option Closing for any reason, other than due to a default by Buyer, including, without limitation failure of Buyer to provide the Buyer Financing, Buyer shall be released from its obligation to sell the Property to Seller pursuant to this Section 15.1. In such a case, Buyer shall have the right to pursue all remedies available to Buyer under applicable law, including, without limitation, the right to pursue the equitable remedy of specific performance. Should Buyer default hereunder, Seller shall be released from its obligation to purchase the Property.

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Section 15.2         Put Option Financing. If, in accordance with Section 15.1 above, Buyer timely exercises the Put Option, Seller shall exercise its best efforts to secure senior secured financing for the Property to finance the repurchase of the Property pursuant to Section 15.1 (the "Senior Financing"). If despite such best efforts Seller is unable to secure Senior Financing for the full Put Option Purchase Price, then Seller may elect to require Buyer to provide a loan to Seller or Tenant in order to facilitate the repurchase of the Property (the "Buyer Financing"), subject to the terms and conditions of this Section 15.2. The amount of the Buyer Financing shall be subject to an annual interest rate of eleven percent (11%) payable monthly. The maturity date for the repayment of the Buyer Financing shall be the earlier to occur of (a) four (4) years after the Put Option Closing Date, and (b) the date of repayment of any Senior Financing. The sum of the Buyer Financing and Senior Financing shall not exceed seventy-five percent (75%) of the Aggregate Buyer Payments. For the avoidance of doubt, the Senior Financing may not be prepaid, in whole or in part, unless the Buyer Financing is repaid in full. The Buyer Financing shall be memorialized in loan documents in form and substance reasonably acceptable to Buyer.

ARTICLE 16
SELLER'S REPURCHASE OPTION

Section 16.1         Seller's Repurchase Option. If Seller or Tenant timely satisfies all of the conditions and requirements for payment by Buyer of the Additional Purchase Price and TI Allowance under this Agreement and/or the Lease, as applicable, and Buyer does not fund such Additional Purchase Price or TI Allowance within the timeframes prescribed herein and/or in the Lease and such failure continues for thirty (30) days following Seller's written notice to Buyer of such failure (the "Cure Period"), then Seller shall have the option to repurchase the Property from Buyer (the "Purchase Option"), subject to and in accordance with the terms and conditions set forth in this Section 16.1. Seller may exercise the Purchase Option at any time during the time period commencing on the expiration of the Cure Period and terminating on the date that is ten (10) days after the expiration of the Cure Period (the "Purchase Option Exercise Period") by delivering written notice (the "Purchase Option Exercise Notice") to Buyer. In the event that Seller delivers the Purchase Option Exercise Notice to Buyer prior to the expiration of the Purchase Option Exercise Period, then Buyer shall sell, assign, transfer and convey to Seller, and Seller shall purchase and acquire the Property subject to and in accordance with the terms and conditions set forth in this Section 16.1.

(a)          Purchase Option Purchase Price. The purchase price for the Property to be sold pursuant to the Purchase Option shall be the amount of the Aggregate Buyer Payments (the "Purchase Option Purchase Price").

(b)          Purchase Option Closing Date. In the event that Seller timely exercises the Purchase Option in accordance with Section 16.1, the closing ("Purchase Option Closing") of the purchase and acquisition of the Property by Seller shall be handled through Escrow Agent and shall take place within thirty (30) Calendar Days following the date of the Purchase Option Exercise Notice (the "Purchase Option Closing Date").

(c)          Purchase Option Closing Costs. Buyer shall pay: (i) all recording costs, documentary transfer taxes, deed stamps and similar costs, fees and expenses payable in connection with the transfer of the Property; (ii) all of Escrow Agent's fees and costs for the escrow; (iii) Buyer's share of prorations; (iv) Buyer's attorneys' fees; (v) any title and survey costs; and (vi) fees for the recordation of the special warranty deed. Seller shall pay Seller's share of prorations and Seller's attorneys' fees.

(d)          Prorations. On the Purchase Option Closing, the adjustments and prorations described in Section 11.2 shall be made as of 12:01 a.m. on the Purchase Option Closing Date, provided Buyer shall be deemed to be the "Seller" and Seller shall be deemed to be the "Buyer" with respect to such adjustments and prorations.

(e)          Conveyance AS-IS. The Property shall be conveyed by Buyer to Seller free and clear of any and all liens caused by or on behalf of Buyer (excluding non-delinquent real and personal property taxes) and on an "AS IS, WHERE IS AND WITH ALL FAULTS" basis, without representation, warranty or indemnification of any kind. Buyer and Seller shall execute, deliver and acknowledge, where applicable, all documents, agreements and instruments reasonably necessary to accomplish the purchase and sale of the Property in accordance with the terms and conditions set forth herein.

(f)          Breach or Default. In the event that Seller fails to consummate the Purchase Option Closing for any reason, other than due to a default by Buyer, Buyer shall be released from its obligation to sell the Property to Seller pursuant to this Section 16.1. In such a case, Buyer shall have the right to pursue all remedies available to Buyer under applicable law, including, without limitation, the right to pursue the equitable remedy of specific performance.

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ARTICLE 17
MISCELLANEOUS

Section 17.1         Assignment. No assignment of this Agreement or Buyer's rights or obligations hereunder shall be made by Buyer without first having obtained Seller's written approval of any such assignment, which approval may be granted or withheld in the sole and absolute discretion of Seller. Notwithstanding the foregoing, Buyer may assign this Agreement to either: (a) an affiliate of Buyer; or (b) to a tenancy in common structure in which Buyer or one or more of its affiliates are the sponsor, in either case without the prior written consent of Seller, provided Buyer gives Seller a minimum of three (3) Business Days' advance notice of such assignment. Upon any such assignment, Buyer shall be fully released and discharged from any and all liabilities and obligations under this Agreement.

Section 17.2         Notices. Except as otherwise stated in this Agreement, any notice, consent, demand, invoice, statement or other communication required or permitted to be given under this Agreement (each, a "Notice") shall be in writing and shall be given by (a) personal delivery, (b) overnight delivery with a reputable international overnight delivery service, such as FedEx, or (c) facsimile or email transmission, so long as such transmission is followed within one (1) Business Day by delivery utilizing one of the methods described in (a) or (b). Any Notice shall be deemed delivered (x) upon receipt, if delivered in accordance with subsection (a); (y) one (1) Business Day after deposit with a reputable international overnight delivery service, if delivered in accordance with subsection (b); or (z) upon transmission, if delivered in accordance with subsection (c). Any such Notice shall be addressed to the Parties at the following addresses:

(i)            Seller's Address. If to Seller, at the following address:

7811 Montrose Road

Suite 200

Potomac, MD 20854

Attn: Jason Goldblatt

Telephone: (240) 399-1432

Email: jgoldblatt@willco.com

With a copy to:

Grossberg, Yochelson, Fox & Beyda, LLP

1200 New Hampshire Avenue, N.W.

Suite 555

Washington, DC 20036-4907

Attn: Richard F. Levin, Esquire

Telephone: (202) 296-9696

Email: levin@gyfb.com

(ii)           Buyer's Address. If to Buyer, at the following address:

IIP Operating Partnership, LP

17190 Bernardo Center Drive

San Diego, California 92128

Attn: Brian Wolfe, General Counsel

Telephone: (858) 997-3332

Email: brian.wolfe@iipreit.com

With a copy to:

Foley & Lardner LLP

3579 Valley Centre Drive, Suite 300

San Diego, CA 92130

Attn: Kelly C. Spicher, Esq.

Telephone: (619) 309-7132

Email: kspicher@foley.com

Either Party may, by Notice to the other given pursuant to this Section 17.2, specify additional or different addresses for notice purposes.

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Section 17.3         Entire Agreement. This Agreement, including the Exhibits and Schedules referred to herein, are intended by the Parties to be the final, complete and exclusive expression of their agreement with respect to the terms that are included in this Agreement, and may not be contradicted or supplemented by evidence of any other prior or contemporaneous agreement. This Agreement supersedes all previous representations, arrangements, agreements and understandings by and among the Parties with respect to the subject matter covered by this Agreement including, without limitation, all prior letters of intent executed between Buyer and Seller, and any such representations, arrangements, agreements and understandings are hereby canceled and terminated in all respects.

Section 17.4         Amendment. No provision of this Agreement may be modified, amended, or supplemented except by an agreement in writing signed by Buyer and Seller.

Section 17.5         Severability. Any provision of this Agreement that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Agreement shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.

Section 17.6         Remedies. No waiver of any term, covenant or condition of this Agreement shall be binding unless executed in writing by the party entitled to the benefit of such term, covenant or condition. The waiver of any breach or default of any term, covenant or condition contained in this Agreement shall not be deemed to be a waiver of any preceding or subsequent breach or default of such term, covenant or condition or any other term, covenant or condition of this Agreement. Except as expressly provided in this Agreement, the rights and remedies under this Agreement are in addition to and not exclusive of any other rights, remedies, powers and privileges under this Agreement or available at law, in equity or otherwise. No failure to exercise or delay in exercising any right, remedy, power or privilege shall operate as a waiver thereof, and no single or partial exercise of any right, remedy, power or privilege shall preclude the exercise of any other right, remedy, power or privilege.

Section 17.7         Counterparts. This Agreement may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

Section 17.8         Attorneys' Fees. Except as otherwise expressly set forth in this Agreement, each Party shall pay its own costs and expenses incurred in connection with this Agreement and such Party's performance under this Agreement, provided, that if either Party commences an action, proceeding, demand, claim, action, cause of action or suit against the other Party arising out of or in connection with this Agreement, then the substantially prevailing Party shall be reimbursed by the other Party for all reasonable costs and expenses, including reasonable attorneys' fees and expenses, incurred by the substantially prevailing Party in such action, proceeding, demand, claim, action, cause of action or suit, and in any appeal in connection therewith (regardless of whether the applicable action, proceeding, demand, claim, action, cause of action, suit or appeal is voluntarily withdrawn or dismissed).

Section 17.9         Governing Law; Jurisdiction and Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland, without regard to Maryland's conflict of law principles. The proper venue for any claims, causes of action or other proceedings concerning this Agreement shall be in the state and federal courts located in Prince George's County, State of Maryland.

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Section 17.10         Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAWS, THE PARTIES WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY THE OTHER PARTY HERETO RELATED TO MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

Section 17.11         No Third Party Beneficiary. This Agreement is for the sole benefit of the Parties and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns, and nothing in this Agreement shall give or be construed to give any other person or entity any legal or equitable rights.

Section 17.12         Successors and Assigns. Each of the covenants, conditions and agreements contained in this Agreement shall inure to the benefit of and shall apply to and be binding upon the Parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns. Nothing in this Section 16.12 shall in any way alter the provisions of this Agreement restricting assignment.

Section 17.13         Time of the Essence. Time is of the essence with respect to the performance of every provision in this Agreement.

Section 17.14         Survivability. Except as otherwise provided in this Agreement to the contrary, the covenants and obligations of the Parties to this Agreement shall survive the Closing indefinitely.

Section 17.15         Business Days. If the Closing Date or any other date described in this Agreement by which one Party hereto must give notice to the other Party hereto or perform or fulfill an obligation hereunder is a Calendar Day that is not a Business Day, then the Closing Date or such other date shall be automatically extended to the next succeeding Business Day.

Section 17.16         Joint Liability. All of the covenants, agreements, obligations, liabilities, indemnification undertakings, certifications, representations and warranties of Seller in this Agreement including, without limitation, the obligations of Seller to complete the Construction Work in accordance with Section 2.4 hereof, and in the Transaction Documents shall be deemed to be joint and several covenants, agreements, obligations, liabilities, indemnification undertakings, certifications, representations and warranties of Seller and Willco Construction Co., Inc., a Maryland corporation (the "Joiner" or “Willco”), and may be enforced against either of them, concurrently and successively, in such order as Buyer may determine, subject to the Basket and Maximum Liability.

Section 17.17         Construction. Buyer and Seller have each participated in the drafting and negotiation of this Agreement, and the language in all parts of this Agreement shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Buyer or Seller.

Section 17.18         Independent Obligations. Notwithstanding anything to the contrary contained in this Agreement, Seller's obligations under this Agreement are independent and shall not be conditioned upon performance by Buyer.

Section 17.19         Facsimile and PDF Signatures. A facsimile or portable document format (PDF) signature on this Agreement shall be equivalent to, and have the same force and effect as, an original signature.

Section 17.20         Covenant and Condition. Each provision of this Agreement performable by Seller shall be deemed both a covenant and a condition.

Section 17.21         Reasonable Consent. Whenever consent or approval of either Party is required pursuant to this Agreement, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth to the contrary in this Agreement.

Section 17.22         Prior Confidentiality Agreement. The confidentiality agreement executed between Purchase and Seller on December 15, 2016 (the "Prior Confidentiality Agreement") shall terminate, in addition to all of such parties' respective rights and obligations contained therein, upon the Closing.

Section 17.23         Termination of Memorandum of Purchase Option. From and after the Closing, the Termination of Memorandum of Purchase Option shall be held by Buyer in accordance with the applicable terms and conditions set forth in the Lease.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth opposite each Party's name below.

SELLER:	PGHI LLC,
a Maryland limited liability company

	By:	/s/ Jason Goldblatt
Name: Jason Goldblatt
Title: Authorized Signatory

BUYER:	IIP OPERATING PARTNERSHIP, LP,
a Delaware limited partnership

	By:	/s/ Robert Sistek
Name: Robert Sistek
Title: Chief Financial Officer and Executive Vice President, Investments

[Signature Page to Purchase and Sale Agreement and Joint Escrow Instructions]

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CONSENT OF ESCROW AGENT

The undersigned Escrow Agent hereby agrees to: (i) accept the foregoing Agreement; (ii) establish the Escrow and be Escrow Agent under said Agreement; (iii) to make all filings required under Section 6045 of the Internal Revenue Code of 1986, as amended; and (iv) be bound by said Agreement in the performance of its duties as Escrow Agent; provided, however, the undersigned shall have no obligations, liability or responsibility under (a) this Consent or otherwise, unless and until said Agreement, fully signed by the parties, has been delivered to the undersigned, or (b) any amendment to said Agreement unless and until the same is accepted by the undersigned in writing.

Dated: May 1, 2017

SETTLEMENT CORP

By	/s/ Todd S. Deckelbaum

Title: Todd S. Deckelbaum, Vice President

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JOINER'S SEPARATE UNDERTAKING

Pursuant to Section 17.16 of the foregoing Agreement, for value received, the undersigned, WILLCO CONSTRUCTION COMPANY, INC., a Maryland corporation hereby acknowledges and agrees that the covenants, agreements, obligations, liabilities, indemnification undertakings, certifications, representations and warranties of Seller in the foregoing Agreement and in the Transaction Documents (as defined in the foregoing Agreement) shall be joint and several covenants, agreements, obligations, liabilities, indemnification undertakings, certifications, representations and warranties of Seller and of the undersigned, and may be enforced against Seller and/or the undersigned, concurrently or successively, in such order as Buyer may determine, subject in all events to the limitation set forth in the Agreement, including the Basket and Maximum Liability (as such terms are defined in the foregoing Agreement), to the extent such limitations apply.

The undersigned shall continue to be liable pursuant to this undertaking and the provisions hereof shall remain in full force and effect notwithstanding any modifications or amendment of the foregoing Agreement or the Transaction Documents or any other act, omission or conditions which might in any manner or to any extent vary the risk to the undersigned or might otherwise operate as a discharge or release of a guarantor or surety under any applicable law. The undersigned hereby fully and completely waives, releases and relinquishes (i) diligence and demand of payment, presentment, protest, dishonor and notice of dishonor; (ii) any and all other defenses and rights arising under applicable law, to the extent waivable; other than the defense of payment or those arising by reason of the application of either the Basket or Maximum Liability (iii) any and all benefits of any right of discharge under any and all statues or laws relating to a guarantor or surety, and (iv) any defense based upon the impairment, modification, change, release, discharge or limitation of the liability of Seller in bankruptcy, or resulting from or pursuant to, the application of the bankruptcy or insolvency laws of or any decision of any court of the United States or any state thereof. For the avoidance of doubt, the terms and conditions of this Joiner’s Separate Undertaking shall survive the Closing.

WILLCO CONSTRUCTION CO, INC. a Maryland corporation

By:	/s/ Jason Goldblatt
Name: Jason Goldblatt
Title: President & CEO

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EXHIBIT A

LEGAL DESCRIPTION OF LAND

Being all of Parcel 56, as delineated on a Plat of Subdivision entitled “Plat Thirteen, Steeplechase Business Park, Parcels 51-54 & 56”, and recorded among the Land Records of Prince George’s County, Maryland in Plat Book MMB 241 as Plat No. 34.

A-1

EXHIBIT B

SELLER'S DEED

Special Warranty Deed

THIS DEED is made as of the _______ day of _____________, 2017, by and between ___________________________ (“Grantor”), and _______________________ (the “Grantee”).

WHEREAS, by executing this Deed, the Grantor certifies under penalties of perjury that the Grantor is a “Resident Entity” as defined by Section 10-912(a) of the Tax-General Article of the Annotated Code of Maryland; and

WHEREAS, the “total payment” in accordance with Section 10-912(b) of the Tax-General Article of the Annotated Code of Maryland is $_____________.

WITNESSETH: that in consideration of the sum of [___________________] Dollars ($_____________), and other valuable consideration, paid by Grantee to Grantor, the receipt and sufficiency of which are hereby acknowledged by Grantor, Grantor hereby conveys and grants unto Grantee, its successors and assigns, in fee simple, that parcel of land lying and being situate in 13th Election District (Kent) in the County of Prince George’s, State of Maryland and more particularly described in Exhibit A attached hereto and made a part hereof.

TOGETHER with the buildings and improvements thereupon erected, and all and every rights, alleys, ways, waters, privileges, appurtenances, and advantages to the same belonging, or in any way appertaining.

AND the Grantor hereby covenants that it will warrant specially the property hereby granted, subject to existing covenants, agreements, conditions, easements, restrictions and rights of record existing as of the date hereof; and that it will execute such further assurances of the same as may be requisite.

TO HAVE AND TO HOLD the described parcel of land and premises to the Grantee, and its successors and assigns in fee simple.

(SIGNATURE APPEARS ON THE FOLLOWING PAGE)

B-1

IN WITNESS WHEREOF, Grantor has executed this Deed under seal on the day and year first above written.

GRANTOR:

By:
Name:
Title:

STATE OF MARYLAND, CITY/COUNTY OF _______, to wit:

On this _______ day of _______, before me, the subscriber, a Notary Public of the aforesaid State, personally appeared _______, who acknowledged himself to be the _______ of Atapco Ritchie Interchange, Inc., a Maryland corporation, the within-named Grantor, known to me (or satisfactorily proven to be) the person whose name is subscribed to the within instrument and acknowledged that he executed the within instrument for the purposes therein contained.

IN WITNESS WHEREOF, I hereunto set my hand and Notarial Seal.

My commission expires: _______

THIS IS TO CERTIFY THAT THE WITHIN INSTRUMENT HAS BEEN PREPARED BY OR UNDER THE SUPERVISION OF THE UNDERSIGNED MARYLAND ATTORNEY.

Name:________________________

B-2

Exhibit A
TO SELLER’S DEED

Being all of Parcel 56, as delineated on a Plat of Subdivision entitled “Plat Thirteen, Steeplechase Business Park, Parcels 51-54 & 56”, and recorded among the Land Records of Prince George’s County, Maryland in Plat Book MMB 241 as Plat No. 34.

B-3

EXHIBIT C

BILL OF SALE

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ___________________________, a ________________ ("Grantor"), hereby sells, conveys, transfers and releases to ____________________, a __________________ ("Grantee"), the personal property more particularly described in Exhibit 1 attached hereto and incorporated herein by this reference, and all other tangible and intangible personal property located on or used in connection with the ownership, management and/or operation of the real property more particularly described in Exhibit 2 attached hereto and incorporated herein by this reference.

This Bill of Sale is being entered into pursuant to and in accordance with that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated effective _________, 20[__], as amended and assigned, by and between Grantor, as "Seller," and Grantee, as "Buyer" ("Purchase Agreement").

EXECUTED and to be made effective as of the date of the Closing, as said term is defined in the Purchase Agreement.

GRANTOR:

By	EXHIBIT – DO NOT SIGN

Title

C-1

Exhibit 1

To Bill of Sale

Personal Property

All fixtures, trade fixtures, vehicles, machinery, appliances, tools, signs, equipment, systems, telephone equipment and systems, computer equipment and systems, satellite dishes and related equipment and systems, security equipment and systems, inventories, supplies and all other items of tangible and intangible personal property located on or used in connection with the ownership, management and/or operation of the real property described in Exhibit 2 to this Bill of Sale.

C-2

Exhibit 2
To Bill of Sale

Legal Description of Real Property

Being all of Parcel 56, as delineated on a Plat of Subdivision entitled “Plat Thirteen, Steeplechase Business Park, Parcels 51-54 & 56”, and recorded among the Land Records of Prince George’s County, Maryland in Plat Book MMB 241 as Plat No. 34.

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exhibit d

CERTIFICATE OF NON-FOREIGN STATUS

The undersigned, being duly sworn, hereby deposes, certifies and states on oath as follows:

1.          That the undersigned, _________________________ ("Transferor"), is duly authorized to execute this Certificate and Affidavit;

2.          That Transferor's principal place of business is __________________________;

3.          That Transferor is not a "foreign corporation," "foreign partnership," "foreign trust," or "foreign estate," as such terms are defined in the United States Internal Revenue Code of 1986, as amended (the "Code"), and Regulations promulgated thereunder, and is not otherwise a "foreign person," as defined in Section 1445 of the Code;

4.          That Transferor is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Treasury Regulations;

5.          That Transferor's United States taxpayer identification number is:____________;

6.          That the undersigned is making this Certificate and Affidavit pursuant to the provisions of Section 1445 of the Code in connection with the sale of the real property described on Exhibit 1 attached hereto and incorporated herein by reference, by Transferor to _____________ ("Transferee"), which sale constitutes the disposition by Transferor of a United States real property interest, for the purposes of establishing that Transferee is not required to withhold tax pursuant to Section 1445 of the Code in connection with such disposition; and

7.          That the undersigned acknowledges that this Certificate and Affidavit may be disclosed to the Internal Revenue Service and other applicable governmental agencies by Transferee, that this Certificate and Affidavit is made under penalty of perjury, and that any false statement made herein could be punished by fine, imprisonment, or both.

Under penalty of perjury, I declare that I have examined the foregoing Certificate and Affidavit and I hereby certify that it is true, correct and complete.

TRANSFEROR:

By	EXHIBIT – DO NOT SIGN

Title

[INSERT NOTARY]

D-1

Exhibit 1
To Certificate of Non-Foreign Status

Legal Description of Real Property

Being all of Parcel 56, as delineated on a Plat of Subdivision entitled “Plat Thirteen, Steeplechase Business Park, Parcels 51-54 & 56”, and recorded among the Land Records of Prince George’s County, Maryland in Plat Book MMB 241 as Plat No. 34.

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EXHIBIT E

ASSIGNMENT AND ASSUMPTION OF CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS ("Assignment") is made and dated for reference purposes as of ____________, 20___, by and between ____________________________________ ("Assignor") and _________________________ ("Assignee"), both of whom may be referred to herein as the "Parties."

RECITALS

A.         Assignor and Assignee are parties to that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated as of ______________, 20___, as amended and assigned (the "Purchase Agreement"). Capitalized terms used in this Assignment without definition shall have the meaning given to such terms in the Purchase Agreement.

B.           This Assignment is made pursuant to, as required by, and subject to the terms and conditions of the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.           Assignment of Contracts. Effective as of the Closing, Assignor hereby assigns, transfers and sets over to Assignee all of Assignor's right, title and interest, in, to and under the contracts and agreements listed or described on Exhibit 1 attached hereto and incorporated herein by reference (the "Assumed Contracts").

2.           Assumption of Obligations. Effective as of the Closing, Assignee hereby assumes and agrees to perform all of the obligations, terms and covenants of Assignor under each of the Assumed Contracts, which obligations, terms and covenants accrue on or after the Closing.

3.           Indemnification by Assignor. Assignor hereby agrees to reimburse, indemnify, defend and hold harmless Assignee, and its officers, directors, shareholders, employees and agents, for, from, of and against any and all claims, demands, liabilities, losses, damages, costs and expenses (including without limitation reasonable attorneys' fees) arising out of or relating to the breach by Assignor of any of the obligations, terms and/or covenants of Assignor under or pursuant to the Assumed Contracts, which obligations, terms and/or covenants accrue prior to the Closing.

4.           Indemnification by Assignee. Assignee hereby agrees to reimburse, indemnify, defend and hold harmless Assignor, and its partners, affiliates, employees and agents, for, from, of and against any and all claims, demands, liabilities, losses, damages, costs and expenses (including without limitation reasonable attorneys' fees) arising out of or relating to the breach by Assignee of any of the obligations, terms and/or covenants of Assignor under or pursuant to the Assumed Contracts, which obligations, terms and/or covenants accrue on or after the Closing.

5.           Governing Law. This Assignment shall be governed by the laws of the State of Maryland. The proper venue for any claims, causes of action or other proceedings concerning this Assignment shall be in the state and federal courts located in Prince George's County, State of Maryland.

6.           Binding Effect. This Assignment and the provisions contained herein shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

7.           Attorneys' Fees. In the event of any legal action between Assignor and Assignee arising out of or in connection with this Assignment, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and costs incurred in such action and any appeal therefrom.

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8.           Cooperation. Assignor hereby agrees to and shall execute and deliver to Assignee any and all documents, agreements and instruments necessary to consummate the transactions contemplated by this Assignment.

9.           Counterparts. This Assignment may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.

ASSIGNOR:

By	EXHIBIT – DO NOT SIGN

Title

ASSIGNEE:

By	EXHIBIT – DO NOT SIGN

Title

E-2

Exhibit 1
To Assignment and Assumption of Contracts

Assumed Contracts

[TO BE COMPLETED]

E-3

EXHIBIT F

ASSIGNMENT OF PERMITS, ENTITLEMENTS
AND INTANGIBLE PROPERTY

THIS ASSIGNMENT OF PERMITS, ENTITLEMENTS AND INTANGIBLE PROPERTY (the "Assignment") is made and dated for reference purposes as of ______________, 20__ and is entered into by ______________________ ("Assignor") in favor of ____________________________ ("Assignee").

RECITALS

C.           Assignor and Assignee are parties to that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated __________, 20___, as amended and assigned ("Purchase Agreement"). Unless otherwise expressly defined herein, capitalized terms used herein without definition shall have the same meaning given to such terms in the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

10.         Assignment by Assignor. Effective as of the Closing, Assignor hereby transfers and assigns to Assignee the Intangible Property and the Permits and Entitlements.

11.         Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of the respective Parties hereto.

12.         Attorneys' Fees. In the event of any legal action between Assignor and Assignee arising out of or in connection with this Assignment, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and costs incurred in such action and any appeal therefrom.

13.         Governing Law; Jurisdiction and Venue. This Assignment shall be governed by, interpreted under, and construed and enforceable with, the laws of the State of Maryland. The proper venue for any claims, causes of action or other proceedings concerning this Assignment shall be in the state and federal courts located in the County of Prince George's County, State of Maryland.

14.         Counterparts. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

15.         Cooperation. Assignor hereby agrees to and shall execute and deliver to Assignee any and all documents, agreements and instruments necessary to consummate the transactions contemplated by this Assignment.

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IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed as of the day and year first above written.

ASSIGNOR:

By	EXHIBIT - DO NOT SIGN

Title

ASSIGNEE:

By	EXHIBIT - DO NOT SIGN

Title

F-2

EXHIBIT G

GENERAL PROVISIONS OF ESCROW

THESE GENERAL PROVISIONS OF ESCROW ("General Provisions"), are being entered into pursuant to that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated _____________, 20___, by and between _____________________________, as the "Seller,", and ___________________________________, as the "Buyer," as the same may be amended from time to time ("Purchase Agreement"). Capitalized terms used herein without definition shall have the meanings given to such terms in the Purchase Agreement.

THE PARTIES UNDERSTAND AND ACKNOWLEDGE:

16.         Deposit of Funds and Disbursements. Unless directed in writing by Seller or Buyer, as applicable, to establish a separate, interest-bearing account together with all necessary taxpayer reporting information, all funds received by Escrow Agent shall be deposited in general escrow accounts in a federally insured financial institution ("Depositories"). All disbursements shall be made by Escrow Agent's check or by wire transfer unless otherwise instructed in writing by the party to receive such disbursement. The Good Funds Law requires that Escrow Agent have confirmation of receipt of funds prior to disbursement.

17.         Disclosure of Possible Benefits to Escrow Agent. As a result of Escrow Agent maintaining its general escrow accounts with the Depositories, Escrow Agent may receive certain financial benefits such as an array of bank services, accommodations, loans or other business transactions from the Depositories ("Collateral Benefits"). Notwithstanding the foregoing, the term Collateral Benefits shall not include any interest that accrues or is earned on the Deposit and in no event and under no circumstance shall Escrow Agent be entitled to receive and retain any interest that accrues or is earned on the Deposit. All Collateral Benefits shall accrue to the sole benefit of Escrow Agent and Escrow Agent shall have no obligation to account to the parties to this Escrow for the value of any such Collateral Benefits.

18.         Miscellaneous Fees. Escrow Agent may incur certain additional costs on behalf of the parties for services performed by third party providers. The fees charged by Escrow Agent for such services shall not include a mark up or premium over the direct cost of such services.

19.         Prorations and Adjustments. All prorations and/or adjustments shall be made in accordance with the Purchase Agreement.

20.         Contingency Periods. Escrow Agent shall not be responsible for monitoring contingency time periods between the Parties.

21.         Reports. As an accommodation, Escrow Agent may agree to transmit orders for inspection, termite, disclosure and other reports if requested, in writing or orally, by the parties or their agents. Escrow Agent shall deliver copies of any such reports as directed. Escrow Agent is not responsible for reviewing such reports or advising the parties of the content of the same.

22.         Recordation of Documents. Escrow Agent is authorized to prepare, obtain, record and deliver the necessary instruments to carry out the terms and conditions of this Escrow and, to the extent that Escrow Agent is also the Title Company, to issue the ALTA Extended Coverage Policy at Closing, subject to and in accordance with the Purchase Agreement or pursuant to separate written instructions to Escrow Agent executed by Seller.

23.         Conflicting Instructions and Disputes. No notice, demand or change of instructions shall be of any effect in this Escrow unless given in writing by Seller and Buyer. In the event a demand for the Deposit and/or any other amounts in this Escrow is made which is not concurred with by Seller and Buyer (regardless of who made demand therefor), Escrow Agent may elect to file a suit in interpleader and obtain an order from the court allowing Escrow Agent to deposit all funds and documents in court and have no further liability with respect thereto. If an action is brought involving this Escrow and/or Escrow Agent, Seller and Buyer agree to indemnify and hold Escrow Agent harmless against liabilities, damages and costs incurred by Escrow Agent (including reasonable attorney's fees and costs) except to the extent that such liabilities, damages and costs were caused by the negligence, gross negligence or willful misconduct of Escrow Agent.

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24.         Amendments to General Provisions. Any amendment to these General Provisions must be mutually agreed to by Seller and Buyer and accepted by Escrow Agent. The Purchase Agreement and these General Provisions shall constitute the entire escrow agreement between the Escrow Agent and the parties hereto with respect to the subject matter of the Escrow.

25.         Copies of Documents; Authorization to Release. Escrow Agent is authorized to rely upon copies of documents, which include facsimile, electronic, NCR, or photocopies as if they were an originally executed document. If requested by Escrow Agent, the originals of such documents shall be delivered to Escrow Agent. Documents to be recorded MUST contain original signatures. Escrow Agent may furnish copies of any and all documents to the lender(s), real estate broker(s), attorney(s) and/or accountant(s) involved in this transaction upon their request.

26.         Execution in Counterpart. These General Provisions and any amendments may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute the same instruction.

27.         Tax Reporting, Withholding and Disclosure. The Parties are advised to seek independent advice concerning the tax consequences of this transaction, including but not limited to, their withholding, reporting and disclosure obligations. Escrow Agent does not provide tax or legal advice and the parties agree to hold Escrow Agent harmless from any loss or damage that the parties may incur as a result of their failure to comply with federal and/or state tax laws. EXCEPT AS OTHERWISE REQUIRED UNDER APPLICABLE LAW, WITHHOLDING OBLIGATIONS ARE THE EXCLUSIVE OBLIGATIONS OF THE PARTIES AND ESCROW AGENT IS NOT RESPONSIBLE TO PERFORM THESE OBLIGATIONS UNLESS ESCROW AGENT AGREES IN WRITING.

28.         Taxpayer Identification Number Reporting. Federal law requires Escrow Agent to report Seller's social security number and/or tax identification number, forwarding address, and the gross sales price to the Internal Revenue Service. Escrow cannot be closed nor any documents recorded until the information is provided and Seller certifies the accuracy of such information to Escrow Agent.

29.         Purchase Agreement. In the event of any conflict between the terms and conditions of the Purchase Agreement and the terms and conditions of these General Provisions, the terms and conditions of the Purchase Agreement shall govern.

30.         Notices. All notices relating to these General Provisions shall be given in compliance with the Notice provisions set forth in the Purchase Agreement.

SELLER:

By	EXHIBIT – DO NOT SIGN

Title

Date: _____________, 20__

BUYER:

By	EXHIBIT – DO NOT SIGN

Title

Date: ______________, 20__

ESCROW AGENT:

By:	EXHIBIT – DO NOT SIGN

Title:

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EXHIBIT H

FORM OF LEASE

LEASE

DATED

___________ ___, 2017

by and between

IIP-[________] LLC,

a Delaware limited liability company

and

HOLISTIC INDUSTRIES LLC,

a Maryland limited liability company

H-1

LEASE AGREEMENT

This Lease Agreement (this "Lease"), dated ______________, 2017 (the "Execution Date"), is made between IIP-[______] LLC, a Delaware limited liability company ("Landlord"), and HOLISTIC INDUSTRIES LLC, a Maryland limited liability company ("Tenant").

RECITALS

A.           WHEREAS, concurrent with the execution of this Lease, Landlord closed on the purchase of certain real property (the "Property") and the improvements on the Property located at 9220 Alaking Court, Capitol Heights, Maryland 20743, including the building constructed or to be constructed thereon (the "Building" and, together with the Property, the "Project"), pursuant to that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated May 1st, 2017 (the "Purchase Agreement"), by and between Landlord and PGHI LLC, a Maryland limited liability company ("Prior Owner"), an affiliate of Tenant; and

B.           WHEREAS, Landlord wishes to lease to Tenant, and Tenant desires to lease from Landlord, the Premises (as defined below), pursuant to the terms and conditions of this Lease, as detailed below;

C.           WHEREAS, pursuant to the Purchase Agreement, the Prior Owner is obligated to complete certain Construction Work (as defined in the Purchase Agreement) at the Project, which Construction Work is anticipated to continue during the initial Term of the Lease;

D.           WHEREAS, Landlord, Tenant and Prior Owner have entered into that certain Right of Entry Agreement, dated as of the Execution Date (the "Access Agreement"), whereby Landlord and Tenant have each granted to Prior Owner and its employees, contractors and subcontractors a temporary right of entry to enter the Project for the purpose of completing the Construction Work;

E.           WHEREAS, any affiliates (as defined in Section 16.8) of Tenant now existing or hereafter formed which conduct business in the state of Maryland in the cannabis industry (each, a “Full Guarantor”) will be required pursuant to the terms of this Lease to enter into a guaranty in the form attached as Exhibit D (the “Full Guaranty”), without which Landlord would not agree to enter into this Lease. For purposes of this Lease, the term “Guarantor” as used herein shall mean and refer to the Limited Guarantor (as defined below), as applicable, and any Full Guarantor, as applicable, and the term “Guaranty” shall mean and refer to any Full Guaranty and the Limited Guaranty (as defined below), as applicable; and

F.           WHEREAS, Willco Construction Co., Inc. a Maryland corporation ("Completion Guarantor"), is deriving a benefit from Landlord and Tenant entering into this Lease, and has agreed to enter into a completion guaranty in the form attached as Exhibit F hereto (the "Completion Guaranty") to guaranty Tenant’s completion of the Tenant Improvements (as defined below).

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.          Lease of Premises. Subject to the terms and conditions of the Access Agreement, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the real property described on Exhibit A attached hereto, and all improvements thereon, including the Building and the shafts, cable runs, mechanical spaces, rooftop areas, landscaping, parking facilities, private drives and other improvements and appurtenances related thereto, for use by Tenant in accordance with the Permitted Use (as defined below) and no other uses (collectively, the "Premises").

2.          Basic Lease Provisions. For convenience of the parties, certain basic provisions of this Lease are set forth herein. The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

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2.1.          Initial Base Rent: One Hundred Thousand Dollars ($100,000.00) per month, subject to subsequent adjustment under this Lease.

2.2.          "Security Deposit": One Million One Hundred Thousand Dollars ($1,100,000.00), subject to adjustment under this Lease.

2.3.          "Permitted Use": Agricultural growth and processing of agricultural materials, including but not limited to, cannabis, industrial and office space, in accordance with current zoning for the Premises and, subject to the terms of this Lease, in conformity with all Applicable Laws (as defined below). Permitted use shall include the cultivation and processing of cannabis plant parts and resins into products, and the storage of same for transport, and such other related use or uses which, subject to the terms of this Lease, are permitted under Applicable Laws.

2.4.	Address for Rent Payment:	IIP-[_______] LLC

[Bank Name]

[Bank Address]

ABA#: [_______]

Account#: [_______]

2.5.         Address for Notices to Landlord:

IIP-[______] LLC

17190 Bernardo Center Drive

San Diego, California 92128

Attn: General Counsel

2.6.         Address for Notices and Invoices to Tenant:

Holistic Industries LLC

c/o Willco Companies

7811 Montrose Road

Suite 200

Potomac MD 20854

Attn: President and Legal

With a copy of default notices to:

Grossberg, Yochelson, Fox & Beyda, LLP

1200 New Hampshire Ave, NW

Suite 555

Washington, DC 20036

Attn: Richard F. Levin, Esq.

2.7.         The following Exhibits are attached hereto and incorporated herein by reference:

Exhibit A          Premises

Exhibit B          Tenant's Personal Property

Exhibit C          Form of Estoppel Certificate

Exhibit D          Form of Guaranty

Exhibit E          Form of Limited Guaranty

Exhibit F          Form of Completion Guaranty

Exhibit G          Work Letter

Exhibit G-1      Tenant Work Insurance Requirements

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3.          Term and Extension Options.

3.1.       Term. The actual term of this Lease (as the same may be extended or earlier terminated in accordance with this Lease, the "Term") shall commence on [________], 20171 (the "Commencement Date") and end on [_______], 20332, subject to extension or earlier termination of this Lease as provided herein.

3.2.      Options to Extend Term. Tenant shall have three (3) options (each an "Extension Option") to extend the Term of this Lease for a period of five (5) years each (each an "Extension Period"), on the same terms and conditions in effect under this Lease immediately prior to the commencement of the Extension Period, except that (a) Tenant shall have no further right to extend the Term of this Lease after the third Extension Period, (b) the Base Rent payable during the Extension Period shall be an amount equal to the fair market value for similar space in the Capitol Heights, Maryland market, subject to a fair market value rent escalation during the Extension Period consistent with similar space in such market (collectively, the "FMV").

3.2.1.      Upon Landlord’s receipt of an Extension Notice (as defined below), Landlord and Tenant will use good faith efforts to negotiate the FMV, taking into account all relevant factors including, without limitation, all uses which the Premises are adapted and might in reason be applied, rent for comparable premises in the relevant competitive market, concessions offered to new tenants, Tenant’s creditworthiness and the quality and location of the Building and Premises. If Landlord and Tenant cannot agree on the FMV within thirty (30) days after Landlord’s receipt of an Extension Notice (as defined below), then either party may request that the same be determined as follows: a senior officer of a nationally recognized leasing brokerage firm with local knowledge of the Capitol Heights, Maryland leasing market (the "Baseball Arbitrator") shall be selected and paid for jointly by Landlord and Tenant. In the event that Landlord and Tenant cannot agree upon the Baseball Arbitrator, then the same shall be designated by the local chapter of the Judicial Arbitration and Mediation Services or any successor organization thereto (the "JAMS"). The Baseball Arbitrator selected by the parties or designated by JAMS shall (a) have at least ten (10) years’ experience in the leasing of relevant space in the applicable market and (b) not have been employed or retained by either Landlord or Tenant or any affiliate of either for a period of at least ten (10) years prior to appointment pursuant hereto. Each of Landlord and Tenant shall submit to the Baseball Arbitrator and to the other party its determination of the FMV. The Baseball Arbitrator shall grant to Landlord and Tenant a hearing and the right to submit evidence. The Baseball Arbitrator shall determine which of the two (2) FMV determinations more closely represents the actual FMV. The Baseball Arbitrator may not select any other FMV for the Premises other than one submitted by Landlord or Tenant. The FMV selected by the Baseball Arbitrator shall be binding upon Landlord and Tenant and shall serve as the basis for determination of Base Rent payable for the applicable Extension Period. After the final determination of Base Rent payable for the Extension Period, the parties shall promptly execute a written amendment to this Lease specifying the amount of Base Rent to be paid during the applicable Extension Period. Any failure of the parties to execute such amendment shall not affect the validity of the FMV determined pursuant to this Section.

3.2.2.      If Tenant exercises an Extension Option, such Extension Option shall apply to the entire Premises (and no less than the entire Premises). Tenant may exercise an Extension Option only by giving Landlord irrevocable and unconditional written notice thereof (the "Extension Notice") not later than twelve (12) months prior to the commencement date of the Extension Period. Upon delivery of the Extension Notice, Tenant shall be irrevocably bound to lease the Premises for the Extension Period.

3.2.3.      Notwithstanding the foregoing, Tenant shall not have the right to exercise an Extension Option (a) during the time that Tenant is in Default (i.e. beyond any applicable notice and cure period) under this Lease, in the case of any Default that arose during the twelve (12) month period immediately prior to the date that Tenant intends to exercise an Extension Option; or (b) in the event that Tenant has been in Default with respect to any of its monetary obligations under this Lease two (2) or more times during the twelve (12) month period immediately prior to the date that Tenant intends to exercise an Extension Option, whether or not Tenant has cured such Defaults. If Tenant shall fail to timely exercise the Extension Option in accordance with the provisions of this Section 3.2, then the Extension Option shall terminate, and shall be null and void and of no further force and effect.

 1 The Closing Date under the Purchase Agreement.

2 The last day of the 192nd full calendar month following the Closing Date.

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3.2.4.      All of Tenant’s rights with respect to the Extension Option shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Extension Option if, after such exercise, but prior to the commencement date of the Extension Period, (i) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of twenty (20) days after written notice from Landlord to Tenant, or (ii) Tenant fails to commence to cure a material non-monetary default within thirty (30) days after the date Landlord gives notice to Tenant of such material non-monetary default. If this Lease or Tenant's right to possession of the Premises shall terminate in any manner whatsoever before Tenant shall exercise the Extension Option, or if Tenant shall have assigned or transferred any interest in this Lease or sublet any part of the Premises other than in the case of a Permitted Transfer, then immediately upon such termination, assignment, transfer or sublease, the Extension Option shall simultaneously terminate and become null and void. Time is of the essence with regard to this Section 3.2.

3.2.5.      The Extension Options are conditioned upon (a) each Full Guarantor executing an amendment to such Guarantor’s Guaranty that explicitly extends such Guarantor’s obligations so that each Guarantor guarantees Tenant's Lease obligations incurred pursuant to Tenant's successful exercise of an Extension Option; and (b) delivery of one of the following: (i) in the event the Limited Guaranty has not been substituted pursuant to Section 6.4 below, the Limited Guarantor executing and delivering an amendment to its Limited Guaranty that explicitly extends the Limited Guarantor’s obligations so that the Limited Guarantor guarantees, subject to the limitations set forth in such Limited Guaranty, Tenant’s lease obligations incurred pursuant to Tenant’s successful exercise of an Extension Option, or (ii) in the event there is a Substitute Guarantor(s), such Substitute Guarantor(s) executing and delivering an amendment to the applicable Guaranty, subject to any limitations set forth in such Guaranty, guaranteeing Tenant’s lease obligations incurred pursuant to Tenant’s successful exercise of an Extension Option.

4.          Possession.

4.1.       Possession. Tenant hereby acknowledges that Tenant is familiar with the condition of the Premises, including the ongoing Construction Work (as defined in the Purchase Agreement) being conducted by the Prior Owner on the Premises, and agrees to accept the Premises in its "as is" condition with all faults as of the Commencement Date, and Landlord makes no representation or warranty of any kind with respect the Premises, and Landlord will have no obligation to improve, alter or repair the Premises. It is understood and agreed that Landlord is not obligated to install any equipment, or make any repairs, improvements or alterations to the Premises. Tenant’s occupancy and possession of the Premises at the time of the Closing (as defined in the Purchase Agreement) shall conclusively establish that the Premises, the Building and the Project were at such time in good, sanitary and satisfactory condition and repair.

4.2.      NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT LANDLORD IS LEASING THE PREMISES "AS IS" AND "WHERE IS," AND WITH ALL FAULTS, AND THAT LANDLORD IS MAKING NO REPRESENTATIONS AND WARRANTIES WHETHER EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, WITH RESPECT TO THE QUALITY OR PHYSICAL CONDITION OF THE PREMISES, THE INCOME OR EXPENSES FROM OR OF THE PREMISES, OR THE COMPLIANCE OF THE PREMISES WITH APPLICABLE BUILDING OR FIRE CODES, ENVIRONMENTAL LAWS OR OTHER LAWS, RULES, ORDERS OR REGULATIONS. WITHOUT LIMITING THE FOREGOING, IT IS UNDERSTOOD AND AGREED THAT LANDLORD MAKES NO WARRANTY WITH RESPECT TO THE HABITABILITY, SUITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. TENANT AGREES THAT IT ASSUMES FULL RESPONSIBILITY FOR, AND THAT IT HAS PERFORMED EXAMINATIONS AND INVESTIGATIONS OF THE PREMISES, INCLUDING SPECIFICALLY, WITHOUT LIMITATION, EXAMINATIONS AND INVESTIGATIONS FOR THE PRESENCE OF ASBESTOS, PCBS AND OTHER HAZARDOUS SUBSTANCES, MATERIALS AND WASTES (AS THOSE TERMS MAY BE DEFINED HEREIN OR BY APPLICABLE FEDERAL OR STATE LAWS, RULES OR REGULATIONS) ON OR IN THE PREMISES. WITHOUT LIMITING THE FOREGOING, TENANT IRREVOCABLY WAIVES ALL CLAIMS AGAINST LANDLORD WITH RESPECT TO ANY ENVIRONMENTAL CONDITION, INCLUDING CONTRIBUTION AND INDEMNITY CLAIMS, WHETHER STATUTORY OR OTHERWISE. THE FOREGOING WAIVER BY TENANT SHALL EXPRESSLY EXCLUDE ANY CLAIMS MADE BY TENANT BY REASON OF ANY GROSSLY NEGLIGENT OR WILLFUL ACT OR OMISSION OF LANDLORD.

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4.3.        Holding Over.

4.3.1.          If, with Landlord's prior written consent, Tenant holds possession of all or any part of the Premises after the Term, Tenant shall become a tenant from month-to-month after the expiration or earlier termination of the Term, and in such case Tenant shall continue to pay (a) Base Rent, as adjusted in accordance with Section 6.2, (b) Additional Rent, and (c) any amounts for which Tenant would otherwise be liable under this Lease if the Lease were still in effect. Any such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein.

4.3.2.          If Tenant retains possession of any portion of the Premises after the Term without Landlord's prior written consent, then (a) Tenant shall be a tenant at sufferance subject to the terms and conditions of this Lease, except that the monthly rent shall be equal to one hundred fifty percent (150%) of the monthly Rent in effect during the last thirty (30) days of the Term, and (b) to the extent such holdover continues beyond thirty (30) days after the expiration or earlier termination of the Term, Tenant shall be liable to Landlord for any and all damages suffered by Landlord as a result of such holdover, including any lost rent or consequential, special and indirect damages (in each case, regardless of whether such damages are foreseeable).

4.3.3.          Acceptance by Landlord of Rent after the expiration or earlier termination of the Term shall not result in an extension, renewal or reinstatement of this Lease. The foregoing provisions of this Section 4.3 are in addition to and do not affect Landlord's right of reentry or any other rights of Landlord hereunder or as otherwise provided by Applicable Laws. The provisions of this Section 4.3 shall survive the expiration or earlier termination of this Lease.

5.          Tenant Improvements.

5.1.      Tenant shall cause appropriate improvements consistent with the Permitted Use (the "Tenant Improvements") to be constructed in the Premises pursuant to the Work Letter attached hereto as Exhibit G (the "Work Letter") at a cost to Landlord not to exceed Four Million Dollars ($4,000,000.00) (the "TI Allowance"). The TI Allowance may be applied to the costs of (a) construction, (b) project review by Landlord (which shall be limited to reimbursement for Landlord’s third party costs up to a maximum amount of Forty Thousand Dollars ($40,000.00)), (c) commissioning of mechanical, electrical and plumbing systems by a licensed, qualified commissioning agent hired by Tenant, and review of such party's commissioning report by a licensed, qualified commissioning agent hired by Landlord, (d) space planning, architect, engineering and other related services performed by third parties unaffiliated with Tenant, (e) building permits and other taxes, fees, charges and levies by Governmental Authorities (as defined below) for permits or for inspections of the Tenant Improvements, and (f) costs and expenses for labor, material, equipment and fixtures, including, without limitation, payments for such purposes to Tenant or any affiliates of Tenant, provided such amounts are consistent with competitive market rates charged for the services and materials rendered by unrelated persons or entities of similar skill, competence and experience in an arms-length transaction. In no event shall the TI Allowance be used for (m) the cost of work that is not authorized by the Approved Plans (as defined in the Work Letter) or otherwise approved in writing by Landlord, (n) the purchase of any furniture, personal property or other non-building system equipment, (o) costs resulting from any default by Tenant of its obligations under this Lease or (p) costs that are recoverable by Tenant from a third party (e.g., insurers, warrantors, or tortfeasors).

5.2.      Tenant shall have until December 31, 2017 (the "TI Deadline") to request disbursement for the unused portion of the TI Allowance. Landlord shall not be obligated to fund requests of the TI Allowance made after such date, provided that the TI Deadline shall be subject to extension on a day-for-day basis for any delay in the Construction Work caused by force majeure events. Tenant shall notify Landlord in writing upon the occurrence of any force majeure event that delays or is reasonably expected to delay the Construction Work and shall use commercially reasonable efforts to mitigate any such delays to the extent reasonably practicable. To the extent that the total cost of the Tenant Improvements exceeds the TI Allowance (such excess, the "Excess TI Costs"), Tenant shall be solely responsible for any overages. In no event shall any unused TI Allowance entitle Tenant to a credit against Rent payable under this Lease. Following Substantial Completion of the Tenant Improvements, Tenant shall deliver to Landlord (a) a certificate of occupancy for the Premises suitable for the Permitted Use and (b) a Certificate of Substantial Completion in the form of the American Institute of Architects document G704, executed by the project architect.

5.3.      Concurrently with Tenant’s execution of this Lease, Tenant shall furnish to Landlord evidence satisfactory to Landlord that insurance coverages required of Tenant under the provisions of this Lease are in effect.

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5.4.       Landlord's obligation to disburse any portion of the TI Allowance shall be conditional upon the satisfaction of the following: (a) Tenant's delivery to Landlord of a certificate of occupancy for the Premises suitable for the Permitted Use; (b) Tenant's delivery to Landlord of a Certificate of Substantial Completion in the form of the American Institute of Architects document G704, executed by the project architect; (c) Landlord's receipt of written confirmation of final approval by the Maryland Cannabis Commission to commence cannabis cultivation operations at the Property; and (d) Tenant’s satisfaction of the conditions precedent to funding of the TI Allowance set forth in Section 6.3 of the Work Letter.

5.5.       In the event Landlord fails to fund any portion of the TI Allowance within fifteen (15) business days following Tenant’s request therefor and delivery of all required documentation in connection therewith, Tenant may deliver Landlord a second written request for disbursement, and in the event such disbursement is not made within five (5) business days thereafter, and provided that Landlord has not provided Tenant with written notice of any missing or incomplete documentation that Landlord reasonably believes is required to be submitted by Tenant, then in addition to Tenant’s other rights and remedies, Tenant shall have the right to credit such portion of the TI Allowance required to be disbursed by Landlord against Rent next coming due under this Lease, plus interest thereon at the Default Rate, until such amount is fully recouped by Tenant.

5.6          Any assets acquired by Tenant that are paid for from the TI Allowance shall belong to Landlord, and upon termination of the Lease shall be surrendered to Landlord in its then “as-is” condition.

6.          Rent.

6.1.         Rent. Base Rent and Additional Rent (defined below) shall together be denominated "Rent." Rent shall be paid by ACH, wire transfer or check (but in no event may Rent be payable in cash) to Landlord, without abatement, deduction or offset, in lawful money of the United States of America to the address set forth in Section 2.4 or to such other person or at such other place as Landlord may from time designate in writing. In the event the Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of the number of days in the month and shall be paid at the then-current rate for such fractional month.

6.2.         Base Rent.

6.2.1.       Initial Base Rent Period. Tenant shall pay to Landlord as Base Rent for the Premises, for the time period commencing upon the Commencement Date and ending on the date that the Additional Purchase Price (as defined in the Purchase Agreement) is required to be paid by Landlord to Prior Owner (the "Initial Base Rent Period"), an amount equal to the sum set forth in Section 2.1, subject to the rental adjustments provided in this Section 6.2. Base Rent shall be paid in equal monthly installments, subject to the rental adjustments provided in this Section 6.2, each in advance on, or before, the first day of each and every calendar month during the Term; provided that Base Rent shall be abated for the first three (3) months of the Term (the "Base Rent Abatement Period"). In the event that the Commencement Date occurs on a day other than the first day of a calendar month, then monthly Base Rent payable on or before the first day of the first month of the Base Rent Abatement Period shall be a prorated amount based on the actual number of days in such calendar month, based on a 360 day year, following the expiration of the Base Rent Abatement Period. For purposes of clarity, Tenant shall be responsible for all other Rent due pursuant to the terms of this Lease during the Base Rent Abatement Period. Notwithstanding the foregoing, in the event that the Base Rent is abated during the Base Rent Abatement Period for any other reason under this Lease, the Base Rent Abatement Period shall be extended during such other abatement such that Tenant shall receive the full benefit of the intended three (3) month Base Rent Abatement Period.

6.2.2.       Second Base Rent Period. Subject to the Base Rent Abatement Period, for the time period commencing upon the expiration of the Initial Base Rent Period and ending on the date that the TI Allowance (or any portion thereof) is paid to Tenant (the "Second Base Rent Period"), Tenant shall pay to Landlord as monthly Base Rent for the Premises the amount derived from the following calculation: fifteen percent (15%) of the sum of the Purchase Price (as defined in the Purchase Agreement) and the Additional Purchase Price, divided by twelve (12). For purposes of clarity, assuming the sum of the Purchase Price and the Additional Purchase Price is Eleven Million Dollars ($11,000,000.00), Base Rent during the Second Base Rent Period would be equal to One Hundred Thirty-Seven Thousand Five Hundred Dollars ($137,500.00) per month. In the event that the commencement of the Second Base Rent Period occurs on a day other than the first day of a calendar month, then the adjusted Base Rent shall be payable as if the commencement of the Second Base Rent Period had been the first day of the applicable calendar month.

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6.2.3.       Third Base Rent Period. For the time period commencing upon the expiration of the Second Base Rent Period and continuing for the remainder of the Term of this Lease (the "Third Base Rent Period"), Tenant shall pay to Landlord as monthly Base Rent for the Premises the amount derived from the following calculation: fifteen percent (15%) of the sum of the Purchase Price, the Additional Purchase Price and the TI Allowance disbursed to Tenant, divided by twelve (12). For purposes of clarity, assuming the sum of the Purchase Price, the Additional Purchase Price and the disbursed TI Allowance is Fifteen Million Dollars ($15,000,000.00), Base Rent during the Second Base Rent Period would be equal to One Hundred Eighty-Seven Thousand Five Hundred Dollars ($187,500.00) per month. In the event that the commencement of the Third Base Rent Period occurs on a day other than the first day of a calendar month, then the adjusted Base Rent shall be payable as if the commencement of the Third Base Rent Period had been the first day of the applicable calendar month.

6.2.4.       Additional Base Rent. Landlord and Tenant acknowledge that Landlord has agreed to hold in escrow the amount of One Million Nine Hundred Thousand Dollars ($1,900,000.00) (the "Rent Reserve") to be applied by Landlord toward Tenant’s obligation to pay Base Rent and the Property Management Fee and the amortization charge commencing on the fourth month following the Commencement Date and continuing until the full amount of the Rent Reserve has been depleted. Commencing on the fourth (4th) month following the Commencement Date, monthly Base Rent shall be increased by Twenty Six Thousand Two Hundred Fifty-Nine and 74/100 Dollars ($26,259.74), which is equal to the amount of the Rent Reserve amortized over the remainder of the initial Term at a rate of fifteen percent (15%) annually. For purposes of clarity, in no event shall the Rent Reserve be applied toward Tenant’s obligation to pay Additional Rent or any other Rent aside from Base Rent, the Property Management Fee and the amortization charge, provided if Tenant is in Default (including any monetary Default) of any of its obligations under this Lease, Landlord shall have the right to apply the Rent Reserve to cure such Default as though the Rent Reserve constituted a part of the Security Deposit held by Landlord pursuant to Section 6.4.

6.2.5.       Annual Escalation. Base Rent payable under this Lease shall be subject to an annual upward adjustment of three and one-quarter percent (3.25%) of the then-current Base Rent. The first such adjustment shall become effective commencing on the earlier of (a) the first annual anniversary of the beginning of the Second Base Rent Period and (b) June 30, 2018; provided however that if the commencement of the Second Base Rent Period shall be delayed beyond June 30, 2017 by reason of any force majeure delays incurred by Tenant in the substantial completion of the Construction Work (as defined in the Purchase Agreement) beyond June 30, 2017, then and in such event the June 30, 2018 date shall be postponed on a day-for-day basis for each such day of delay. Subsequent adjustments shall become effective on every successive annual anniversary during the Term.

6.2.6.      Allocation of Base Rent. Landlord acknowledges that Tenant intends to allocate Base Rent primarily to those portions of the Premises wherein leasehold improvements have been completed, with the sum of $100 per month allocated to the non-improved portions of the Premises.

6.3.         Additional Rent. In addition to Base Rent, Tenant shall pay to Landlord as additional rent ("Additional Rent") at times hereinafter specified in this Lease (a) amounts related to Operating Expenses and Taxes (each as defined below), unless paid directly by Tenant to third parties to whom such amounts are owed, (b) the Property Management Fee (as defined below) and (c) any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord (whether or not such amounts are referred to herein as Additional Rent), including any and all other sums that may become due by reason of any default of Tenant or failure on Tenant's part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant.

6.3.1.       Operating Expenses. Tenant will pay directly all Operating Expenses of the Premises in a timely manner and prior to delinquency, unless otherwise specified herein that Landlord shall pay directly such Operating Expenses and receive reimbursement from Tenant. In the event that Tenant fails to pay any Operating Expense within fifteen (15) days after written notice by Landlord to Tenant, and without being under any obligation to do so and without hereby waiving any default by Tenant, Landlord may pay any delinquent Operating Expenses. Any Operating Expense paid by Landlord and any expenses reasonably incurred by Landlord in connection with the payment of the delinquent Operating Expense may be billed immediately to Tenant, or at Landlord's option and upon written notice to Tenant, may be deducted from the Security Deposit. "Operating Expenses" means all costs and expenses incurred by Landlord with respect to the ownership, maintenance and operation of the Premises including, but not limited to: insurance, utilities; maintenance, repair and replacement performed by Landlord (to the extent the foregoing are not performed by Tenant as more fully set forth in Section 6.5); any services provided by Landlord (if not performed by Tenant as more fully set forth in Section 6.5); building personnel costs; personal property taxes; rentals or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Premises; and fees for required licenses and permits. Operating Expenses shall expressly exclude those costs and expenses specific to the cultivation and processing operations of Tenant, which costs shall be borne solely by Tenant.

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6.3.2.       Taxes. Tenant will promptly pay to Landlord upon Landlord's written request the amount of all Taxes levied and assessed for any such year upon the Premises. "Taxes" means any and all real estate taxes, fees, assessments and other charges of any kind or nature, whether general, special, ordinary or extraordinary, that Landlord shall pay or accrue (without regard to any different fiscal year used by such governmental authority) that are levied in respect of the Premises, or in respect of any improvement, fixture, equipment or other property of Landlord, real or personal, located at the Premises, or used in connection with the operation of the Premises, and all fees, expenses, and costs incurred by Landlord in investigating, protesting, contesting, or in any way seeking to reduce or avoid increases in any assessments, levies, or the tax rate pertaining to the Taxes. Taxes shall not include Landlord's corporate franchise taxes, estate taxes, inheritance taxes or federal or state income taxes, transfer or recording taxes. If any such tax is levied or assessed in such a manner that the amount thereof required to be paid by Tenant is not ascertainable because such tax relates to more than the Premises or to more than the rents received by Landlord from the Premises, then said items to be paid by Tenant forming a part of the Taxes aforesaid shall be as reasonably determined by Landlord; and in such event Landlord shall provide Tenant the documentation of Landlord’s calculation of such amounts. The Taxes to be paid or reimbursed by Tenant to Landlord under this Section 6 shall not include any penalty or interest imposed by the taxing authority due to Landlord’s late payment of Taxes (unless Tenant has failed timely to pay the amount of such Taxes to Landlord when and as due under this Lease). Any Tax that is payable over a period in excess of one (1) year shall be charged to Tenant as if Landlord elected to pay the same over the longest permitted term.

6.3.3.       Estimated Costs. If and to the extent applicable, within sixty (60) days after the Commencement Date, and within sixty (60) days after the beginning of each calendar year, Landlord shall give Tenant a written estimate, for such calendar year, of the cost of Taxes and Operating Expenses payable by Landlord. Tenant shall pay such estimated amount to Landlord in equal monthly installments, in advance. Within ninety (90) days after the end of each calendar year, Landlord shall furnish to Tenant a statement showing in reasonable detail the cost of Taxes and Operating Expenses paid or payable by Landlord during such year (the "Annual Statement"), and Tenant shall pay to Landlord the cost incurred by Landlord in excess of the payments made by Tenant within ten days of receipt of such Annual Statement. In the event that the payments made by Tenant to Landlord for the estimated Taxes and Operating Expenses exceed the aggregate amount set forth in the Annual Statement, such excess amount shall be credited by Landlord to the Rent or other charges next due and owing, provided that, if the Term has expired, Landlord shall accompany said statement with the amount due Tenant.

6.3.4.       Property Management Fee. Tenant shall pay to Landlord on, or before, the first day of each calendar month of the Term, as Additional Rent and a component of Operating Expenses, the Property Management Fee. The annual “Property Management Fee” shall equal one and one-half percent (1.5%) of the then-current Base Rent due from Tenant. Such Property Management Fee shall be prorated with respect to partial years occurring during the Term. Commencing on the Commencement Date, Tenant shall pay the Property Management Fee with respect to the entire Term, including any extensions thereof or any holdover periods, regardless of whether Tenant is obligated to pay Base Rent or any other Rent with respect to any such period or portion thereof.

6.3.5.       Absolute Net Lease. This Lease shall be deemed and construed to be an "absolute net lease" and, except as herein expressly provided, the Landlord shall receive all payments required to be made by Tenant, free from all charges, assessments, impositions, expenses, deductions of any and every kind or nature whatsoever. Except as expressly provided herein, Tenant shall, at Tenant’s sole cost and expense, maintain the landscaping and parking lot, and make all additional repairs, replacements and alterations required to maintain the Premises as required pursuant to this Lease.

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6.3.6.       Tax Contest. Promptly following receipt by Landlord, Landlord shall deliver to Tenant copies of all assessments and/or bills or invoices received from applicable taxing authorities relating to Taxes. If Tenant reasonably determines that any levy or imposition of Taxes is excessive, Tenant may request in writing that either Landlord contest or object ("Contest") or Tenant Contest on Landlord’s behalf to the levying or imposition of any such Taxes. Tenant shall so notify Landlord promptly after the assessment is made. In the event Landlord disagrees with Tenant's request, Landlord shall so notify Tenant within thirty (30) days following receipt of Tenant's notice and, if Tenant desires to continue with such Contest, then Tenant shall so notify Landlord in writing and within ten (10) business days after Landlord's receipt of such notice, the parties shall appoint a mutually agreeable independent expert with at least ten (10) years' experience with real estate tax appeals for commercial properties in Prince Georges County to determine whether such an appeal should be brought. Such expert shall inform the parties of his or her determination within ten (10) business days of his or her appointment and receipt of all relevant information. If such expert agrees with Landlord that a Contest should not be brought, Tenant shall pay for the entire cost of such expert, or reimburse Landlord for such costs as Additional Rent within thirty (30) days following Landlord's written demand therefor. If such expert agrees with Tenant that a Contest should be brought, the costs of such expert shall be paid by Landlord, which costs shall not be included as an Operating Expense under this Lease. If such expert determines that such a Contest should be brought, then Landlord or Tenant, if Tenant requested to make such Contest on Landlord’s behalf, agrees to pursue diligently, in a commercially reasonable manner, such Contest. If Real Estate Taxes are subsequently reduced by a Contest or by any application or proceeding brought by or on behalf of Landlord for reduction in the amount of Taxes, the Taxes deemed to have accrued during such applicable period shall be correspondingly decreased and Landlord shall provide Tenant with a credit for any excess payment previously paid by Tenant for such period during the Term, based upon its share of the reduced amount of Taxes accruing during such period, which credit shall be applied first, to reimburse Landlord for any costs and expenses incurred by Landlord in connection with such Contest, second, to any sums then due Landlord under this Lease, and third, to the next installment(s) of Rent due hereunder, until Tenant is fully credited for any excess payment, or at Landlord's option, Landlord shall promptly pay Tenant the amount of the credit due to Tenant, less any costs and expenses incurred by Landlord in connection with such Contest. In the event that such Contest does not result in any reduction in Real Estate Taxes, Tenant shall reimburse Landlord for the costs and expenses incurred by Landlord in connection with the Contest within thirty (30) days following written demand therefor.

6.4.         Security Deposit. On or before the Execution Date of this Lease, Tenant shall deposit with Landlord the initial Security Deposit sum set forth in Section 2.2, which sum shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the Term. Landlord shall not be required to maintain a separate account for the Security Deposit, but may intermingle it with other funds of Landlord. If Tenant defaults with respect to any provision of this Lease beyond the expiration of applicable notice and cure periods, then without notice to Tenant, Landlord may (but shall not be required to), apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default. If any portion of the Security Deposit is so used or applied, then Tenant shall, within ten (10) days following written demand therefor, restore the Security Deposit to its original amount. The unapplied portion of the Security Deposit shall be returned to Tenant, or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within sixty (60) days following the expiration of the Term. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby irrevocably waives and relinquishes any and all rights, benefits, or protections, if any, Tenant now has, or in the future may have under any provision of Applicable Law which (a) establishes the time frame by which a landlord must refund a security deposit under a lease, or (b) provides that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant, or to clean the subject premises. Tenant acknowledges and agrees that (w) any statutory time frames for the return of a security deposit are superseded by the express period identified in this Section 6.4, and (x) rather than be so limited, Landlord may claim from the Security Deposit (i) any and all sums expressly identified in this Section 6.4, and (ii) any additional sums reasonably necessary to compensate Landlord for any and all losses or damages caused by Tenant's default of this Lease, including, but not limited to, all damages or rent due upon termination of this Lease. In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings. Tenant shall, concurrently with or prior to the first payment date for the Second Base Rent Period and the Third Base Rent Period, pay to Landlord three (3) times the amount of such increase as an additional Security Deposit, as a component of its obligations hereunder, such that at all times Landlord shall hold a Security Deposit that is not less than the amount of three months of the then-current Base Rent (the “Minimum Security Deposit”).

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The Security Deposit may be in the form of cash, a letter of credit or any other security instrument, provided in the case of any other security instrument, such instrument shall be acceptable to Landlord in its sole discretion. In the event the cash Security Deposit (or any portion thereof) is to be replaced with a letter of credit, the letter of credit shall be issued by an issuer reasonably satisfactory to Landlord and shall otherwise be in form and substance reasonably acceptable to Landlord. Tenant shall reimburse Landlord for its legal costs in handling Landlord’s acceptance of the letter of credit or any other replacement security. Tenant shall not seek to enjoin, prevent or otherwise interfere with Landlord’s draw under any letter of credit. Landlord shall hold the proceeds of any draw in the same manner and for the same purposes as a cash Security Deposit. In the event Landlord transfers its interest in the Premises, then Tenant shall at Tenant’s expense, deliver an amendment to the letter of credit naming Landlord’s grantee as substitute beneficiary. If the amount of the required Security Deposit changes while a letter of credit is in force, then Tenant shall deliver a corresponding amendment to the letter of credit, and Landlord shall acknowledge and confirm to the issuer such amendment to the extent requested by the issuer.

On or before the first anniversary of the Commencement Date (the “Additional Security Deposit Deadline”), Tenant shall deliver to Landlord one of the following as additional security for the performance of Tenant’s obligations under this Lease (the “Additional Security Deposit”): (A) sufficient funds to increase Landlord’s Security Deposit to the aggregate sum of Three Million Dollars ($3,000,000.00) plus the Minimum Security Deposit (the “Increased Security Deposit”); (B) a letter of credit in the amount of Three Million Dollars ($3,000,000.00) issued by an issuer reasonably satisfactory to Landlord and otherwise in form and substance reasonably acceptable to Landlord, which letter of credit shall be deemed part of the Security Deposit; or (C) a limited guaranty in the form attached as Exhibit E hereto (the “Limited Guaranty”) from Richard Cohen, an individual (the “Limited Guarantor”). In the event that Tenant timely delivers the Additional Security Deposit in accordance with clause (b) or (c) in the preceding sentence, then the cash Security Deposit held by Landlord shall be reduced to the Minimum Security Deposit and Landlord shall remit any excess funds held by Landlord to Tenant within five (5) business days of receipt of such Additional Security Deposit. For the avoidance of doubt, following the Additional Security Deposit Deadline, Landlord shall thereafter be entitled to hold, in accordance with the terms and conditions of this Lease, either: (y) a Security Deposit that is not less than the Increased Security Deposit; or (z) a Security Deposit in the amount of the Minimum Security Deposit and a Limited Guaranty (or Substitute Guaranty, as defined below), unless Landlord otherwise agrees in writing to another form of security in its sole and absolute discretion.

In the event that Tenant delivers the Limited Guaranty as the Additional Security Deposit, Landlord acknowledges and agrees that Tenant shall have the right, exercisable at any time during the Term that Tenant is not in Default, to replace the Limited Guaranty by delivering an Additional Security Deposit in the form set forth in clauses (a) or (b) of the immediately preceding paragraph in an amount equal to the then-current liability of the Limited Guarantor under such Limited Guaranty (the “Substitute Security Deposit”), which Substitute Security Deposit shall be deemed part of the Security Deposit and subject to the terms and provision set forth in this Section. At such time as Landlord has received the Substitute Security Deposit, the Limited Guaranty shall be terminated and of no further force and effect. Landlord further acknowledges and agrees that provided Tenant is not in Default, Tenant shall have the right to elect to replace the Substitute Security Deposit with a Limited Guaranty from Limited Guarantor or with a substitute Guaranty (the “Substitute Guaranty”) from another guarantor(s) with a net worth and liquidity sufficient to satisfy the Limited Guarantor’s obligations (and in any case, a net worth not less than $8,000,000) and otherwise acceptable to Landlord in Landlord’s sole but reasonable discretion (the “Substitute Guarantor”). Similarly, in the event that the Limited Guarantor is no longer an owner of Tenant and provided that Tenant is not in Default, Tenant shall have the right to replace the Limited Guarantor with a Substitute Guarantor reasonably acceptable to Landlord. Tenant may effect such substitutions on multiple occasions during the Term, provided Tenant shall not effect such substitutions more than twice in any calendar year.

6.5.         No Discharge of Rent Obligations. Tenant's obligation to pay Rent shall not be discharged or otherwise affected by (a) any Applicable Laws now or hereafter applicable to the Premises, (b) any other restriction on Tenant's use, (c) except as expressly provided herein, any casualty or taking or (d) any other occurrence; and Tenant waives all rights now or hereafter existing to terminate or cancel this Lease or quit or surrender the Premises or any part thereof, or to assert any defense in the nature of constructive eviction to any action seeking to recover rent. Tenant's obligation to pay Rent with respect to any period or obligations arising, existing or pertaining to the period prior to the date of the expiration or earlier termination of the Term or this Lease shall survive any such expiration or earlier termination; provided, however, that nothing in this sentence shall in any way affect Tenant's obligations with respect to any other period.

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7.          Use.

7.1.         Use. Tenant shall use the Premises solely for the Permitted Use, and shall not use the Premises, or permit or suffer the Premises to be used, for any other purpose without Landlord's prior written consent, which consent Landlord may withhold in its sole and absolute discretion. Tenant shall comply, and cause Tenant Parties to comply, with all Applicable Laws, zoning ordinances and certificates of occupancy issued for the Premises or any portion thereof. Tenant shall not use any portion of the roof of the Premises. Tenant shall not commit, or allow Tenant Parties (as defined below) to commit, any waste of the Premises. Tenant shall not do, or permit Tenant Parties to do, anything on or about the Premises that in any way increases the rate, or invalidates or prevents the procuring, of any insurance protecting against loss or damage to any portion of the Premises or its contents, or against liability for damage to property or injury to persons in or about any portion of the Premises. For purposes hereof, the term "Tenant Parties" means Tenant's agents, contractors, subcontractors, employees, customers, licensees, invitees, assignees and subtenants, and the term "Applicable Laws" means all federal (to the extent not in direct conflict with applicable state, municipal or local cannabis licensing and program laws, rules and regulations), state, municipal and local laws, codes, ordinances, rules and regulations of governmental authorities, committees, associations, or other regulatory committees, agencies or governing bodies having jurisdiction over the Premises or any portion thereof, Landlord or Tenant, including both statutory and common law, hazardous waste rules and regulations, and state cannabis licensing and program laws, rules and regulations. Tenant may only place equipment within the Premises with floor loading consistent with the Building's structural design unless Tenant obtains Landlord's prior written approval. Tenant may place such equipment only in a location designed to carry the weight of such equipment.

7.2.         Legal Compliance. Tenant shall be responsible for all improvements or alterations required to be made and all liabilities, costs and expenses arising out of or in connection with the compliance of the Premises with Applicable Laws including, without limitation, the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq., and any state and local accessibility laws, codes, ordinances and rules (collectively, and together with regulations promulgated pursuant thereto, the "ADA"). Tenant shall indemnify, save, defend (at Landlord's option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any Claims arising out of any such failure of the Premises to comply with Applicable Laws including, without limitation, the ADA.

7.3.         Indemnification. Tenant shall indemnify, save, defend (at Landlord's option and with counsel reasonably acceptable to Landlord) and hold Landlord and its affiliates, lenders, employees, agents and contractors (collectively, the "Landlord Indemnitees") harmless from and against any and all demands, claims, liabilities, losses, costs, expenses, criminal or civil actions, forfeiture seizures, causes of action, damages, suits or judgments, and all reasonable expenses (including reasonable attorneys' fees, charges and disbursements, regardless of whether the applicable demand, claim, action, cause of action or suit is voluntarily withdrawn or dismissed) incurred in investigating or resisting the same (collectively, "Claims") of any kind or nature that arise before, during or after the Term as a result of Tenant's breach of this Section 7.

7.4.         Marijuana Law. Landlord acknowledges that Tenant intends to use the Premises to operate a “medical marijuana organization” as such term is defined in the Maryland Medical Marijuana Law (Md. Code Ann., Health-Gen. §§13-3301–13-3316 (2016); MD CODE REGS. §§10.62.01-10.62-35; Md. Code Ann., Health-Gen. § 13-3313; MD CODE REGS. §§10.62.01-10.62-35) , as the same may be amended from time to time (collectively, the “Marijuana Law”). LANDLORD HEREBY ACKNOWLEDGES THAT, NOTWITHSTANDING THE CURRENT LEGAL STATUS OF MARIJUANA IN THE STATE OF MARYLAND AND THE ENACTMENT OF THE MARIJUANA LAW, WHICH LEGALIZES THE USE OF MARIJUANA FOR MEDICAL PURPOSES UNDER CERTAIN CONDITIONS AS MORE FULLY SET FORTH IN THE MARIJUANA LAW, THE MANUFACTURING, SALE AND/OR DISTRIBUTION OF MARIJUANA, AND/OR HEMP VIOLATES FEDERAL LAW, SPECIFICALLY INCLUDING, BUT NOT LIMITED TO, THE CONTROLLED SUBSTANCES ACT (CODIFIED AS AMENDED AT 21 U.S.C. §§801-889 (2006)) (THE “CONTROLLED SUBSTANCES ACT”). Notwithstanding any provisions of the Lease to the contrary, Landlord hereby consents, without payment of a fee and without the need for further Landlord consent, to Tenant’s operation of a medical marijuana organization at the Premises, together with all uses ancillary thereto, and shall use commercially reasonably efforts, without any obligation to incur costs (other than minimal costs) or liability to Landlord, to assist Tenant, where required, in connection with Tenant’s efforts to obtain permits or approvals necessary for the operation of a “medical marijuana organization” at the Premises. Landlord further agrees that the provisions of Section 7.3 above shall not pertain to any Claims arising by reason of any alleged violation of the Controlled Substances Act or similar federal laws prohibiting Tenant’s operation of a medical marijuana organization at the Premises, provided the foregoing is not intended to limit Claims for any non-compliance with the Marijuana Law or any other Applicable Laws.

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7.5.         Additional Acknowledgements and Consents. Landlord further acknowledges that Tenant is subject to certain requirements under the Marijuana Law with the respect to the Premises and the Permitted Use and, as a result, Tenant shall be permitted to operate at the Premises in accordance with such requirements. In connection therewith and in furtherance of Tenant’s compliance with the Marijuana Law, Landlord hereby agrees to adhere to the following, to the extent reasonably required for compliance with the Marijuana Law:

(i)          No changes, alterations, modifications, additions or other improvements shall be made to the Premises without Tenant’s prior written consent, and Tenant shall be permitted to make any such changes, alterations, modifications, additions or improvements as required by or in connection with the Marijuana Law.

(ii)         Except as expressly provided in this Lease, Landlord shall neither access nor permit any third party to access the Premises without Tenant’s prior written consent.

(iii)        Landlord may not market or advertise the Premises or the Permitted Use without Tenant’s prior written consent, and shall, in each instance, obtain the prior written approval of Tenant concerning exact text and timing of any news releases, articles, brochures, advertisements, prepared speeches or any other information releases concerning the Lease. Landlord shall not use Tenant’s name or logotype and will not issue any press release or other information pertaining to the Lease or Tenant without Tenant’s prior written consent.

(iv)        Landlord shall permit Tenant to perform all security requirements under the Marijuana Law with respect to the Premises, including without limitation, installation of (a) professionally-monitored security alarm systems, (b) professionally-monitored security and surveillance systems, (c) commercial grade, nonresidential doors and locks, and (d) certain signage and lighting throughout the Premises.

7.6.         Licensing Requirements. Subject to the terms of this Lease, Tenant shall procure and maintain in full force and effect all licenses, permits, approvals and other authorization required for Tenant to operate the Premises for the Permitted Use. Tenant shall use its best efforts to obtain a license to cultivate medical-use cannabis from the Maryland Medical Cannabis Commission (the “License”). Once obtained by Tenant, Tenant shall not transfer, assign or convey the License to any other person or entity without Landlord’s prior written consent. Furthermore, Tenant shall promptly deliver to Landlord any notices or other communications received by Tenant from the Maryland Medical Cannabis Commission or any other governmental authority alleging a violation of Applicable Law or notifying Tenant of any termination, suspension, or violation with respect to the License or of any investigation of the Premises or Tenant’s operations.

8.          Hazardous Materials.

8.1.         Tenant shall not cause or permit any Hazardous Materials (as defined below) to be brought upon, kept or used in or about the Premises in violation of Applicable Laws by Tenant or any Tenant Party. If (a) Tenant breaches such obligation, (b) the presence of Hazardous Materials as a result of such a breach results in contamination of the Premises, any portion thereof, or any adjacent property, (c) contamination of the Premises otherwise occurs during the Term or any extension or renewal hereof or holding over hereunder or (d) contamination of the Premises occurs as a result of Hazardous Materials that are placed on or under or are released into the Premises by a Tenant Party, then Tenant shall indemnify, save, defend (at Landlord's option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any and all Claims of any kind or nature, including (w) diminution in value of the Premises or any portion thereof, (x) damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, (y) damages arising from any adverse impact on marketing of space in the Premises or any portion thereof and (z) sums paid in settlement of Claims that arise before, during or after the Term as a result of such breach or contamination. This indemnification by Tenant includes costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any governmental authority because of Hazardous Materials present in the air, soil or groundwater above, on, under or about the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials in, on, under or about the Premises, any portion thereof or any adjacent property caused or permitted by any Tenant Party results in any contamination of the Premises, any portion thereof or any adjacent property, then Tenant shall promptly take all actions at its sole cost and expense as are necessary to return the Premises, any portion thereof or any adjacent property to its respective condition existing prior to the time of such contamination; provided that Landlord's written approval of such action shall first be obtained, which approval Landlord shall not unreasonably withhold; and provided, further, that it shall be reasonable for Landlord to withhold its consent if such actions could have a material adverse long-term or short-term effect on the Premises, any portion thereof or any adjacent property. Tenant's obligations under this Section shall not be limited by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant under workers' compensation acts, disability benefit acts, employee benefit acts or similar legislation.

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8.2.         Landlord acknowledges that it is not the intent of this Section 8 to prohibit Tenant from operating its business for the Permitted Use. Tenant may operate its business according to the custom of Tenant's industry so long as the use or presence of Hazardous Materials is strictly and properly monitored in accordance with Applicable Laws. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord (a) a list identifying each type of Hazardous Material to be present at the Premises that is subject to regulation under any environmental Applicable Laws in the form of a Tier II form pursuant to Section 312 of the Emergency Planning and Community Right-to-Know Act of 1986 (or any successor statute) or any other form reasonably requested by Landlord, (b) a list of any and all approvals or permits from governmental authorities required in connection with the presence of such Hazardous Material at the Premises and (c) correct and complete copies of notices of violations of Applicable Laws related to Hazardous Materials (collectively, "Hazardous Materials Documents"). Tenant shall deliver to Landlord updated Hazardous Materials Documents, within fourteen (14) days after receipt of a written request therefor from Landlord, not more often than once per year, unless (m) there are any changes to the Hazardous Materials Documents or (n) Tenant initiates any Alterations or changes its business, in either case in a way that involves any material increase in the types or amounts of Hazardous Materials. In the event that a review of the Hazardous Materials Documents indicates non-compliance with this Lease or Applicable Laws, Tenant shall, at its expense, diligently take steps to bring its storage and use of Hazardous Materials into compliance. Notwithstanding anything in this Lease to the contrary or Landlord's review into Tenant's Hazardous Materials Documents or use or disposal of hazardous materials, however, Landlord shall not have and expressly disclaims any liability related to Tenant's or other tenants' use or disposal of Hazardous Materials, it being acknowledged by Tenant that Tenant is best suited to evaluate the safety and efficacy of its Hazardous Materials usage and procedures.

8.3.         Tenant represents and warrants to Landlord that Tenant is not nor has it been, in connection with the use, disposal or storage of Hazardous Materials, (a) subject to a material enforcement order issued by any governmental authority or (b) required to take any remedial action.

8.4.         At any time, and from time to time, prior to the expiration of the Term, Landlord shall have the right to conduct appropriate tests of the Premises or any portion thereof to demonstrate that Hazardous Materials are present or that contamination has occurred due to the acts or omissions of a Tenant Party, the cost of which shall be an Operating Expense.

8.5.         If underground or other storage tanks storing Hazardous Materials installed or utilized by Tenant are located on the Premises, or are hereafter placed on the Premises by Tenant (or by any other party, if such storage tanks are utilized by Tenant), then Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under the Applicable Laws.

8.6.         Tenant shall promptly report to Landlord any actual or suspected presence of mold or water intrusion at the Premises.

8.7.         Tenant's obligations under this Section 8 shall survive the expiration or earlier termination of the Lease. During any period of time needed by Tenant or Landlord after the termination of this Lease to complete the removal from the Premises of any such Hazardous Materials, Tenant shall be deemed a holdover tenant and subject to the provisions of Section 4.3.

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8.8.         As used herein, the term "Hazardous Material" means: (i) petroleum-based products, diesel fuel, paints, solvents, lead, radioactive materials, cyanide, biohazards, infectious or medical waste and “sharps”, printing inks, acids, DDT, pesticides, ammonia compounds, and any other items which now or subsequently are found to have an adverse effect on the environment or the health and safety of persons or animals or the presence of which require investigation or remediation under any Law or governmental policy, and (ii) any item defined as a “hazardous substance”, “hazardous material”, “hazardous waste”, “regulated substance” or “toxic substance” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601, et seq., Hazardous Materials Transportation Act, 49 U.S.C. §1801, et seq., Resource Conservation and Recovery Act of 1976, 42 U.S.C. §6901 et seq., Clean Water Act, 33 U.S.C. §1251, et seq., Safe Drinking Water Act, 14 U.S.C. §300f, et seq., Toxic Substances Control Act, 15 U.S.C. §2601, et seq., Atomic Energy Act of 1954, 42 U.S.C. §2014 et seq., and any similar federal, state or local Laws, and all regulations, guidelines, directives and other requirements thereunder, all as may be amended or supplemented from time to time. Hazardous Materials shall also expressly include asbestos containing materials.

9.          Alterations.

9.1.         Tenant shall not make any alterations, additions or improvements in or to the Premises or engage in any construction, demolition, reconstruction, renovation or other work (whether major or minor) of any kind in, at or serving the Premises ("Alterations"), without obtaining Landlord's prior written consent, not to be unreasonably withheld, conditioned or delayed taking into consideration Tenant’s Permitted Use, except Tenant may make without Landlord’s prior written consent, but upon at least ten (10) days’ prior notice to Landlord, except Tenant shall be entitled to make non-structural Alterations to the interior of the Premises (excluding the roof) without such consent, but upon at least ten (10) days’ prior notice to Landlord, provided that the cost thereof does not exceed an aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000.00) in any twelve (12) month period (collectively, “Cosmetic Alterations”). Notwithstanding the foregoing, Tenant will not do anything that could have a material adverse effect on the Building or life safety systems, without obtaining Landlord's prior written consent. Any such improvements, excepting movable furniture, trade fixtures and equipment, shall become part of the realty and belong to Landlord. All alterations and improvements shall be properly permitted and installed at Tenant's sole cost, by a licensed contractor, in a good and workmanlike manner, and in conformity with all Applicable Laws. Any alterations that Tenant shall desire to make and which require the consent of Landlord shall be presented to Landlord in written form with detailed plans. Tenant shall: (a) acquire all applicable governmental permits; (b) furnish Landlord with copies of both the permits and the plans and specifications at least thirty (30) days before the commencement of the work, and (c) comply with all conditions of said permits in a prompt and expeditious manner. Any alterations shall be performed in a workmanlike manner with good and sufficient materials. Upon completion of any Alterations, Tenant shall promptly upon completion furnish Landlord with a reproducible copy of as-built drawings and specifications for any Alterations. Notwithstanding the foregoing, this Section 9 shall not apply to Construction Work to be completed by the Prior Owner in accordance with the Purchase Agreement.

9.2.         At least twenty (20) days prior to commencing any work relating to any Alterations requiring the approval of Landlord that have been so approved, Tenant shall notify Landlord in writing of the expected date of commencement. Tenant shall pay, when due, all claims for labor or materials furnished to or for Tenant for use in improving the Premises. Tenant shall not permit any mechanics' or materialmen's liens to be levied against the Premises arising out of work performed, materials furnished, or obligations to have been performed on the Premises by or at the request of Tenant. Tenant shall indemnify, save, defend (at Landlord's option and with counsel reasonably acceptable to Landlord) and hold Landlord Indemnitees from and against any and all Claims of any kind or nature that arise before, during or after the Term on account of claims of lien of laborers or materialmen or others for work performed or materials or supplies furnished for Tenant or its contractors, agents or employees. If Tenant fails to discharge or undertake to defend against such liability, upon receipt of written notice from Landlord of such failure, Tenant shall have fifteen (15) days (the "Defense Cure Period") to cure such failure by prosecuting such a defense. If Tenant fails to do so within the Defense Cure Period, then Landlord may settle the same and Tenant's liability to Landlord shall be conclusively established by such settlement provided that such settlement is entered into on commercially reasonable terms and conditions, the amount of such liability to include both the settlement consideration and the costs and expenses (including attorneys' fees) incurred by Landlord in effecting such settlement. In the event any contractor, agent or employee notifies Tenant of its intent to file a mechanics' or materialmen's lien against the Premises, Tenant shall promptly notify Landlord of such intention to file a lien or a lawsuit with respect to such lien.

9.3.         Tenant shall repair any damage to the Premises caused by Tenant's removal of any property from the Premises. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if such space were otherwise occupied by Tenant. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

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9.4.         The Premises plus any Alterations, attached equipment, decorations, fixtures and trade fixtures; movable casework and related appliances; and other additions and improvements attached to or built into the Premises made by either of the parties (including all floor and wall coverings; paneling; sinks and related plumbing fixtures; attached benches; production equipment; walk-in refrigerators; ductwork; conduits; electrical panels and circuits; attached machinery and equipment; and built-in furniture and cabinets, in each case, together with all additions and accessories thereto), shall (unless, prior to such construction or installation, Landlord elects otherwise in writing) at all times remain the property of Landlord, shall remain in the Premises and shall (unless, prior to construction or installation thereof, Landlord elects otherwise in writing) be surrendered to Landlord upon the expiration or earlier termination of this Lease. For the avoidance of doubt, the items listed on Exhibit B attached hereto (which Exhibit B may be updated by Tenant from and after the Commencement Date, subject to Landlord's written consent) constitute Tenant's property and shall be removed by Tenant upon the expiration or earlier termination of the Lease. In addition, Cosmetic Alterations shall in no event be required to be removed from the Premises upon the expiration or earlier termination of the Term.

9.5.         If Tenant shall fail to remove any of its property from the Premises prior to the expiration of the Term, then Landlord may, at its option, remove the same in any manner that Landlord shall choose and store such effects without liability to Tenant for loss thereof or damage thereto, and Tenant shall pay Landlord, within thirty (30) days following written demand, any costs and expenses incurred due to such removal and storage or Landlord may, at its sole option and without notice to Tenant, sell such property or any portion thereof at private sale and without legal process for such price as Landlord may obtain and apply the proceeds of such sale against any (a) amounts due by Tenant to Landlord under this Lease and (b) any expenses incident to the removal, storage and sale of such personal property.

9.6.         Landlord shall not be entitled to any overhead or supervisory fees for any Alterations. Tenant shall reimburse Landlord for all third party costs actually incurred by Landlord in connection with any Alterations.

9.7.         Tenant shall require its contractors and subcontractors performing work on the Premises to name Landlord and its affiliates and any lender as additional insureds on their respective insurance policies.

9.8.         Tenant shall be permitted to install signage including Tenant’s name and/or logo upon the exterior of the Building, and/or at Tenant’s election, on a signage monument, subject to Applicable Laws and the CC&Rs (below defined), and receipt of Landlord’s prior written consent thereto, such consent not to be unreasonably withheld, conditioned or delayed. Tenant’s right to exterior signage at the Project shall be exclusive throughout the Term. Tenant shall maintain such signage in good condition and repair for the duration of the Term, and upon the expiration or earlier termination of this Lease, Tenant shall remove such signage (or, with respect to any signage monument, Tenant’s name and logo on such monument), at Tenant’s expense, and cause the area where such signage was located to be restored to the condition existing immediately prior to the installation of such signage.

10.        Odors and Fumes. Tenant shall not cause or permit (or conduct any activities that would cause) any release of any odors or fumes of any kind from the Premises. Tenant shall, at Tenant's sole cost and expense, provide odor eliminators and other devices (such as filters, air cleaners, scrubbers and whatever other equipment may in Landlord's judgment be necessary or appropriate from time to time) to abate any odors, fumes or other substances in Tenant's exhaust stream that, in Landlord's reasonable judgment, emanate from Tenant's Premises. Any work Tenant performs under this Section shall constitute Alterations. Tenant's responsibility to abate odors, fumes and exhaust shall continue throughout the Term. If Tenant fails to install satisfactory odor control equipment within thirty (30) days after Landlord's written demand made at any time (subject to extension as is reasonably required in connection with any required permitting or if such thirty (30) day period is not reasonably sufficient to install the same), then Landlord may, without limiting Landlord's other rights and remedies, require Tenant to cease and suspend any operations in the Premises that, in Landlord's reasonable determination, cause odors, fumes or exhaust. Notwithstanding the foregoing, Landlord acknowledges that the Permitted Use, including but not limited to the cultivation and processing of cannabis plant parts and resins into products, shall not be deemed to result in odors, fumes and exhaust requiring elimination or abatement unless and until there is a violation of the CC&Rs and/or Applicable Law which relates to exhaust, fumes or odors.

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11.         Repairs and Maintenance.

11.1.       Care of Premises. This Lease shall be deemed and construed to be an "absolute net lease." Tenant shall, at its sole cost and expense, keep the Premises or arrange with its management agent to keep the Premises in a working, neat, clean, sanitary, safe condition and repair, and shall keep or cause its management company to keep the Premises free from debris or trash buildup. Tenant shall make or cause its management company to make all repairs or replacements thereon or thereto, whether ordinary or extraordinary. Without limiting the foregoing, Tenant’s obligations hereunder shall include the maintenance, repair and replacement of the Building foundation, roof (including roof membrane), walls and all other structural components of the Building; all heating, ventilation, air conditioning, plumbing, electrical, mechanical, utility and safety systems serving the Building or Premises; the parking areas, roads and driveways located on the Premises; maintenance of exterior areas such as gardening and landscaping; snow removal and signage; maintenance and repair of flashings, gutters, downspouts, roof drains, skylights (and waterproofing around same); and painting. Landlord shall not be required to furnish any services or facilities or to make any repairs, replacements or alterations of any kind in or on the Premises but Landlord shall make available to Tenant all warranties obtained by Landlord for the Construction Work (as defined in the Purchase Agreement) and for any other alterations or improvements at the Premises or the Building and will reasonably cooperate with Tenant, at no or minimal cost to Landlord, following Tenant’s request in the event enforcement of Landlord’s rights thereunder shall be required. Tenant shall receive all invoices and bills relative to the Premises and, except as otherwise provided herein, shall pay for all expenses directly to the person or company submitting a bill without first having to forward payment for the expenses to Landlord. Except as otherwise provided in this Lease, Tenant hereby expressly waives the right to make repairs at the expense of Landlord as provided for in any Applicable Laws in effect at the time of execution of this Lease, or in any other Applicable Laws that may hereafter be enacted, and waives its rights under Applicable Laws relating to a landlord's duty to maintain its premises in a tenantable condition.

11.2.       Service Contracts and Invoices. Tenant shall, promptly upon Landlord's written request therefor, provide Landlord with copies of all service contracts relating to the Tenant's maintenance of the Premises and invoices received from Tenant from such service providers.

11.3.       Action by Landlord if Tenant Fails to Maintain. If Tenant refuses or neglects to repair or maintain the Premises as required hereunder to the reasonable satisfaction of Landlord, Landlord, at any time following ten (10) business days from the date on which Landlord shall make written demand on Tenant to affect such repair or maintenance, may, but shall not have the obligation to, make such repair and/or maintenance (without liability to Tenant for any loss or damage which may occur to Tenant's merchandise, fixtures or other personal property, or to Tenant's business by reason thereof) and upon completion thereof, Tenant shall pay to Landlord, as Additional Rent, Landlord's costs for making such repairs, plus interest at the Default Rate from the date of expenditure by Landlord upon demand therefor. Moreover, Tenant's failure to pay any of the charges in connection with the performance of its maintenance and repair obligations under this Lease will constitute a material default under the Lease.

11.4.       No Rent Abatement. There shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises, or in or to improvements, fixtures, equipment and personal property therein.

11.5.       Right of Entry. Landlord and Landlord's agents shall have the right to enter upon the Premises or any portion thereof for the purposes of performing any repairs or maintenance Landlord is permitted to make pursuant to this Lease, and of ascertaining the condition of the Premises or whether Tenant is observing and performing Tenant's obligations hereunder, all without unreasonable interference from Tenant or Tenant Parties. Except for emergency maintenance or repairs, the right of entry contained in this paragraph shall be exercisable at reasonable times, at reasonable hours and on reasonable notice, and subject to Tenant's authorized personnel accompanying Landlord's agents in sensitive areas of the Premises. Landlord shall use commercially reasonable efforts to minimize disruption to Tenant’s business activities in the Premises in connection with any such entry. Notwithstanding the foregoing or anything else to the contrary contained in this Lease, Landlord hereby acknowledges and agrees that, to the extent required for compliance of Tenant’s operations with the Marijuana Law, Landlord may not enter the Premises without the express written consent of Tenant. In the event of a maintenance or other type of emergency, Landlord may contact Josh Genderson to gain entry to the Premises (which individual may be changed by written notice to Landlord), but in such event, only in accordance with the Marijuana Law and with a representative of Tenant present at all times. Landlord further acknowledges that Landlord has no right to assume the management and operation of Tenant’s business under any circumstances (to-wit: Tenant’s abandonment, Tenant’s failure to timely cure its default under this Lease).

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11.6.       Cooperation by Landlord. Landlord agrees to join in the application of any permits or authorizations required by governmental authorities to include the joinder of the owner of the Premises in connection with any alterations, improvements or replacements at the Premises or Building as soon as may be reasonably practicable following Tenant’s written request, but in all events no later than fifteen (15) days after written notice, provided in no event shall Landlord be obligated to incur any costs or liability in connection with the foregoing.

12.         Liens. Tenant shall keep the Premises free from any liens arising out of work or services performed, materials furnished to or obligations incurred by Tenant. Tenant further covenants and agrees that any mechanic's or materialman's lien filed against the Premises for work or services claimed to have been done for, or materials claimed to have been furnished to, or obligations incurred by Tenant shall be discharged or bonded by Tenant within ten (10) days after Tenant receives notice of the filing thereof, at Tenant's sole cost and expense. Should Tenant fail to discharge or bond against any lien of the nature described in this Section, Landlord may, at Landlord's election, pay such claim or otherwise provide security to eliminate the lien as a claim against title, and Tenant shall immediately reimburse Landlord for the costs thereof as Additional Rent. Tenant shall indemnify, save, defend (at Landlord's option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any Claims arising from any such liens, including any administrative, court or other legal proceedings related to such liens. In the event that Tenant leases or finances the acquisition of office equipment, furnishings or other personal property of a removable nature utilized by Tenant in the operation of Tenant's business, Tenant warrants that any Uniform Commercial Code financing statement shall, upon its face or by exhibit thereto, indicate that such financing statement is applicable only to removable personal property of Tenant located within the Premises.

13.         CC&Rs. This Lease is subject to any recorded covenants, conditions or restrictions on the Property or Premises, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time (the "CC&Rs"). Tenant shall, at its sole cost and expense, comply with the CC&Rs.

14.         Utilities and Services. Tenant shall make all arrangements for and pay for all water, sewer, gas, heat, light, power, telephone service and any other service or utility Tenant requires at the Premises. Except as otherwise expressly set forth in this Lease, Landlord shall not be liable for any failure or interruption of any utility service being furnished to the Premises, and no such failure or interruption shall entitle Tenant to any abatement or right to terminate this Lease. In the event that any utilities are furnished by Landlord, Tenant shall pay to Landlord the cost thereof as an Operating Expense.

15.         Estoppel Certificate. Tenant shall, within ten (10) business days after receipt of written notice from Landlord, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit C, or on any other form reasonably requested by a current or proposed lender or encumbrancer or proposed purchaser, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which rental and other charges are paid in advance, if any, (b) acknowledging that there are not, to Tenant's actual knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (c) setting forth such further information with respect to this Lease or the Premises as may be requested thereon. Each Guarantor shall, within ten (10) days after receipt of written notice from Landlord, execute, acknowledge and deliver a statement in writing in the same form. Tenant's or any Guarantor's failure to deliver any such statement within such the prescribed time shall, at Landlord's option, constitute a Default (as defined below) under this Lease, and, in any event, shall be binding upon Tenant or such Guarantor (as applicable) that the Lease and such Guaranty are in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant or such Guarantor (as applicable) for execution.

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16.         Assignment or Subletting.

16.1.       None of the following (each, a "Transfer"), either voluntarily or by operation of Applicable Laws, shall be directly or indirectly performed without Landlord's prior written consent, such consent not to be unreasonably withheld, conditioned or delayed: (a) Tenant selling, hypothecating, assigning, pledging, encumbering or otherwise transferring this Lease or subletting the Premises or (b) a controlling interest in Tenant being sold, assigned or otherwise transferred (other than as a result of shares in Tenant being sold on a public stock exchange, or transferred to an Affiliated Party (defined below) or otherwise by reason of a Permitted Transfer (defined below)). For purposes of the preceding sentence, "control" means (x) owning (directly or indirectly) more than seventy percent (70%) of the stock or other equity interests of another person or (y) possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of such person.

16.2.       In the event Tenant desires to effect a Transfer, then, at least twenty (20) days prior to the date when Tenant desires the Transfer to be effective (the "Transfer Date"), Tenant shall provide written notice to Landlord (the "Transfer Notice") containing information (including references) concerning the character of the proposed transferee, assignee or sublessee; the proposed Transfer Date; the most recent financial statements of Tenant and of the proposed transferee, assignee or sublessee ("Required Financials"); any ownership or commercial relationship between Tenant and the proposed transferee, assignee or sublessee; and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord shall reasonably require. In no event shall Landlord be deemed to be unreasonable for declining to consent to a Transfer to a transferee, assignee or sublessee of lacking financial qualifications or seeking a change in the Permitted Use, or jeopardizing directly or indirectly the status of Landlord or any of Landlord's affiliates as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended from time to time.

16.3.       The following are conditions precedent to a Transfer or to Landlord considering a request by Tenant to a Transfer:

16.3.1.     Tenant shall remain fully liable under this Lease and each Guarantor shall continue to remain fully liable under such Guarantor’s Guaranty, including with respect to the Term after the Transfer Date. Tenant agrees that it shall not be (and shall not be deemed to be) a guarantor or surety of this Lease, however, and waives its right to claim that it is a guarantor or surety or to raise in any legal proceeding any guarantor or surety defenses permitted by this Lease or by Applicable Laws;

16.3.2.     Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord that the value of Landlord's interest under this Lease shall not be diminished or reduced by the proposed Transfer. Such evidence shall include evidence respecting the relevant business experience and financial responsibility and status of the proposed transferee, assignee or sublessee;

16.3.3.     Tenant shall reimburse Landlord for Landlord's actual costs and expenses, including attorneys' fees, charges and disbursements incurred in connection with the review, processing and documentation of such request, not to exceed Three Thousand Dollars ($3,000.00);

16.3.4.     If Tenant's transfer of rights or sharing of the Premises provides for the receipt by, on behalf of or on account of Tenant of any consideration of any kind whatsoever (including a premium rental for a sublease or lump sum payment for an assignment, but excluding Tenant's reasonable costs in marketing and subleasing the Premises and amounts of such payments not directly attributable to the value of Tenant’s leasehold interest hereunder) in excess of the rental and other charges due to Landlord under this Lease, Tenant shall pay fifty percent (50%) of all of such excess to Landlord, after making deductions for any reasonable marketing expenses, tenant improvement funds expended by Tenant, alterations, cash concessions, brokerage commissions, attorneys' fees and free rent actually paid by Tenant. If such consideration consists of cash paid to Tenant, payment to Landlord shall be made upon receipt by Tenant of such cash payment;

16.3.5.     The proposed transferee, assignee or sublessee shall agree that, in the event Landlord gives such proposed transferee, assignee or sublessee notice that Tenant is in default under this Lease, such proposed transferee, assignee or sublessee shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments shall be received by Landlord without any liability being incurred by Landlord, except to credit such payment against those due by Tenant under this Lease, and any such proposed transferee, assignee or sublessee shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, that in no event shall Landlord or its Lenders, successors or assigns be obligated to accept such attornment;

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16.3.6.     Tenant shall not then be in material default hereunder in any respect or in default beyond any applicable notice and cure period;

16.3.7.     Such proposed transferee, assignee or sublessee's use of the Premises shall be the same as the Permitted Use;

16.3.8.     Landlord shall not be bound by any provision of any agreement pertaining to the Transfer, except for Landlord's written consent to the same;

16.3.9.     Tenant shall pay all transfer and other taxes (including interest and penalties) assessed or payable for any Transfer;

16.3.10.   Landlord's consent (or waiver of its rights) for any Transfer shall not waive Landlord's right to consent or refuse consent to any later Transfer; and

16.3.11.   Tenant shall deliver to Landlord a list of Hazardous Materials (as defined below), certified by the proposed transferee, assignee or sublessee to be true and correct, that the proposed transferee, assignee or sublessee intends to use or store in the Premises. Additionally, Tenant shall deliver to Landlord, on or before the date any proposed transferee, assignee or sublessee takes occupancy of the Premises, all of the items relating to Hazardous Materials of such proposed transferee, assignee or sublessee as described in Section 8.

16.4.       Any Transfer that is not in compliance with the provisions of this Section or with respect to which Tenant does not fulfill its obligations pursuant to this Section shall be void and shall, at the option of Landlord, terminate this Lease.

16.5.       Notwithstanding any Transfer, Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due or to become due hereunder, and for the full performance of all other terms, conditions and covenants to be kept and performed by Tenant. The acceptance of Rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant or condition thereof, from any person or entity other than Tenant shall not be deemed a waiver of any of the provisions of this Lease or a consent to any Transfer.

16.6.       If Tenant delivers to Landlord a Transfer Notice indicating a desire to transfer this Lease to a proposed transferee or assignee, then Landlord shall have the option, exercisable by giving notice to Tenant within ten (10) days after Landlord's receipt of such Transfer Notice, to terminate this Lease as of the date specified in the Transfer Notice as the Transfer Date, except for those provisions that, by their express terms, survive the expiration or earlier termination hereof. If Landlord exercises such option, then Tenant shall have the right to withdraw such Transfer Notice by delivering to Landlord written notice of such election within five (5) days after Landlord's delivery of notice electing to exercise Landlord's option to terminate this Lease In the event Tenant withdraws the Transfer Notice as provided in this Section, this Lease shall continue in full force and effect. No failure of Landlord to exercise its option to terminate this Lease shall be deemed to be Landlord's consent to a proposed Transfer.

16.7.       If Tenant sublets the Premises or any portion thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any such subletting, and appoints Landlord as assignee and attorney-in-fact for Tenant, and Landlord (or a receiver for Tenant appointed on Landlord's application) may collect such rent and apply it toward Tenant's obligations under this Lease; provided that, until the occurrence of a Default (as defined below) by Tenant, Tenant shall have the right to collect such rent.

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16.8.       So long as Tenant is not entering into the Permitted Transfer (as defined below) for the purpose of avoiding or otherwise circumventing the remaining terms of this Article 16, Tenant may assign its entire interest under this Lease or sublease all or a portion of the Premises, without the consent of Landlord, to: (a) an affiliate, subsidiary, or parent of Tenant, or (b) a corporation, partnership or other legal entity wholly owned by or under common ownership with Tenant (collectively, an “Affiliated Party”), or (c) to any entity with or into which Tenant or any Affiliated Party may merge or consolidate, or (d) to any entity acquiring substantially all of the assets of or a controlling interests within Tenant, provided that all of the following conditions are satisfied (each such Transfer is referred to herein as a “Permitted Transfer”): (1) Tenant is not in material default under this Lease or in default beyond any applicable notice and cure periods; (2) Tenant shall give Landlord written notice at least ten (10) days prior to the effective date of the proposed commencement of the proposed Permitted Transfer, or within ten (10) days following the earliest date permitted by Applicable Law, if later; and (3) Tenant or the prospective transferee continues to have a net worth which is at least equal to Tenant’s net worth as of the day prior to the Permitted Transfer and reasonably sufficient to comply with the obligations under this Lease. Tenant’s notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. As used in this Section 16.8, (A) “parent” shall mean a company which owns a majority of Tenant’s voting equity; (B) “subsidiary” shall mean an entity wholly owned by Tenant or at least fifty-one percent (51%) of whose voting equity is owned by Tenant; (C) “affiliate” shall mean an entity controlled by, controlling or under common control with Tenant; and (D) “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity. Any transfers under this Section 16.8 shall not be subject to any recapture right, termination or profit splitting options that Landlord may have under this Article 16.

17.        Indemnification and Exculpation.

17.1.       Tenant agrees to indemnify, save, defend (at Landlord's option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any and all Claims of any kind or nature, real or alleged, arising from injury to or death of any person or damage to any property occurring within or about the Premises arising directly or indirectly out of the presence at or use or occupancy of the Premises or Project by a Tenant Party, (a) any act or omission on the part of any Tenant Party, (b) a breach or default by Tenant in the performance of any of its obligations hereunder or (c) injury to or death of persons or damage to or loss of any property, real or alleged, arising from the serving of any intoxicating substances at the Premises or Project, except to the extent any of the foregoing are directly caused by any negligent act or the gross negligence or willful misconduct of any Landlord Party. Tenant's obligations under this Section shall not be affected, reduced or limited by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant under workers' compensation acts, disability benefit acts, employee benefit acts or similar legislation. Tenant's obligations under this Section shall survive the expiration or earlier termination of this Lease.

Landlord agrees to indemnify, save, defend (at Tenant's option and with counsel reasonably acceptable to Tenant) and hold Tenant and its agents, employees, affiliates, owners and contractors (collectively, “Tenant Indemnitees”) harmless from and against any and all Claims of any kind or nature, real or alleged, arising from injury to or death of any person or damage to any property occurring within or about the Premises arising directly or indirectly out (i) of the negligent act or the gross negligence or willful misconduct of Landlord or its agents, employees or contractors (“collectively, “Landlord Parties”), or (ii) a breach or default by Landlord in the performance of any of its obligations hereunder. Landlord's obligations under this Section shall not be affected, reduced or limited by any limitation on the amount or type of damages, compensation or benefits payable by or for Landlord under workers' compensation acts, disability benefit acts, employee benefit acts or similar legislation. Landlord's obligations under this Section shall survive the expiration or earlier termination of this Lease.

17.2.      Notwithstanding anything in this Lease to the contrary, Landlord shall not be liable to Tenant for and Tenant assumes all risk of (a) damage or losses caused by fire, electrical malfunction, gas explosion or water damage of any type (including broken water lines, malfunctioning fire sprinkler systems, roof leaks or stoppages of lines), and (b) damage to personal property (in each case, regardless of whether such damages are foreseeable). Tenant further waives any claim for injury to Tenant's business or loss of income relating to any such damage or destruction of personal property as described in this Section. Notwithstanding anything in the foregoing or this Lease to the contrary, except as otherwise provided herein or as may be required by Applicable Laws, in no event shall either party be liable to the other for any consequential, special or indirect damages arising out of this Lease, including lost profits.

17.3.       Except as otherwise expressly provided in this Lease, Landlord shall not be liable for any damages arising from any act, omission or neglect of any third party.

17.4.      The provisions of this Section shall survive the expiration or earlier termination of this Lease.

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18.         Insurance; Waiver of Subrogation.

18.1.      Landlord shall maintain a policy or policies of insurance protecting Landlord against the following (all of which shall be payable by Tenant as Operating Expenses):

18.1.1.    Fire and other perils normally included within the classification of fire and extended coverage, together with insurance against vandalism and malicious mischief, to the extent of the full replacement cost of the Premises and the Project, including, at Landlord's option, earthquake and flood coverage, exclusive of trade fixtures, equipment and improvements insured by Tenant, with agreed value, full replacement and other endorsements which Landlord may elect to maintain;

18.1.2.     Twenty-four (24) months of rental loss insurance and to the extent of 100% of the gross rentals from the Premises;

18.1.3.     Comprehensive general liability insurance with a single limit of not less than $2,000,000 for bodily injury or death and property damage with respect to the Premises, a general aggregate not less than $2,000,000 for bodily injury or death and property damage with respect to the Premises, and not less than $4,000,000 of excess umbrella liability insurance; and

18.1.4.     At Landlord's sole option, environmental liability or environmental clean-up/remediation insurance in such amounts and with such deductibles and other provisions as Landlord may determine in its sole and absolute discretion.

18.2.       Tenant shall, at its own cost and expense, procure and maintain during the Term the following insurance for the benefit of Tenant and Landlord (as their interests may appear) with insurers lawfully authorized to do business in the state where the Premises are located:

18.2.1.     Commercial General Liability insurance on a broad-based occurrence coverage form, with coverages including but not limited to bodily injury (including death), property damage (including loss of use resulting therefrom), premises/operations, personal & advertising injury, and contractual liability with limits of liability of not less than $2,000,000 for bodily injury and property damage per occurrence, $5,000,000 general aggregate, which limits may be met by use of excess and/or umbrella liability insurance provided that such coverage is at least as broad as the primary coverages required herein.

18.2.2.          Commercial Automobile Liability insurance covering liability arising from the use or operation of any auto, including those owned, hired or otherwise operated or used by or on behalf of the Tenant. The coverage shall be on a broad-based occurrence form with combined single limits of not less than $1,000,000 per accident for bodily injury and property damage.

18.2.3.     Commercial Property insurance covering property damage to the full replacement cost value and business interruption. Covered property shall include all tenant improvements in the Premises (to the extent not insured by Landlord) and Tenant's property including personal property, furniture, fixtures, machinery, equipment, stock, inventory and improvements and betterments, which may be owned by Tenant or Landlord and required to be insured hereunder, or which may be leased, rented, borrowed or in the care custody or control of Tenant, or Tenant's agents, employees or subcontractors. Such insurance, with respect only to all Alterations or other work performed on the Premises by Tenant (collectively, "Tenant Work"), shall name Landlord and Landlord's current and future mortgagees as loss payees as their interests may appear, expressly excluding any personal property of Tenant, including but not limited to such personal property listed in Exhibit B attached hereto. Such insurance shall be written on an "all risk" of physical loss or damage basis including the perils of fire, extended coverage, electrical injury, mechanical breakdown, windstorm, vandalism, malicious mischief, sprinkler leakage, back-up of sewers or drains, flood, earthquake, terrorism and such other risks Landlord may from time to time designate, for the full replacement cost value of the covered items with an agreed amount endorsement with no co-insurance. Business interruption coverage shall have limits sufficient to cover Tenant's lost profits and necessary continuing expenses, including rents due Landlord under the Lease. The minimum period of indemnity for business interruption coverage shall be twelve (12) months plus twelve (12) months' extended period of indemnity.

18.2.4.     Workers' Compensation insurance as is required by statute or law, or as may be available on a voluntary basis and Employers' Liability insurance with limits of not less than the following: each accident, Five Hundred Thousand Dollars ($500,000); disease, Five Hundred Thousand Dollars ($500,000); disease (each employee), Five Hundred Thousand Dollars ($500,000).

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18.2.5.     Pollution Legal Liability insurance is required if Tenant stores, handles, generates or treats Hazardous Materials on or about the Premises (Landlord acknowledging that for purposes hereof, cannabis shall not be deemed a Hazardous Material). Such coverage shall include bodily injury, sickness, disease, death or mental anguish or shock sustained by any person; property damage including physical injury to or destruction of tangible property including the resulting loss of use thereof, clean-up costs, and the loss of use of tangible property that has not been physically injured or destroyed; and defense costs, charges and expenses incurred in the investigation, adjustment or defense of claims for such compensatory damages. Coverage shall apply to both sudden and non-sudden pollution conditions including the discharge, dispersal, release or escape of smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, liquids or gases, waste materials or other irritants, contaminants or pollutants into or upon land, the atmosphere or any watercourse or body of water. Claims-made coverage is permitted, provided the policy retroactive date is continuously maintained prior to the commencement date of this Lease, and coverage is continuously maintained during all periods in which Tenant occupies the Premises. Coverage shall be maintained with limits of not less than $1,000,000 per incident with a $2,000,000 policy aggregate and for a period of two (2) years thereafter.

18.3.      During all construction by Tenant at the Premises, with respect to tenant improvements being constructed (including any Alterations), Tenant shall cause the insurance required in Exhibit G-1 to be in place.

18.4.      The insurance required of Tenant by this Section shall be with companies reasonably acceptable to Landlord, taking into consideration which particular insurers are then operating in Maryland and offering coverage for businesses engaged in the Permitted Use at reasonable rates. Tenant shall obtain for Landlord from the insurance companies/broker or cause the insurance companies/broker to furnish certificates of insurance evidencing all coverages required herein to Landlord. Landlord reserves the right to require complete, certified copies of all required insurance policies including any endorsements. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after ten (10) days' prior written notice to Landlord from Tenant or its insurers (except in the event of non-payment of premium, in which case ten (10) days' written notice shall be given). All such policies shall be written as primary policies, not contributing with and not in excess of the coverage that Landlord may carry. Tenant's required policies shall contain severability of interests clauses stating that, except with respect to limits of insurance, coverage shall apply separately to each insured or additional insured. Tenant shall, at least ten (10) days prior to the expiration of such policies, furnish Landlord with renewal certificates of insurance or binders. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure such insurance on Tenant's behalf and at its cost to be paid by Tenant as Additional Rent. Commercial General Liability, Commercial Automobile Liability, Umbrella Liability and Pollution Legal Liability insurance as required above shall name Landlord, IIP Operating Partnership, LP and Innovative Industrial Properties, Inc. and their respective officers, employees, agents, general partners, members, subsidiaries, affiliates and Lenders ("Landlord Parties") as additional insureds as respects liability arising from work or operations performed by or on behalf of Tenant, Tenant's use or occupancy of Premises, and ownership, maintenance or use of vehicles by or on behalf of Tenant.

18.5.      Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise, equipment and leasehold improvements, and Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom, relative to such damage, all as more particularly set forth within this Lease. Tenant shall, at Tenant's sole cost and expense, carry such insurance as Tenant desires for Tenant's protection with respect to personal property of Tenant or business interruption.

18.6.      Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant, on behalf of themselves and their respective insurers, hereby waive any and all rights of recovery or subrogation against the Landlord Parties and Tenant Parties, respectively, with respect to any loss, damage, claims, suits or demands, howsoever caused, that are covered, or should have been covered, by valid and collectible insurance, including any deductibles or self-insurance maintained thereunder. If necessary, each party hereto agrees to endorse the required insurance policies to permit waivers of subrogation as required hereunder and hold harmless and indemnify the Landlord Parties, or Tenant Parties, respectively, for any loss or expense incurred as a result of a failure to obtain such waivers of subrogation from insurers. Each party hereto, upon obtaining the policies of insurance required or permitted under this Lease, shall give notice to its insurance carriers that the foregoing waiver of subrogation is contained in this Lease.

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18.7.      Landlord may require insurance policy limits required under this Lease to be raised to conform with the commercially reasonable requirements of Landlord's lender, if any, but not more often than once every three (3) years, and then only in conformity with insurance requirements then applicable to tenants of comparable buildings in the market.

18.8.      Any costs incurred by Landlord pursuant to this Section shall be included as Operating Expenses payable by Tenant pursuant to this Lease, except to the extent excluded above.

18.9.      Notwithstanding any provision herein to the contrary, Landlord recognizes that procurement of insurance by Tenant may become difficult from time-to-time by reason of the Permitted Use and that Landlord will not impose upon Tenant any obligations hereunder that if imposed would require payment of a premium at a rate in excess of 500% of the cost of such insurance as of the date of this Lease, subject to adjustment annually based on the U.S. Consumer Price Index (the “Insurance Waiver Threshold”). In such event, Tenant shall notify Landlord thereof and Tenant shall not be deemed to be in default hereunder as a result of Tenant’s failure or inability to obtain such insurance policies otherwise required hereunder; provided, however, that Tenant shall (a) continue to use commercially reasonable efforts to obtain such insurance at a cost that is below the Insurance Waiver Threshold and as soon as Tenant becomes aware that such insurance is available at a cost below the Insurance Waiver Threshold, Tenant shall procure and maintain such insurance; (b) during any time period that any insurance required hereunder is not available or is available, but the cost exceeds the Insurance Waiver Threshold, Tenant shall take all commercially reasonable and prudent measures to self-insure for such risks that are not insured, including maintaining adequate net worth and net current assets for the risks so self-insured against; and (c) pay the premium of such insurance up to the Insurance Waiver Threshold, if Landlord, in its sole and absolute discretion, determines to pay the difference between the premium amount ant the Insurance Waiver Threshold to secure the insurance. Notwithstanding the foregoing, Tenant's failure or inability to obtain insurance policies otherwise required hereunder shall be an event of default if Tenant's failure or inability to obtain such insurance policies is due to Tenant's specific acts or omissions, and not as a result of the general unavailability or change in pricing of insurance policies in the cannabis industry.

18.10.     The provisions of this Section shall survive the expiration or earlier termination of this Lease.

19.         Subordination and Attornment.

19.1.      As of the date hereof, there are no mortgages, deeds of trust or leases that are superior to this Lease. Subject to Tenant’s receipt of a SNDA (below defined) this Lease shall be subject and subordinate to the lien of any mortgage, deed of trust, or lease in which Landlord is tenant that may be hereafter in force against the Premises or any portion thereof and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments (other than the SNDA) on the part of Tenant to effectuate such subordination.

19.2.      Notwithstanding the foregoing, Tenant shall execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such future mortgage or mortgages or deeds of trust or lease in which Landlord is tenant as may be required by Landlord. If any such mortgagee, beneficiary or landlord under a lease wherein Landlord is tenant (each, a "Mortgagee") so elects, however, this Lease shall be deemed prior in lien to any such lease, mortgage, or deed of trust upon or including the Premises regardless of date and Tenant shall execute a statement in writing to such effect at Landlord's request. Tenant shall execute any document required from Tenant under this Section within ten (10) business days after written request therefor.

19.3.       Upon written request of Landlord and opportunity for Tenant to review, Tenant agrees to execute any Lease amendments not materially altering the terms of this Lease (it being acknowledged that any change to the Permitted Use shall be deemed a material alteration), if required by a Mortgagee incident to the financing of the real property of which the Premises constitute a part.

19.4.       In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease.

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19.5.       As a condition to the subordination of this Lease to any lease or mortgage that may hereafter be secured by the Premises, Landlord shall obtain for the benefit of Tenant, a commercially reasonable subordination, non-disturbance and attornment agreement (“SNDA”) from Landlord’s current and any future Mortgagee, on such Mortgagee’s standard form thereof, which shall be commercially reasonable in the industry for the Permitted Use.

20.         Defaults and Remedies.

20.1.       Late payment by Tenant to Landlord of Rent and other sums due shall cause Landlord to incur costs not contemplated by this Lease, the exact amount of which shall be extremely difficult and impracticable to ascertain. Such costs include processing and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within five (5) business days after the date such payment is due, Tenant shall pay to Landlord (a) an additional sum of five percent (5%) of the overdue Rent as a late charge plus (b) interest at an annual rate (the "Default Rate") equal to the lesser of (a) ten percent (10%) and (b) the highest rate permitted by Applicable Laws. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord shall incur by reason of late payment by Tenant and shall be payable as Additional Rent to Landlord due with the next installment of Rent. Landlord's acceptance of any Additional Rent (including a late charge or any other amount hereunder) shall not be deemed an extension of the date that Rent is due or prevent Landlord from pursuing any other rights or remedies under this Lease, at law or in equity. Notwithstanding the foregoing, Landlord shall waive such late charge and interest on the first such late payment in any twelve (12) month period so long as Tenant pays such amount in full within five (5) business days following receipt of written notice from Landlord that such amount is past due.

20.2.       No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided in this Lease or in equity or at law.

20.3.       If Tenant fails to pay any sum of money required to be paid by it hereunder or perform any other act on its part to be performed hereunder, in each case within the applicable cure period (if any) described herein, then Landlord may (but shall not be obligated to), without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform such act. Notwithstanding the foregoing, in the event of an emergency, Landlord shall have the right to enter the Premises and act in accordance with its rights as provided elsewhere in this Lease. Tenant shall pay to Landlord as Additional Rent all sums so paid or incurred by Landlord, together with interest at the Default Rate, computed from the date such sums were paid or incurred.

20.4.      The occurrence of any one or more of the following events shall constitute a "Default" hereunder by Tenant:

20.4.1.     Tenant abandons the Premises without the payment of Rent when due or providing for the on-going maintenance and repair of the Premises as required pursuant to the terms of this Lease;

20.4.2.     Tenant fails to make any payment of Rent, as and when due, where such failure shall continue for a period of five (5) business days after written notice thereof from Landlord to Tenant;

20.4.3.     Tenant fails to observe or perform any obligation or covenant contained herein, after the expiration of any applicable notice and cure periods, or if no cure period is otherwise defined in this Lease, within thirty (30) days after written notice thereof from Landlord; provided however, that no Default shall be deemed to exist if such cure is not reasonably capable of completion within such cure period and Tenant commences to cure such default within such cure period and thereafter diligently prosecutes such cure to completion;

20.4.4.     Tenant makes an assignment for the benefit of creditors, or a receiver, trustee or custodian is appointed to or does take title, possession or control of all or substantially all of Tenant's assets;

20.4.5.     Tenant files a voluntary petition under the United States Bankruptcy Code or any successor statute (as the same may be amended from time to time, the "Bankruptcy Code") or an order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code;

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20.4.6.     Any involuntary petition is filed against Tenant under any chapter of the Bankruptcy Code and is not dismissed within one hundred twenty (120) days;

20.4.7.     A default exists under any Guaranty executed by a Guarantor in favor of Landlord, after the expiration of any applicable notice and cure periods;

20.4.8.     Tenant's interest in this Lease is attached, executed upon or otherwise judicially seized and such action is not released within one hundred twenty (120) days of the action;

20.4.9.     A governmental authority seizes any part of the Property seeking forfeiture, whether or not a judicial forfeiture proceeding has commenced;

20.4.10.   A final, non-appealable judgment having the effect of establishing that Tenant's operation violates Landlord's contractual obligations (i) pursuant to any private covenants of record restricting Landlord's Building containing the Premises and which were in effect on the date of this Lease or were otherwise approved by Tenant in writing, or (ii) of good faith and fair dealing to any third party, including other tenants of the Building containing the Premises or occupants or owners of any other building within the Project; or

20.4.11.   Subject to the provisions of Section 18.9 hereof, an event occurs that results in any insurance carrier that provides insurance coverage with respect to any aspect of the Project providing notice to the Landlord of its intent to cancel such insurance coverage, and Landlord, exercising commercially reasonable efforts, is not able to procure comparable replacement insurance coverage that is reasonably acceptable to Landlord prior to the actual cancellation date specified in the notice of the cancelling insurance carrier.

20.5.          Notices given under this Section shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice.

20.6.       In the event of a Default by Tenant, with or without notice or demand (except to the extent required under Applicable Law) and without limiting Landlord in the exercise of any right or remedy that Landlord may have under Applicable Laws or this Lease, Landlord has the right to do any or all of the following:

20.6.1.     Halt any Alterations (including the Tenant Improvements) and order Tenant's contractors to stop work;

20.6.2.     Terminate Tenant's right to possession of the Premises by written notice to Tenant or by any lawful means, in which case Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage; and

20.6.3.     Terminate this Lease, in which event Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages reasonably incurred by Landlord by reason of Tenant's default, including:

20.6.3.1.  The sum of: (i) the worth at the time of award (computed by allowing interest at the Default Rate) of any unpaid Rent that had accrued at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid Rent that would have accrued during the period commencing with termination of the Lease and ending at the time of award exceeds that portion of the loss of Landlord's rental income from the Premises that Tenant proves to Landlord's reasonable satisfaction could have been reasonably avoided; plus; (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds that portion of the loss of Landlord's rental income from the Premises that Tenant proves to Landlord's reasonable satisfaction could have been reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment caused by Tenant's failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom, including the cost of restoring the Premises to the condition required under the terms of this Lease, including any rent payments not otherwise chargeable to Tenant (e.g., during any "free" rent period or rent holiday); plus (v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Laws; or

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20.6.3.2.   At Landlord's election, as minimum liquidated damages in addition to any (i) amounts paid or payable to Landlord pursuant to Section 20.6.3.1.(i) prior to such election and (ii) costs of restoring the Premises to the condition required under the terms of this Lease, an amount (the "Election Amount") equal to either (A) the positive difference (if any, and measured at the time of such termination) between (1) the then-present value of the total Rent and other benefits that would have accrued to Landlord under this Lease for the remainder of the Term if Tenant had fully complied with the Lease minus (2) the then-present cash rental value of the Premises as determined by Landlord for what would be the then-unexpired Term if the Lease remained in effect, computed using the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one (1) percentage point (the "Discount Rate") or (B) twelve (12) months (or such lesser number of months as may then be remaining in the Term) of Base Rent and Additional Rent at the rate last payable by Tenant pursuant to this Lease, in either case as Landlord specifies in such election. Landlord and Tenant agree that the Election Amount represents a reasonable forecast of the minimum damages expected to occur in the event of a breach, taking into account the uncertainty, time and cost of determining elements relevant to actual damages, such as fair market rent, time and costs that may be required to re-lease the Premises, and other factors; and that the Election Amount is not a penalty.

20.7.       In addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord may continue this Lease in effect after Tenant's Default or abandonment and recover Rent as it becomes due. In addition, Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises. For purposes of this Section, the following acts by Landlord will not constitute the termination of Tenant's right to possession of the Premises: Acts of maintenance or preservation or efforts to relet the Premises, including alterations, remodeling, redecorating, repairs, replacements or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof; or the appointment of a receiver upon the initiative of Landlord to protect Landlord's interest under this Lease or in the Premises.

20.8.      Notwithstanding the foregoing, in the event of a Default by Tenant, Landlord may elect at any time to terminate this Lease and to recover damages to which Landlord is entitled.

20.9.      If Landlord does not elect to terminate this Lease as provided in this Section 20, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease. At any time thereafter, Landlord may elect to terminate this Lease and to recover damages to which Landlord is entitled.

20.10.     All of Landlord's rights, options and remedies hereunder shall be construed and held to be nonexclusive and cumulative. Notwithstanding any provision of this Lease to the contrary, in no event shall Landlord be required to mitigate its damages with respect to any default by Tenant, except as required by Applicable Laws. Any such obligation imposed by Applicable Laws upon Landlord to relet the Premises after any termination of this Lease shall be subject to the reasonable requirements of Landlord to lease to high quality tenants on such terms as Landlord may from time to time deem appropriate in its discretion, and Landlord shall not be obligated to relet the Premises to any party (a) unacceptable to a Lender, (b) that requires Landlord to make improvements to or re-demise the Premises, (c) that desires to change the Permitted Use, (e) that desires to lease the Premises for more or less than the remaining Term or (e) to whom Landlord or an affiliate of Landlord may desire to lease other available space in the Project or at another property owned by Landlord or an affiliate of Landlord.

20.11.     To the extent permitted by Applicable Laws, Tenant waives any and all rights of redemption granted by or under any present or future Applicable Laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises due to Tenant's default hereunder or otherwise.

20.12.

20.12.1.   Landlord shall not be in default or liable for damages under this Lease unless Landlord fails to perform obligations required of Landlord within a reasonable time, not to exceed thirty (30) days; provided however, that no Default by Landlord shall be deemed to exist if such cure is not reasonably capable of completion within such thirty (30) day period and Landlord commences to cure such default within such cure period and thereafter diligently prosecutes such cure to completion. In no event shall Tenant have the right to terminate or cancel this Lease or to withhold or abate rent or to set off any Claims against Rent as a result of any default or breach by Landlord of any of its covenants, obligations, representations, warranties or promises hereunder, except as may otherwise be expressly set forth in this Lease.

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20.12.2.   In addition to the foregoing, if Landlord shall fail to perform any obligations of Landlord under this Lease and such failure continues for thirty (30) days after receipt of written notice from Tenant of the need therefore, and such failure materially and adversely affects Tenant’s business operations at the Premises, Tenant, in addition to any other rights it may have hereunder, may perform said obligations on Landlord’s behalf and charge Landlord for the reasonable cost thereof. If, in circumstances reasonably believed by Tenant to constitute an emergency, in Tenant's reasonable opinion, or the performance of any such obligations is immediately necessary to avoid any immediate harm or damage to the Premises or Tenant’s fixtures, equipment, inventory or other personal property located therein, then, no prior thirty (30) days' notice shall be required, but Tenant shall give Landlord whatever notice is reasonable in the circumstances and may perform said obligations on Landlord’s behalf and charge Landlord for the reasonable cost thereof. In either event, if Landlord fails to pay any such amount to Tenant within thirty (30) days of Tenant billing Landlord therefor (with reasonable supporting documentation), Tenant shall have the right to (i) set off such amount, together with interest thereon at the Default Rate, against fifty percent (50%) of the future monthly payments of Base Rent until Tenant is fully reimbursed for such amount, and (ii) set off all post-judgment or undisputed amounts due, together with interest thereon at the Default Rate, against future payments of Base Rent until Tenant is fully reimbursed.

20.13.    In the event of any default by Landlord, Tenant shall give notice by registered or certified mail to any (a) beneficiary of a deed of trust or (b) mortgagee under a mortgage covering the Premises or any portion thereof and to any landlord of any lease of land upon or within which the Premises are located, and shall offer such beneficiary, mortgagee or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial action if such should prove necessary to effect a cure, not to exceed an additional sixty (60) days beyond Landlord’s cure period; provided that Landlord shall have previously furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices.

20.14.     Notwithstanding anything in the Lease to the contrary, Landlord shall not have any lien or security interest upon, in or to any of Tenant's regulated goods, or inventory, now or subsequently located upon or in the Premises and Landlord hereby waives any such lien or security interest that it may now or hereafter have on any of Tenant’s regulated goods, or inventory brought on to the Premises from time to time (and Tenant shall have the right to remove any of the same from time to time). Landlord further waives any right of distraint or other similar right that Landlord may now or hereafter have in any or all of the foregoing.  Landlord shall execute, acknowledge and deliver to Tenant within fifteen (15) days of request, any and all instruments that may be necessary to confirm the foregoing waiver as may be reasonably requested by the MMCC, Tenant or Tenant’s lenders from time to time.

21.         Damage or Destruction.

21.1.       Tenant's Obligation to Rebuild.  If the Premises are damaged or destroyed, Tenant shall immediately provide notice thereof to Landlord, and shall promptly thereafter deliver to Landlord Tenant's good faith estimate of the time it will take to repair and rebuild the Premises (the "Estimated Time For Repair"). Subject to the other provisions of this Section 21, Tenant shall promptly and diligently repair and rebuild the Premises in accordance Section 21 unless Landlord or Tenant terminates this Lease in accordance with Section 21.2.

21.2.       Termination.

21.2.1.     Landlord's Right to Terminate.

21.2.1.1.   Landlord shall have the right to terminate this Lease following damage to or destruction of all or a substantial portion of the Premises if any of the following occurs (each, a "Termination Condition"): (i) insurance proceeds, together with additional amounts Tenant agrees to contribute under this Section 21, are not confirmed to be available to Landlord, within ninety (90) days following the date of damage, to pay 100% of the cost to fully repair the damaged Premises, excluding the deductible for which Tenant shall also be responsible for paying as an Operating Expense; (ii) based upon the Estimated Time For Repair, the Premises cannot, with reasonable diligence, be fully repaired by Tenant within twenty-four (24) months after the date of the damage or destruction; (iii) subject to the terms and conditions of Section 21.2.1.1. hereof, all or a substantial portion of the Premises are destroyed or damaged during the last twenty-four (24) months of the Term; or (iv) Tenant is in Default at the time of such damage or destruction past any period of notice and cure as elsewhere provided in this Lease. For purposes of this Section 21.2, a "substantial portion" of the Premises shall be deemed to be damaged or destroyed if the Premises is rendered unsuitable for the continued use and occupancy of Tenant's business substantially in the same manner conducted prior to the event causing the damage or destruction.

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21.2.1.2.  If all or a substantial portion of the Premises are destroyed or damaged within the last twenty-four (24) months of the Term, and Landlord desires to terminate this Lease under Section 21.2.1.1. hereof, Landlord shall deliver a Termination Notice to Tenant pursuant to Section 21.2.3 below and Tenant shall have a period of thirty (30) days after receipt of the  Termination Notice ("Tenant's Early Option Period") to exercise its Purchase Option or its option to extend the initial Term or the first Extension Period, as applicable, by providing Landlord with written notice of Tenant's exercise of its respective option prior to the expiration of Tenant's Early Option Period. If Tenant exercises its option rights under the immediately preceding sentence, the Termination Notice shall be deemed rescinded and Tenant shall proceed to repair and rebuild the Premises in accordance with the other provisions of this Section 21. If Tenant fails to deliver such written notice to Landlord prior to the end of Tenant's Early Option Period, then Tenant shall be deemed to have waived its Purchase Option or to extend the Term, as the case may be, and the last day of Tenant's Early Option Period shall be deemed to be the date of the occurrence of the Termination Condition under Section 21.2.1.1.

21.2.2.    Tenant's Right to Terminate.  Provided that such damage or destruction was not caused by the gross negligence or intentional misconduct of any Tenant Party, Tenant shall have the right to terminate this Lease following damage to or destruction of all or a substantial portion of the Premises if (a) the Premises are destroyed or damaged during the last twelve (12) months of the Term; or (b) based upon the Estimated Time For Repair, the Premises cannot, with reasonable diligence, be fully repaired by Tenant within twenty-four (24) months after the date of the damage or destruction, either of which shall be deemed to constitute a Termination Condition.

21.2.3.    Exercise of Termination Right. If a party elects to terminate this Lease and has the right to so terminate, such party will give the other party written notice of its election to terminate ("Termination Notice") within thirty (30) days after the occurrence of the applicable Termination Condition, and this Lease will terminate fifteen (15) days after the receiving party’s receipt of such Termination Notice, except in the case of a termination by Landlord under Section 21.2.1.1, in which case this Lease will terminate fifteen (15) days after expiration of the Tenant Early Option Period if Tenant timely fails to exercise timely Tenant's option to extend the Term. If this Lease is terminated pursuant to Section 21.2, Landlord shall, subject to the rights of its lender(s), be entitled to receive and retain all the insurance proceeds resulting from such damage, including rental loss insurance, except for those proceeds payable under policies obtained by Tenant which specifically insure Tenant's personal property, trade fixtures and machinery, and any items Tenant is permitted to remove from the Premises upon the expiration or earlier termination of this Lease.

21.3.      Tenant's Obligation to Repair. If Tenant is required to repair or rebuild any damage or destruction of the Premises under Section 21.1, then Tenant shall (a) submit its plans to repair such damage and reconstruct the Premises to Landlord for review and approval, which approval shall not be unreasonably withheld; (b) diligently repair and rebuild the Premises in the same or better condition and with the same or better quality of materials as the condition of the Premises following the completion of the Construction Work (as defined in the Purchase Agreement), and in a manner that is consistent with the plans and specifications previously approved by Landlord, or such new plans and specifications reasonably approved by Landlord; (c) obtain all permits and governmental approvals necessary to repair or reconstruct the Premises (which permits shall not contain any conditions that are materially more restrictive than the permits in existence on the date hereof); (d) cause all work to be performed only by qualified contractors that are reasonably approved by Landlord; (e) allow Landlord and its consultants and agents to enter the Premises in accordance with and subject to the terms of this Lease at all reasonable times to inspect the Premises and Tenant's ongoing work and cooperate reasonably in good faith with their effort to ensure that the work is proceeding in a manner that is consistent with this Lease; (f) comply with all applicable laws and permits in connection with the performance of such work; (g) timely pay all of its consultants, suppliers and other contractors in connection with the performance of such work; (h) notify Landlord if Tenant receives any notice of any default or any violation of any applicable law or any permit or similar notice in connection with such work; (i) deliver as-built plans for the Premises within thirty (30) days after the completion of such repair and restoration; (j) ensure that Landlord has fee simple title to the Premises during such work without any claim by any contractor or other party; (k) maintain such insurance as required under this Lease; and (l) comply with such other conditions as Landlord may reasonably require. In addition, in connection with any restoration, Tenant shall, at its expense, replace or fully repair all of Tenant's personal property and any alterations installed by Tenant existing at the time of such damage or destruction to the extent required for Tenant to recommence normal business operations in the Premises. To the fullest extent permitted by law, Tenant shall indemnify, protect, defend and hold Landlord (and its employees and agents) harmless from and against any and all claims, costs, expenses, suits, judgments, actions, investigations, proceedings and liabilities arising out of or in connection with Tenant's obligations under this Section 21, including, without limitation, any acts, omissions or negligence in the making or performance of any such repairs or replacements. In the event Tenant does not repair and rebuild the Premises to the extent required pursuant to this Section 21, Tenant shall be in breach, and Landlord shall have the right to retain all casualty insurance proceeds and condemnation proceeds.

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21.4.       Application of Insurance Proceeds for Repair and Rebuilding. Landlord shall cause the insurance proceeds of policies held by Landlord (the "Insurance Proceeds") on account of such damage or destruction to be held by Landlord and disbursed as follows:

21.4.1.     Minor Restorations. If (i) the estimated cost of restoration is less than One Million Dollars ($1,000,000.00), (ii) prior to commencement of restoration, no Default or event which, with the passage of time, would give rise to a Default shall exist and no mechanics' or materialmen's liens shall have been filed and remain undischarged, (iii) the architects, contracts, contractors, plans and specifications for the restoration shall have been approved by Landlord (which approval shall not be unreasonably withheld or delayed), (iv) Landlord shall be provided with reasonable assurance against mechanics' liens, accrued or incurred, as Landlord or its lenders may reasonably require and such other documents and instruments as Landlord or its lenders may reasonably require, and (v) Tenant shall have provided some form of security for the completion of such repair and restoration, whether in the form of performance and payment bonds reasonably acceptable to Landlord in an amount and form, and from a surety, reasonably acceptable to Landlord, and naming Landlord as an additional obligee or such other form of security (such as a completion guaranty from an acceptable guarantor) reasonably acceptable to Landlord; then Landlord shall make available that portion of the Insurance Proceeds to Tenant for application to pay the costs of restoration incurred by Tenant and Tenant shall promptly complete such restoration.

21.4.2.     Other Than Minor Restorations. If the estimated cost of restoration is equal to or exceeds One Million Dollars ($1,000,000.00), and if Tenant provides evidence satisfactory to Landlord that sufficient funds are available to restore the Premises, Landlord shall make disbursements from the available Insurance Proceeds from time to time in an amount not exceeding the cost of the work completed since the date covered by the last disbursement, upon receipt of (i) satisfactory evidence, including architect's certificates, of the stage of completion, of the estimated cost of completion and of performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (ii) reasonable assurance against mechanics' or materialmen's liens, accrued or incurred, as Landlord or its lenders may reasonably require, (iii) contractors' and subcontractors' sworn statements, (iv) intentionally omitted, (v) intentionally omitted, (vi) such other documents and instruments as Landlord or its lenders may reasonably require, and (vii) other evidence of cost and payment so that Landlord can verify that the amounts disbursed from time to time are represented by work that is completed, in place and free and clear of mechanics' lien claims.

21.4.3.     Requests for Disbursements. Requests for disbursement shall be made no more frequently than monthly and shall be accompanied by a certificate of Tenant describing in detail the work for which payment is requested, stating the cost incurred in connection therewith and stating that Tenant has not previously received payment for such work; the certificate to be delivered by Tenant upon completion of the work shall, in addition, state that the work has been completed and complies with the applicable requirements of this Lease. Landlord may retain 10% of each requisition until the restoration is fully completed. In addition, in the case of Alterations costing in excess of $1,000,000 made after the Tenant Improvements, unless Tenant provides performance and payment bonds or some other form of security reasonably acceptable to Landlord, Landlord may withhold from amounts otherwise to be paid to Tenant, any amount that is necessary in Landlord's reasonable judgment to protect Landlord from any potential loss due to work that is improperly performed or claims by Tenant's contractors and consultants.

21.4.4.     Costs in Excess of Insurance Proceeds. In addition, prior to commencement of restoration and at any time during restoration, if the estimated cost of restoration, as determined by the evaluation of an independent engineer acceptable to Landlord and Tenant, exceeds the amount of the Insurance Proceeds, Tenant will provide evidence reasonably satisfactory to Landlord that the amount of such excess will be available to restore the Premises. Any Insurance Proceeds remaining upon completion of restoration shall be refunded to Tenant up to the amount of Tenant's payments pursuant to the immediately preceding sentence. If no such refund is required, any sum of Insurance Proceeds remaining upon completion of restoration shall be paid to Landlord. In the event Landlord and Tenant cannot agree on an independent engineer, an independent engineer designated by Tenant and an independent engineer designated by Landlord shall within five (5) business days select an independent engineer licensed to practice in Maryland who shall resolve such dispute within ten (10) business days after being retained by Landlord. All fees, costs and expenses of such third engineer so selected shall be shared equally by Landlord and Tenant.

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21.5.       Abatement of Rent. In the event of repair, reconstruction and restoration as provided in this Section, all Rent to be paid by Tenant under this Lease shall be abated proportionately based on the extent to which Tenant's use of the Premises is impaired during the period of such repair, reconstruction or restoration, unless Landlord provides Tenant with other space during the period of repair, reconstruction and restoration that, in Tenant's reasonable opinion, is suitable for the temporary conduct of Tenant's business. Tenant shall not otherwise be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant's personal property or any inconvenience occasioned by such damage, repair or restoration.

21.6.       Replacement Cost. The determination in good faith by Landlord of the estimated cost of repair of any damage, of the replacement cost, or of the time period required for repair shall be conclusive for purposes of this Section 21.

21.7.      This Section 21 sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, the parties hereby waive the provisions of any Applicable Laws (and any successor statutes) permitting the parties to terminate this Lease as a result of any damage or destruction.

22.         Eminent Domain.

22.1.       In the event (a) the whole of the Premises or (b) such part thereof as shall substantially interfere with Tenant's use and occupancy of the Premises for the Permitted Use shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to such authority, except with regard to (y) items occurring prior to the taking and (z) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof.

22.2.       Tenant shall be entitled to any award that is specifically awarded as compensation for (a) the taking of Tenant's personal property that was installed at Tenant's expense, including but not limited to any property listed in Exhibit B attached hereto, and (b) the costs of Tenant moving to a new location. Except as set forth in the previous sentence, any award for such taking shall be the property of Landlord, except to the extent such taking is a temporary taking and this Lease does not terminate, in which case the entire such award shall be the property of Tenant, net of any costs incurred by Landlord to restore the Premises pursuant to Section 22.3 or to obtain such award, for which Landlord shall be entitled to be reimbursed prior to remitting the balance of such award to Tenant.

22.3.       If, upon any taking of the nature described in this Section, this Lease continues in effect, then Landlord shall promptly proceed to restore the Premises to substantially their same condition prior to such partial taking. To the extent such restoration is infeasible, as determined by Landlord in its sole and absolute discretion, the Rent shall be decreased proportionately to reflect the loss of any portion of the Premises no longer available to Tenant.

22.4.       This Section 22 sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, the parties hereby waive the provisions of any Applicable Laws (and any successor statutes) permitting the parties to terminate this Lease as a result of any governmental taking.

23.        Surrender. At least thirty (30) days prior to Tenant's surrender of possession of any part of the Premises, Tenant shall provide Landlord with a facility decommissioning and Hazardous Materials closure plan for the Premises ("Exit Survey") prepared by an independent third party state-certified professional with appropriate expertise, which Exit Survey must be reasonably acceptable to Landlord. In addition, at least ten (10) days prior to Tenant's surrender of possession of any part of the Premises, Tenant shall conduct a site inspection with Landlord. In addition, Tenant agrees to remain responsible after the surrender of the Premises in accordance with the term of this Lease, and to the extent not contradictory to Tenant’s surrender obligations under this Lease, to comply with the terms of the Exit Survey. Tenant's obligations under this Section shall survive the expiration or earlier termination of the Lease. The provisions of this Section shall survive the termination or expiration of this Lease, and no surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder, unless such surrender is accepted in writing by Landlord.

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24.         Bankruptcy. In the event a debtor, trustee or debtor in possession under the Bankruptcy Code, or another person with similar rights, duties and powers under any other Applicable Laws, proposes to cure any default under this Lease or to assume or assign this Lease and is obliged to provide adequate assurance to Landlord that (a) a default shall be cured, (b) Landlord shall be compensated for its damages arising from any breach of this Lease and (c) future performance of Tenant's obligations under this Lease shall occur, then such adequate assurances shall include any or all of the following, as designated by Landlord in its sole and absolute discretion: (w) those acts specified in the Bankruptcy Code or other Applicable Laws as included within the meaning of "adequate assurance," even if this Lease does not concern a facility described in such Applicable Laws; (x) a prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease; (y) a cash deposit in an amount at least equal to the then-current amount of the Security Deposit; or (z) the assumption or assignment of all of Tenant's interest and obligations under this Lease.

25.         Brokers. Tenant represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease and that it knows of no real estate broker or agent that is or might be entitled to a commission in connection with this Lease. Tenant agrees to indemnify, save, defend (at Landlord's option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from any and all cost or liability for compensation claimed by any broker or agent employed or engaged by Tenant or claiming to have been employed or engaged by Tenant. The provisions of this Section shall survive the expiration or termination of this Lease.

26.         Definition of Landlord. With regard to obligations imposed upon Landlord pursuant to this Lease, the term "Landlord," as used in this Lease, shall refer only to Landlord or Landlord's then-current successor-in-interest. In the event of any transfer, assignment or conveyance of Landlord's interest in this Lease or in Landlord's fee title to or leasehold interest in the Property, as applicable, Landlord herein named (and in case of any subsequent transfers or conveyances, the subsequent Landlord) shall be automatically freed and relieved, from and after the date of such transfer, assignment or conveyance, from all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee, assignee or conveyee of Landlord's interest in this Lease or in Landlord's fee title to or leasehold interest in the Property, as applicable, shall be deemed to have assumed and agreed to observe and perform any and all covenants and obligations of Landlord hereunder during the tenure of its interest in the Lease or the Property. Landlord or any subsequent Landlord may transfer its interest in the Premises or this Lease without Tenant's consent.

27.         Limitation of Landlord's Liability. If Landlord is in default under this Lease and, as a consequence, Tenant recovers a monetary judgment against Landlord, the judgment shall be satisfied only out of (a) the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Premises, (b) rent or other income or proceeds from such real property receivable by Landlord or (c) the consideration received by Landlord from the sale, financing, refinancing or other disposition of all or any part of Landlord's right, title or interest in the Premises. Neither Landlord nor any of its affiliates, nor any of their respective partners, shareholders, directors, officers, employees, members or agents shall be personally liable for Landlord's obligations or any deficiency under this Lease. No partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates shall be sued or named as a party in any suit or action. No partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates shall be required to answer or otherwise plead to any service of process, and no judgment shall be taken or writ of execution levied against any partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates. Each of the covenants and agreements of this Section 28 shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by Applicable Laws and shall survive the expiration or earlier termination of this Lease.

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28.         Control by Landlord. Landlord reserves full control over the Premises to the extent not inconsistent with the terms of this Lease; provided, however, that such rights shall be exercised in a way that does not adversely affect Tenant’s beneficial use and occupancy of the Premises in any material manner or that otherwise renders Tenant’s operations in violation of the Marijuana Law. Tenant shall have access to the Premises twenty-four (24) hours per day. Tenant shall, at Landlord's request, promptly execute such further documents as may be reasonably appropriate to assist Landlord in the performance of its obligations hereunder; provided that Tenant need not execute any document that creates additional liability or obligations for Tenant or that deprives Tenant of the quiet enjoyment and use of the Premises as provided for in this Lease. Landlord may, upon twenty-four (24) hours' prior notice (which may be oral or by email to the office manager or other Tenant-designated individual at the Premises; but provided that no time restrictions shall apply or advance notice be required if an emergency necessitates immediate entry), enter the Premises, in accordance with and subject to the applicable provisions of this Lease, to (u) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (v) inspect the Construction Work required to be completed by the Prior Owner, (w) supply any service Landlord is required to provide hereunder, (x) post notices of nonresponsibility and (y) show the Premises to prospective tenants during the final year of the Term and current and prospective purchasers and lenders at any time (in all situations provided that Landlord's personnel are accompanied by Tenants' authorized personnel in sensitive areas of the Premises). Subject to the terms of this Lease, in no event shall Tenant's Rent abate as a result of Landlord's activities pursuant to this Section 28; provided, however, that all such activities shall be conducted in such a manner so as to cause as little interference to Tenant as is reasonably possible. If an emergency necessitates immediate access to the Premises, Landlord may use whatever force is necessary to enter the Premises, and any such entry to the Premises shall not constitute a forcible or unlawful entry to the Premises, a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof.

29.         Joint and Several Obligations. If more than one person or entity executes this Lease as Tenant, then (a) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed or performed by Tenant, and such terms, covenants, conditions, provisions and agreements shall be binding with the same force and effect upon each and all of the persons executing this Lease as Tenant; and (b) the term "Tenant," as used in this Lease, shall mean and include each of them, jointly and severally. The act of, notice from/to, refund to, or signature of any one or more of them with respect to the tenancy under this Lease, including any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted, so given or received such notice or refund, or so signed.

30.         Representations. Each of Tenant and Landlord guarantees, warrants and represents that (a) such party is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) such party is duly qualified to do business in the state in which the Property is located, (c) such party has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform its obligations hereunder, (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of such party is duly and validly authorized to do so and (e) neither (i) the execution, delivery or performance of this Lease nor (ii) the consummation of the transactions contemplated hereby will violate or conflict with any provision of documents or instruments under which such party is constituted or to which such party is a party. In addition, Tenant guarantees, warrants and represents that none of (x) it, (y) its affiliates or partners nor (z) to its actual knowledge, its members, shareholders or other equity owners or any of their respective employees, officers, directors, representatives or agents is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other similar governmental action.

31.         Confidentiality. Tenant shall keep the terms and conditions of this Lease confidential and shall not (a) disclose to any third party any terms or conditions of this Lease or any other Lease-related document (including subleases, assignments, work letters, construction contracts, letters of credit, subordination agreements, non-disturbance agreements, brokerage agreements or estoppels) or (b) provide to any third party an original or copy of this Lease (or any Lease-related document). Notwithstanding the foregoing, confidential information under this Section may be released by Landlord or Tenant under the following circumstances: (x) if required by Applicable Laws or in any judicial proceeding; provided that the releasing party has given the other party reasonable notice of such requirement, if feasible, (y) to a party's attorneys, investors, accountants, brokers and other bona fide consultants or advisers; provided such third parties agree to be bound by this Section or (z) to bona fide prospective assignees or subtenants of this Lease; provided they agree in writing to be bound by this Section.

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32.         Notices. Except as otherwise stated in this Lease, any notice, consent, demand, invoice, statement or other communication required or permitted to be given hereunder shall be in writing and shall be given by (a) personal delivery, (b) overnight delivery with a reputable international overnight delivery service, such as FedEx, or (c) facsimile or email transmission, so long as such transmission is followed within one (1) business day by delivery utilizing one of the methods described in Subsection 32(a) or (b). Any such notice, consent, demand, invoice, statement or other communication shall be deemed delivered (x) upon receipt, if given in accordance with Subsection 32(a); (y) one (1) business day after deposit with a reputable international overnight delivery service, if given if given in accordance with Subsection 32(b); or (z) upon transmission, if given in accordance with Subsection 32(c). Except as otherwise stated in this Lease, any notice, consent, demand, invoice, statement or other communication required or permitted to be given pursuant to this Lease shall be addressed to Tenant at the Premises, or to Landlord or Tenant at the addresses shown in Section 2. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

33.         Right of First Offer; Purchase Option.

33.1.       Right of First Offer.

33.1.1.     Provided that at the time Tenant exercises its rights under this Section 33.1: (i) this Lease remains in full force and effect, and (ii) there is not then an outstanding Default which has continued beyond the expiration of applicable notice and cure periods, then in the event Landlord intends to market the Property for sale, then and in such event Landlord shall give Tenant notice thereof to Tenant (the "Notice of Marketing"), which notice shall include the offering price and other basic terms on which Landlord intends to offer for the sale of the Property (the "Proposed Sale Terms"). Tenant shall have a period of thirty (30) days from Tenant’s receipt of a Notice of Marketing to notify Landlord of its decision to purchase or not purchase the Property upon the Proposed Sale Terms set forth in the Notice of Marketing. If Landlord either receives a notice from Tenant that Tenant does not desire to purchase the Property or Landlord fails to receive any notice from Tenant within said thirty (30) day period, then Landlord shall have the right to proceed to sell the Property to any third party for terms no less favorable to Landlord than the Proposed Sale Terms. If for any reason Landlord fails to sell the Property within eighteen (18) months of the date Landlord first gives notice to Tenant pursuant to this Section 33.1.1, or if Landlord determines to sell the Property upon terms that are less favorable than the Proposed Sale Terms set forth in the Notice of Marketing, then Landlord must reoffer the Property to Tenant by delivering a second Notice of Marketing setting forth the revised Proposed Sale Terms. Tenant shall have a fifteen (15) day period from Tenant’s receipt of the second Notice of Marketing to notify Seller of its decision to purchase or not purchase the Property upon the Proposed Sale Terms set forth in the second Notice of Marketing. If Landlord either receives a notice from Tenant that Tenant does not desire to purchase the Property or Landlord fails to receive any notice from Tenant within the applicable time period, then Landlord shall have the right to proceed to sell the Property to any third party upon the Proposed Sale Terms set forth in the immediately prior Notice of Marketing, and this process shall continue throughout the Term.

33.1.2.     If Landlord timely receives a notice from Tenant which indicates that Tenant desires to purchase the Property upon the Property Sale Terms, then the parties shall cooperate and coordinate in good faith to arrange a closing at the earliest reasonably convenient closing date (but in no event more than sixty (60) days after Landlord’s receipt of Tenant’s notice of its desire to purchase the Property upon the Property Sale Terms) and shall consummate such closing in accordance with local custom and practice regarding the closing prorations and adjustments and responsibility for closing costs and recording fees. Within five (5) business days of Landlord’s receipt of Tenant’s notice to purchase, Tenant shall place into escrow, with an escrow agent satisfactory to Landlord and Tenant, earnest money in the amount of five percent (5%) of the purchase price, which shall serve as liquidated damages to Landlord in the event Tenant fails to close on the Property. Tenant shall accept the Property “AS IS,” “WHERE IS,” and “WITH ALL FAULTS,” with no warranty or representation of any nature whatsoever. The purchase price shall be payable in cash or other method acceptable to Landlord.

33.1.3.     Notwithstanding anything to the contrary herein, Tenant’s rights under this Section 33.1 shall not apply to: (i) any transfer of the Property by Landlord to an affiliate of Landlord; (ii) any sale/leaseback transaction made in connection with a bona fide financing; (iii) any sale or transfer of the direct or indirect interests in Landlord (other than in order to allow a transfer of the Building in avoidance of Tenant’s rights under this Section 33.1); (iv) any joint venture transaction in which Landlord retains an ownership interest in the Premises, directly or indirectly; or (v) any portfolio transaction (including any joint venture) that includes at least one other real estate asset and has an aggregate value of not less than $40,000,000, unless Tenant agrees to purchase the entire portfolio.

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33.1.4.     The Lease shall terminate upon transfer of title to Tenant pursuant to this Section 33.1, or pursuant to Section 33.2, below; provided, however, that in the event Tenant takes title in an entity which is an Affiliate of Tenant, a Guarantor or any affiliate of any Guarantor, then Tenant may elect to have this lease continue in full force and effect following such transfer of title; provided further that this Section 33.1 shall thereafter terminate and be of no further force or effect.

33.1.5.     Intentionally omitted.

33.1.6.     The Proposed Sale Terms set forth in any Notice of Marketing shall be held confidential by Tenant and not disclosed to any third party except as required by Applicable Laws or in connection with any dispute between Landlord and Tenant regarding this Section 33.1 and for disclosures to Tenant’s attorneys and third-party consultants to the extent reasonably required for Tenant to evaluate such information.

33.2.       Purchase Option. Provided that at the time Tenant exercises its rights under this Section 33.2: (i) this Lease remains in full force and effect, (ii) there is not then an outstanding Default by Tenant under this Lease which has continued beyond applicable notice and cure periods, and (iii) Tenant is occupying one hundred percent (100%) of the Premises, then and in such event Tenant shall have a one-time option to purchase the Property at the end of the initial Term or provided that the damage or destruction was not caused by the gross negligence or intentional misconduct of any Tenant Party, if this Lease shall have terminated by reason of the provisions contained in Section 21.2.1 or 21.2.2 above (the "Purchase Option"). The Purchase Option may be exercised by Tenant sending written notice (the "Purchase Option Exercise Notice") to Landlord during the time period commencing on the date that is eighteen (18) months prior to the expiration of the initial Term and ending on the date that is nine (9) months prior to the expiration of the initial Term (the "Option Period"), provided in the event Tenant is entitled to exercise the Purchase Option following a termination of this Lease under Section 21.2.1 or 21.2.2, Tenant may exercise the Purchase Option by delivering the Purchase Option Exercise Notice to Landlord within thirty (30) days following such termination. In the event that Tenant fails to deliver a Purchase Option Exercise Notice during the Purchase Option Period, then Tenant’s Purchase Option shall be deemed void and of no further force or effect. In the event that Tenant timely delivers the Purchase Option Exercise Notice to Landlord, then the purchase price (the "Option Purchase Price") to be paid by Tenant to Landlord for the Property shall be the greater of: (A) the fair market value of an occupied rental property with a comparable use; or (B) a seven and one-half percent (7.5%) capitalization rate derived from market rental rates for industrial properties in the relevant competitive market. Landlord and Tenant shall negotiate in good faith regarding the amount of the Option Purchase Price for a period of up to thirty (30) days following Tenant’s exercise of the Purchase Option. In the event the parties fail to reach agreement within such thirty (30) day period, at the election of either party, the Option Purchase Price shall be determined in accordance with the terms of Section 32.2.2, below. Until the Option Purchase Price is finally determined, Tenant’s obligation to fund five percent (5%) of the Option Purchase Price into escrow as provided in Section 33.2.1, below, shall be based upon Tenant’s determination of the Option Purchase Price. In the event the final Option Purchase Price is determined to be different than Tenant’s determination, Tenant shall fund the escrow account in the amount of such discrepancy, or the escrow agent shall refund to Tenant the amount of such discrepancy, as applicable, within ten (10) business days following final determination of the Option Purchase Price. Landlord acknowledges that following Tenant’s timely exercise of the Purchase Option in accordance with this Section 33.2, Tenant may designate a different person or entity to take title to the Property at the closing.

33.2.1.     If Landlord timely receives a Purchase Option Exercise Notice from Tenant, then (i) the parties shall cooperate and coordinate in good faith to arrange for the closing to occur upon the expiration of the initial Term, (ii) the closing shall be conducted in accordance with local custom and practice regarding the closing prorations and adjustments and responsibility for closing costs and recording fees, (iii) Tenant shall place into escrow, with an escrow agent satisfactory to Landlord and Tenant, earnest money in the amount of five percent (5%) of the Option Purchase Price no later than the expiration of the Purchase Option Exercise Period, which shall serve as liquidated damages to Landlord in the event that Tenant fails to close on the Property, (iv) Tenant shall accept the Property “AS IS,” “WHERE IS,” and “WITH ALL FAULTS,” with no warranty or representation of any nature whatsoever, and (v) at the closing, the Option Purchase Price shall be payable in cash or other method acceptable to Landlord.

33.2.2.     Any disputes regarding the provisions of this Section 33.2, including but not limited to any disputes regarding the Option Purchase Price, shall be resolved by arbitration as follows: the parties shall promptly meet and confer to attempt in good faith to resolve such dispute, and if such dispute is not resolved within thirty (30) days after Landlord or Tenant delivers written notice of such dispute to the other, the parties shall direct the local office of the JAMS to appoint an arbitrator who shall have a minimum of ten (10) years’ experience in commercial real estate disputes and who shall not be affiliated with either Landlord or Tenant and has not worked for either party or its affiliates at any time during the prior ten (10) years. Both Landlord and Tenant shall have the opportunity to present evidence and outside consultants to the arbitrator. The arbitration shall be conducted in accordance with the expedited commercial arbitration rules of the JAMS insofar as such rules are not inconsistent with the provisions of this Lease (in which case the provisions of the Lease shall govern). The cost of the arbitration (exclusive of each party’s witness and attorneys’ fees, which shall be paid by such party) shall be borne equally by the parties. The arbitrator’s decision shall be final and binding upon the parties.

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33.2.3.     Tenant acknowledges that a Purchase Option Memorandum (as defined in the Purchase Agreement) has been recorded against the Premises to reflect the Purchase Option set forth herein. In the event that: (a) Tenant fails to timely and properly exercise the Purchase Option during the Option Period; (b) Tenant assigns its rights under this Lease or otherwise subleases all or any portion of the Premises other than in the case of a Permitted Transfer; (c) this Lease is terminated for any reason (other than by reason of a casualty); or (d) Tenant fails to timely exercise the Purchase Option following termination of the Lease by reason of a casualty, then the Purchase Option shall be deemed terminated and of no force or effect and Landlord shall be entitled to record the Termination of Purchase Option Memorandum (as defined in the Purchase Agreement). Tenant agrees to promptly execute and deliver any such further documents as may be reasonably requested by Landlord to remove the Purchase Option Memorandum from record title to the Premises.

34.         Guaranties. In the event that any entity affiliated with Tenant is formed after the Execution Date which entity conducts business in the cannabis industry in the state of Maryland (each, a “New Full Guarantor”), Tenant shall promptly cause such New Full Guarantor to execute a Full Guaranty in the form attached hereto as Exhibit D and deliver such executed Full Guaranty to Landlord. Any failure by Tenant to provide such Full Guaranty within thirty (30) days following the formation of such New Full Guarantor shall be deemed a material default under this Lease. The obligations of each Full Guarantor shall be joint and several and Tenant shall cause each Full Guarantor to execute and deliver such further documentation as may be reasonably required to confirm such Full Guarantor’s full and unconditional guaranty of Tenant’s obligations under this Lease.

35.         Miscellaneous.

35.1.       To induce Landlord to enter into this Lease, Tenant agrees to provide Landlord with such information and financial statements of the Tenant and any Guarantor requested by Landlord that are required to be included in any filings to be made by Landlord or Landlord's affiliates with the U.S.  Securities and Exchange Commission (the "SEC"), subject to Tenant's and any Guarantor’s right to seek confidential treatment of such disclosure by appropriate filings and/or action before the SEC.  Tenant shall supply the requested information within sixty (60) days of Landlord's request.  Such financial statements of Tenant and each Guarantor shall include consolidated balance sheets, statements of operations, statements of cash flows and statements of stockholders equity, and related footnotes, prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), and shall be reviewed or audited by Tenant's or Guarantor’s independent auditors (within the requirements of Regulation S-X under the rules and regulations of the SEC, as interpreted by the staff of the SEC), as reasonably requested by the Landlord and required by the SEC. Tenant further agrees that to the extent not previously delivered by Tenant and any Guarantor per Landlord’s request in connection with any required filings with the SEC, within fifteen (15) days following Landlord’s written request (on no more frequently than a quarterly basis), Tenant shall provide, or cause any Guarantor to provide, Landlord with such financial statements (to the extent available) and information as may be reasonably requested by Landlord. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects and that all financial statements, records and information furnished by each Guarantor to Landlord in connection with this Lease are true, correct and complete in all respects. The provisions of this Section shall not apply to Tenant or any Guarantor (as applicable) during any time period that Tenant or such Guarantor is a corporation whose shares are traded on any nationally recognized stock exchange. Notwithstanding any provision to the contrary set forth in this Section 35.1, in the event that the Limited Guarantor delivers the Limited Guaranty pursuant to the terms and conditions set forth in this Lease, the financial statements required to be delivered by the Limited Guarantor shall not be required to be prepared in accordance with GAAP unless disclosure of such financial statements is required to be made to the SEC and the SEC requires that such financial statements be prepared in accordance with GAAP.

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35.2.       The terms of this Lease are intended by the parties as a final, complete and exclusive expression of their agreement with respect to the terms that are included herein, and may not be contradicted or supplemented by evidence of any other prior or contemporaneous agreement.

35.3.       Neither party shall record this Lease.

35.4.       Landlord and Tenant have each participated in the drafting and negotiation of this Lease, and the language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

35.5.       Except as otherwise expressly set forth in this Lease, each party shall pay its own costs and expenses incurred in connection with this Lease and such party’s performance under this Lease; provided that, if either party commences an action, proceeding, demand, claim, action, cause of action or suit against the other party arising out of or in connection with this Lease, then the substantially prevailing party shall be reimbursed by the other party for all reasonable costs and expenses, including reasonable attorneys’ fees and expenses, incurred by the substantially prevailing party in such action, proceeding, demand, claim, action, cause of action or suit, and in any appeal in connection therewith (regardless of whether the applicable action, proceeding, demand, claim, action, cause of action, suit or appeal is voluntarily withdrawn or dismissed).

35.6.       Time is of the essence with respect to the performance of every provision of this Lease.

35.7.       Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

35.8.       Notwithstanding anything to the contrary contained in this Lease, Tenant’s obligations under this Lease are independent and shall not be conditioned upon performance by Landlord.

35.9.       Whenever consent or approval of either party is required, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth to the contrary.

35.10.     Any provision of this Lease that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Lease shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.

35.11.     Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors and assigns. This Lease is for the sole benefit of the parties and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns, and nothing in this Lease shall give or be construed to give any other person or entity any legal or equitable rights. Nothing in this Section shall in any way alter the provisions of this Lease restricting assignment or subletting.

35.12.     This Lease shall be governed by, construed and enforced in accordance with the laws of the state in which the Premises are located, without regard to such state’s conflict of law principles.

35.13.     Landlord covenants that Tenant, upon paying the Rent and performing its obligations contained in this Lease, may peacefully and quietly have, hold and enjoy the Premises, free from any claim by Landlord or persons claiming under Landlord, but subject to all of the terms and provisions hereof, provisions of Applicable Laws and rights of record to which this Lease is or may become subordinate. This covenant is in lieu of any other quiet enjoyment covenant, either express or implied.

35.14.     Each of Tenant and Landlord guarantees, warrants and represents to the other party that the individual or individuals signing this Lease have the power, authority and legal capacity to sign this Lease on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

35.15.     This Lease may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

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35.16.     No provision of this Lease may be modified, amended or supplemented except by an agreement in writing signed by Landlord and Tenant.

35.17.     No waiver of any term, covenant or condition of this Lease shall be binding upon Landlord unless executed in writing by Landlord. The waiver by Landlord of any breach or default of any term, covenant or condition contained in this Lease shall not be deemed to be a waiver of any preceding or subsequent breach or default of such term, covenant or condition or any other term, covenant or condition of this Lease.

35.18.     To the extent permitted by Applicable Laws, the parties waive trial by jury in any action, proceeding or counterclaim brought by the other party hereto related to matters arising out of or in any way connected with this Lease; the relationship between Landlord and Tenant; Tenant’s use or occupancy of the Premises; or any claim of injury or damage related to this Lease or the Premises.

[The remainder of this page is intentionally left blank. Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Lease on the day and year first above written.

LANDLORD:

IIP-[___________] LLC,

a Delaware limited liability company

By:
Name:
Title:

TENANT:

HOLISTIC INDUSTRIES LLC,
a Maryland limited liability company

By:
Name:
Title:

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EXHIBIT A

PREMISES

Being all of Parcel 56, as delineated on a Plat of Subdivision entitled “Plat Thirteen, Steeplechase Business Park, Parcels 51-54 & 56”, and recorded among the Land Records of Prince George’s County, Maryland in Plat Book MMB 241 as Plat No. 34.

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EXHIBIT B

TENANT’S PERSONAL PROPERTY

[TO BE COMPLETED BY TENANT]

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EXHIBIT C

FORM OF TENANT ESTOPPEL CERTIFICATE

To:	[IIP LANDLORD ENTITY]

17190 Bernardo Center Drive

San Diego, California 92128

Attention: General Counsel

Re:	[PREMISES ADDRESS] (the "Premises") at 9220 Alaking Court, Capitol Heights, Maryland (the "Property")

The undersigned tenant ("Tenant") hereby certifies to you as follows:

1.          Tenant is a tenant at the Property under a lease (the "Lease") for the Premises dated as of [_______], 2017. The Lease has not been cancelled, modified, assigned, extended or amended [except as follows: [_______]], and there are no other agreements, written or oral, affecting or relating to Tenant's lease of the Premises or any other space at the Property. The lease term expires on [_______], 2033.

2.          Tenant took possession of the Premises, currently consisting of [_______] square feet, on [_______], 20[__], and commenced to pay rent on [_______], 20[__]. Tenant has full possession of the Premises, has not assigned the Lease or sublet any part of the Premises, and does not hold the Premises under an assignment or sublease[, except as follows: [_______]].

3.          All base rent, rent escalations and additional rent under the Lease have been paid through [_______], 20[__]. There is no prepaid rent[, except $[_______]][, and the amount of security deposit is $[_______] [in cash][OR][in the form of a letter of credit]]. Tenant currently has no right to any future rent abatement under the Lease, except as expressly provided therein.

4.          Base rent is currently payable in the amount of $[_______] per month.

5.          All work to be performed for Tenant under the Lease has been performed as required under the Lease and has been accepted by Tenant[, except [_______]], and all allowances to be paid to Tenant, including allowances for tenant improvements, moving expenses or other items, have been paid.

6.          The Lease is in full force and effect, and to Tenant’s current, actual knowledge, free from default and free from any event that could become a default under the Lease, and Tenant has no claims against the landlord or offsets or defenses against rent, and there are no disputes with the landlord. Tenant has received no notice of prior sale, transfer, assignment, hypothecation or pledge of the Lease or of the rents payable thereunder[, except [_______]].

7.          Tenant has no rights or options to purchase the Property except as provided in the Lease.

8.          To Tenant's knowledge, no hazardous wastes have been generated, treated, stored or disposed of by or on behalf of Tenant in, on or around the Premises in violation of any environmental laws.

9.          The undersigned has executed this Estoppel Certificate with the knowledge and understanding that [INSERT NAME OF LANDLORD, PURCHASER OR LENDER, AS APPROPRIATE] or its assignee is [acquiring the Property/making a loan secured by the Property] in reliance on this certificate and that the undersigned shall be bound by this certificate. The statements contained herein may be relied upon by [INSERT NAME OF PURCHASER OR LENDER, AS APPROPRIATE], [LANDLORD], IIP Operating Partnership, LP, Innovative Industrial Properties, Inc., and any [other] mortgagee of the Property and their respective successors and assigns.

[Signature page follows]

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Any capitalized terms not defined herein shall have the respective meanings given in the Lease.

Dated this [____] day of [_______], 20[__].

[_______],

a [_______]

By:
Name:
Title:

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EXHIBIT D

FORM OF GUARANTY OF LEASE

This Guaranty of Lease ("Guaranty") is executed effective on the ____ day of [_______], 2017, by [_______], a [_______] ("Guarantor"), whose address for notices is [________________], in favor of IIP-[_______] LLC, a Delaware limited partnership ("Landlord"), whose address for notices is 17190 Bernardo Center Drive, San Diego, California 92128, Attn: General Counsel.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor covenants and agrees as follows:

1.          Recitals. This Guaranty is made with reference to the following recitals of facts which constitute a material part of this Guaranty:

(a)          Landlord, as Landlord, and [_______], a [_______], as Tenant ("Tenant"), entered into that certain Lease dated as of [_______], 2017 (the "Lease"), with respect to certain space in the building located at 9220 Alaking Court, Capital Heights, Maryland 20743, as more particularly described in the Lease (the "Leased Premises").

(b)          Guarantor is [DESCRIBE RELATIONSHIP OF GUARANTOR TO TENANT] and is therefore receiving a substantial benefit for executing this Guaranty.

(c)          Landlord would not have entered into the Lease with Tenant without having received the Guaranty executed by Guarantor as an inducement to Landlord.

(d)          By this Guaranty, Guarantor intends to absolutely, unconditionally and irrevocably guarantee the full, timely, and complete (i) payment of all rent and other sums required to be paid by Tenant under the Lease and any other indebtedness of Tenant, (ii) performance of all other terms, covenants, conditions and obligations of Tenant arising out of the Lease and all foreseeable and unforeseeable damages that may arise as a foreseeable or unforeseeable consequence of any non-payment, non-performance or non-observance of, or non-compliance with, any of the terms, covenants, conditions or other obligations described in the Lease (including, without limitation, all attorneys' fees and disbursements and all litigation costs and expenses incurred or payable by Landlord or for which Landlord may be responsible or liable, or caused by any such default), and (iii) payment of any and all expenses (including reasonable attorneys' fees and expenses and litigation expenses) incurred by Landlord in enforcing any of the rights under the Lease or this Guaranty within thirty (30) days after Landlord's written demand therefor (collectively, the "Guaranteed Obligations").

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2.          Guaranty. From and after the Execution Date (as such term is defined under the Lease), Guarantor absolutely, unconditionally and irrevocably guarantees, as principal obligor and not merely as surety, to Landlord, the full, timely and unconditional payment and performance, of the Guaranteed Obligations strictly in accordance with the terms of the Lease, as such Guaranteed Obligations may be modified, amended, extended or renewed from time to time. This is a Guaranty of payment and performance and not merely of collection. Guarantor agrees that Guarantor is primarily liable for and responsible for the payment and performance of the Guaranteed Obligations. Guarantor shall be bound by all of the provisions, terms, conditions, restrictions and limitations contained in the Lease which are to be observed or performed by Tenant, the same as if Guarantor was named therein as Tenant with joint and several liability with Tenant, and any remedies that Landlord has under the Lease against Tenant shall apply to Guarantor as well. If Tenant defaults in any Guaranteed Obligation under the Lease, Guarantor shall in lawful money of the United States, pay to Landlord on demand the amount due and owing under the Lease. Guarantor waives any rights to notices of acceptance, modifications, amendment, extension or breach of the Lease. The obligations of Guarantor under this Guaranty are independent of the obligations of Tenant or any other guarantor. Guarantor acknowledges that this Guaranty and Guarantor's obligations and liabilities under this Guaranty are and shall at all times continue to be absolute and unconditional in all respects and shall be the separate and independent undertaking of Guarantor without regard to the genuineness, validity, legality or enforceability of the Lease, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Guaranty and the obligations and liabilities of Guarantor under this Guaranty or the obligations or liabilities of any other person or entity (including, without limitation, Tenant) relating to this Guaranty or the obligations or liabilities of Guarantor hereunder or otherwise with respect to the Lease or to Tenant. Guarantor hereby absolutely, unconditionally and irrevocably waives any and all rights it may have to assert any defense, set-off, counterclaim or cross-claim of any nature whatsoever with respect to this Guaranty or the obligations or liabilities of Guarantor under this Guaranty or the obligations or liabilities of any other person or entity (including, without limitation, Tenant) relating to this Guaranty or the obligations or liabilities of Guarantor under this Guaranty or otherwise with respect to the Lease, in any action or proceeding brought by the holder hereof to enforce the obligations or liabilities of Guarantor under this Guaranty, but such waiver shall not extend to any defenses, set-offs, counterclaims or cross-claims that Tenant may have against Landlord under the Lease. This Guaranty sets forth the entire agreement and understanding of Landlord and Guarantor, and Guarantor acknowledges that no oral or other agreements, understandings, representations or warranties exist with respect to this Guaranty or with respect to the obligations or liabilities of Guarantor under this Guaranty. The obligations of Guarantor under this Guaranty shall be continuing and irrevocable (a) during any period of time when the liability of Tenant under the Lease continues, and (b) until all of the Guaranteed Obligations have been fully discharged by payment, performance or compliance. If at any time all or any part of any payment received by Landlord from Tenant or Guarantor or any other person under or with respect to the Lease or this Guaranty has been refunded or rescinded pursuant to any court order, or declared to be fraudulent or preferential, or are set aside or otherwise are required to be repaid to Tenant, its estate, trustee, receiver or any other party, including as a result of the insolvency, bankruptcy or reorganization of Tenant or any other party (an "Invalidated Payment"), then Guarantor's obligations under the Guaranty shall, to the extent of such Invalidated Payment be reinstated and deemed to have continued in existence as of the date that the original payment occurred. This Guaranty shall not be affected or limited in any manner by whether Tenant may be liable, with respect to the Guaranteed Obligations individually, jointly with other primarily, or secondarily.

3.          No Impairment of Guaranteed Obligations. Guarantor further agrees that Guarantor's liability for the Guaranteed Obligations shall in no way be released, discharged, impaired or affected or subject to any counterclaim, setoff or deduction by (a) any waiver, consent, extension, indulgence, compromise, release, departure from or other action or inaction of Landlord under or in respect of the Lease or this Guaranty, or any obligation or liability of Tenant, or any exercise or non-exercise of any right, remedy, power or privilege under or in respect to the Lease or this Guaranty, (b) any change in the time, manner or place of payment or performance of the Guaranteed Obligations, (c) the acceptance by Landlord of any additional security or any increase, substitution or change therein, (d) the release by Landlord of any security or any withdrawal thereof or decrease therein, (e) any assignment of the Lease or any subletting of all or any portion of the Leased Premises (with or without Landlord's consent), (f) any holdover by Tenant beyond the term of the Lease (g) any termination of the Lease to the extent of Tenant obligations which expressly survive termination, (h) any release or discharge of Tenant in any bankruptcy, receivership or other similar proceedings, (i) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy or of any remedy for the enforcement of Tenant's liability under the Lease resulting from the operation of any present or future provisions of any bankruptcy code or other statute or from the decision in any court, or the rejection or disaffirmance of the Lease in any such proceedings, (j) any merger, consolidation, reorganization or similar transaction involving Tenant, even if Tenant ceases to exist as a result of such transaction, (k) the change in the corporate relationship between Tenant and Guarantor or any termination of such relationship, (l) any change in the direct or indirect ownership of all or any part of the shares in Tenant, or (m) to the extent permitted under applicable law, any other occurrence or circumstance whatsoever, whether similar or dissimilar to the foregoing, which might otherwise constitute a legal or equitable defense or discharge of the liabilities of Guarantor or which might otherwise limit recourse against Guarantor. Guarantor further understands and agrees that Landlord may at any time enter into agreements with Tenant to amend and modify the Lease, and may waive or release any provision or provisions of the Lease, and, with reference to such instruments, may make and enter into any such agreement or agreements as Landlord and Tenant may deem proper and desirable, without in any manner impairing or affecting this Guaranty or any of Landlord's rights hereunder or Guarantor's obligations hereunder, unless otherwise agreed in writing thereunder or under the Lease.

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4.          Remedies.

a)            If Tenant defaults with respect to the Guaranteed Obligations, and if Guarantor does not fulfill Tenant's obligations immediately upon its receipt of written notice of such default from Landlord, Landlord may at its election proceed immediately against Guarantor, Tenant, or any combination of Tenant, Guarantor, and/or any other guarantor. It is not necessary for Landlord, in order to enforce payment and performance by Guarantor under this Guaranty, first or contemporaneously to institute suit or exhaust remedies against Tenant or other liable for any of the Guaranteed Obligations or to enforce rights against any collateral securing any of it. Guarantor hereby waives any right to require Landlord to join Tenant in any action brought hereunder or to commence any action against or obtain any judgment against Tenant or to pursue any other remedy or enforce any other right. If any portion of the Guaranteed Obligations terminates and Landlord continues to have any rights that it may enforce against Tenant under the Lease after such termination, then Landlord may at its election enforce such rights against Guarantor. Unless and until all Guaranteed Obligations have been fully satisfied, Guarantor shall not be released from its obligations under this Guaranty irrespective of: (i) the exercise (or failure to exercise) by Landlord of any of Landlord's rights or remedies (including, without limitation, compromise or adjustment of the Guaranteed Obligations or any part thereof); or (ii) any release by Landlord in favor of Tenant regarding the fulfillment by Tenant of any obligation under the Lease.

b)           Notwithstanding anything in the foregoing to the contrary, Guarantor hereby covenants and agrees to and with Landlord that Guarantor may be joined in any action by or against Tenant in connection with the Lease. Guarantor also agrees that, in any jurisdiction, it will be conclusively bound by the judgment in any such action by or against Tenant (wherever brought) as if Guarantor were a party to such action even though Guarantor is not joined as a party in such action.

5.          Waivers. With the exception of the defense of prior payment, performance or compliance by Tenant or Guarantor of or with the Guaranteed Obligations which Guarantor is called upon to pay or perform, or the defense that Landlord's claim against Guarantor is barred by the applicable statute of limitations, Guarantor hereby waives and releases all defenses of the law of guaranty or suretyship to the extent permitted by law.

6.          Rights Cumulative. All rights, powers and remedies of Landlord under this Guaranty shall be cumulative and in addition to all rights, powers and remedies given to Landlord by law.

7.          Representations and Warranties. Guarantor hereby represents and warrants that (a) intentionally omitted; (b) Landlord has made no representation to Guarantor as to the creditworthiness or financial condition of Tenant; (c) Guarantor has full power to execute, deliver and carry out the terms and provisions of this Guaranty and has taken all necessary action to authorize the execution, delivery and performance of this Guaranty; (d) Guarantor's execution and delivery of, and the performance of its obligations under, this Guaranty does not conflict with or violate any of Guarantor's organizational documents, or any contract, agreement or decree which Guarantor is a party to or which is binding on Guarantor; (e) the individual executing this Guaranty on behalf of Guarantor has the authority to bind Guarantor to the terms and conditions of this Guaranty; (f) Guarantor has been represented by counsel of its choice in connection with this Guaranty; (g) this Guaranty when executed and delivered shall constitute the legal, valid and binding obligations of Guarantor enforceable against Guarantor in accordance with its terms; and (h) there is no action, suit, or proceeding pending or, to the knowledge of Guarantor, threatened against Guarantor before or by any governmental authority which questions the validity or enforceability of, or Guarantor's ability to perform under, this Guaranty.

8.          Subordination. In the event of Tenant's insolvency or the disposition of the assets of Tenant, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of Tenant applicable to the payment of all claims of Landlord and/or Guarantor shall be paid to Landlord and shall be first applied by Landlord to the Guaranteed Obligations. Any indebtedness of Tenant now or hereafter held by Guarantor, whether as original creditor or assignee or by way of subrogation, restitution, reimbursement, indemnification or otherwise, is hereby subordinated in right of payment to the Guaranteed Obligations during any period in which Tenant is in Default under the Lease beyond the expiration of applicable notice and cure periods. So long as an uncured Default exists under the Lease, (a) at Landlord's written request, Guarantor shall cause Tenant to pay to Landlord all or any part of any funds invested in or loaned to Tenant by Guarantor which Guarantor is entitled to withdraw or collect and (b) any such indebtedness or other amount collected or received by Guarantor shall be held in trust for Landlord and shall forthwith be paid over to Landlord to be credited and applied against the Guaranteed Obligations. Subject to the foregoing, Guarantor shall be entitled to receive from Landlord any amounts that are, from time to time, due to Guarantor in the ordinary course of business. During any period in which Tenant is in Default under the Lease, Guarantor shall have no right of subrogation against Tenant by reason of any payments, acts or performance by Guarantor under this Guaranty.

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9.          Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of the State of Maryland, United States of America, without regard to principles of conflicts of laws. TO THE FULLEST EXTENT PERMITTED BY LAW, GUARANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS GUARANTY.

10.         Attorneys’ Fees. In the event any litigation or other proceeding ("Proceeding") is initiated by any party against any other party to enforce this Guaranty, the prevailing party in such Proceeding shall be entitled to recover from the unsuccessful party all costs, expenses, and actual reasonable attorneys' fees relating to or arising out of such Proceeding.

11.         Modification. This Guaranty may be modified only by a contract in writing executed by Guarantor and Landlord.

12.         Invalidity. If any provision of the Guaranty shall be invalid or unenforceable, the remainder of this Guaranty shall not be affected by such invalidity or unenforceability. In the event, and to the extent, that this Guaranty shall be held ineffective or unenforceable by any court of competent jurisdiction, then Guarantor shall be deemed to be a tenant under the Lease with the same force and effect as if Guarantor were expressly named as a co-tenant therein with joint and several liability.

13.         Successors and Assigns. Unless otherwise agreed in writing or under the Lease, this Guaranty shall be binding upon and shall inure to the benefit of the successors-in-interest and assigns of each party to this Guaranty.

14.         Notices. Any notice, consent, demand, invoice, statement or other communication required or permitted to be given hereunder shall be in writing and shall be given by (a) personal delivery, (b) overnight delivery with a reputable international overnight delivery service, such as FedEx, or (c) facsimile or email transmission, so long as such transmission is followed within one (1) business day by delivery utilizing one of the methods described in subsections (a) or (b). Any such notice, consent, demand, invoice, statement or other communication shall be deemed delivered (x) upon receipt, if given in accordance with subsection (a); (y) one business (1) day after deposit with a reputable international overnight delivery service, if given if given in accordance with subsection (b); or (z) upon transmission, if given in accordance with subsection (c). Except as otherwise stated in this Guaranty, any notice, consent, demand, invoice, statement or other communication required or permitted to be given pursuant to this Guaranty shall be addressed to Guarantor or Landlord at the address set forth above in the introductory paragraph of this Guaranty. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

15.         Waiver. Any waiver of a breach or default under this Guaranty must be in a writing that is duly executed by Landlord and shall not be a waiver of any other default concerning the same or any other provision of this Guaranty. No delay or omission in the exercise of any right or remedy shall impair such right or remedy or be construed as a waiver.

16.         Withholding. Unless otherwise agreed in the Lease, any and all payments by Guarantor to Landlord under this Guaranty shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto (collectively, "Taxes"). If Guarantor shall be required by any applicable laws to deduct any Taxes from or in respect of any sum payable under this Guaranty to Landlord: (a) the sum payable shall be increased as necessary so that after making all required deductions, the Landlord receives an amount equal to the sum it would have received had no such deductions been made; (b) Guarantor shall make such deductions; and (c) Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable laws. For the avoidance of doubt, the foregoing obligations shall in no manner include any additional tax liability of Landlord associated with the imposition of any taxes or penalties pursuant to Section 280E of the Internal Revenue Code of 1986, as amended from time to time

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17.        Financial Condition of Tenant. Landlord shall have no obligation to disclose or discuss with Guarantor Landlord's assessment of the financial condition of Tenant. Guarantor has adequate means to obtain information from Tenant on a continuing basis concerning the financial condition of Tenant and its ability to perform his its Guaranteed Obligations, and Guarantor assumes responsibility for being and keeping informed of Tenant's financial condition and of all circumstances bearing upon the risk of Tenant's failure to perform the Guaranteed Obligations.

18.        Bankruptcy. So long as the Guaranteed Obligations remain outstanding, Guarantor shall not, without Landlord’s prior written consent, commence or join with any other person in commencing any bankruptcy or similar proceeding of or against Tenant. Guarantor's obligations hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any bankruptcy or similar proceeding (voluntary or involuntary) involving Tenant or by any defense that Tenant may have by reason of an order, decree or decision of any court or administrative body resulting from any such proceeding. To the fullest extent permitted by law, Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay to Landlord or allow the claim of Landlord in respect of any interest, fees, costs, expenses or other Guaranteed Obligations accruing or arising after the date on which such case or proceeding is commenced.

19.       Conveyance or Transfer. Without Landlord’s prior written consent, Guarantor shall not convey, sell, lease or transfer for any of its properties or assets to any person or entity to the extent that such conveyance, sale, lease or transfer could have a material adverse effect on Guarantor’s ability to fulfill any of the Guaranteed Obligations.

20.       [NOTE: ONLY WHERE GUARANTOR IS NOT A DIRECT OR INDIRECT PARENT OF TENANT: [Limitation on Obligations Guaranteed.

(a)          Notwithstanding any other provision hereof, the right of recovery against Guarantor under Section 2 shall not exceed $1.00 less than the lowest amount that would render Guarantor's obligations under Section 2 void or voidable under applicable law, including, without limitation, the Uniform Fraudulent Conveyance Act, Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to the guaranty set forth herein and the obligations of Guarantor hereunder. To effectuate the foregoing, the Guaranteed Obligations in respect of the guarantee set forth in Section 2 at any time shall be limited to the maximum amount as would result in the Guaranteed Obligations with respect thereto not constituting a fraudulent transfer or conveyance after giving full effect to the liability under such guarantee set forth in Section 2 and its related contribution rights, but before taking into account any liabilities under any other guarantee by Guarantor. For purposes of the foregoing, all guarantees of Guarantor other than the guarantee under Section 2 will be deemed to be enforceable and payable after the guaranty under Section 2. To the fullest extent permitted by applicable law, this Section shall be for the benefit solely of creditors and representatives of creditors of Guarantor and not for the benefit of Guarantor or the holders of any equity interest in Guarantor.

(b)          Guarantor agrees that obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of Guarantor under Section 2 without impairing the guarantee contained in Section 2 or affecting Landlord's rights and remedies hereunder.]]

21.        Financials. To induce Landlord to enter into this Lease, Guarantor shall, within ninety (90) days after the end of Guarantor’s financial year, furnish Landlord with a certified copy of Guarantor’s year-end unconsolidated financial statements for the previous year, certified by the chief financial officer of Guarantor as correct and complete copies of such financial statements, fairly presenting Guarantor’s financial condition as of the time set forth therein and in the event such financials are required to be disclosed to the SEC (as defined in the Lease), such financial statements shall have been prepared in accordance with GAAP.

22.       Joint and Several Liability. Guarantor’s liability under this Guaranty shall be joint and several with any and all other Guarantors in accordance with the terms and conditions of the Lease.

[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be signed by its respective officer thereunto duly authorized, all as of the date first written above.

GUARANTOR

[_______],

a [_______]

By:
Name:
Title:

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EXHIBIT E

FORM OF LIMITED GUARANTY OF LEASE

This Limited Guaranty of Lease ("Guaranty") is executed effective on the ____ day of [_______], 20[__], by [RICHARD COHEN, an individual] ("Guarantor"), whose address for notices is [________________], in favor of IIP-[_______] LLC, a Delaware limited partnership ("Landlord"), whose address for notices is 17190 Bernardo Center Drive, San Diego, California 92128, Attn: General Counsel.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor covenants and agrees as follows:

1.	Recitals. This Guaranty is made with reference to the following recitals of facts which constitute a material part of this Guaranty:

(a)          Landlord, as Landlord, and Holistic Industries LLC, a [_____] limited liability company, as Tenant ("Tenant"), entered into that certain Lease dated as of [_______], 2017 (the "Lease"), with respect to certain space in the building located at 9220 Alaking Court, Capital Heights, Maryland 20743, as more particularly described in the Lease (the "Leased Premises").

(b)          Guarantor is [DESCRIBE RELATIONSHIP OF GUARANTOR TO TENANT] and is therefore receiving a substantial benefit for executing this Guaranty.

(c)          Landlord would not have entered into the Lease with Tenant without having received the Guaranty executed by Guarantor as an inducement to Landlord.

(d)          By this Guaranty, Guarantor intends to absolutely, unconditionally and irrevocably guarantee the full, timely, and complete (i) payment of all rent and other sums required to be paid by Tenant under the Lease and any other indebtedness of Tenant, (ii) performance of all other terms, covenants, conditions and obligations of Tenant arising out of the Lease and all foreseeable and unforeseeable damages that may arise as a foreseeable or unforeseeable consequence of any non-payment, non-performance or non-observance of, or non-compliance with, any of the terms, covenants, conditions or other obligations described in the Lease (including, without limitation, all attorneys' fees and disbursements and all litigation costs and expenses incurred or payable by Landlord or for which Landlord may be responsible or liable, or caused by any such default), and (iii) payment of any and all expenses (including reasonable attorneys' fees and expenses and litigation expenses) incurred by Landlord in enforcing any of the rights under the Lease or this Guaranty within thirty (30) days after Landlord's written demand therefor (collectively, the "Guaranteed Obligations"), subject to the limitations set forth herein.

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2.          Guaranty. From and after the Execution Date (as such term is defined under the Lease), Guarantor absolutely, unconditionally and irrevocably guarantees, as a principal obligor and not merely as surety, to Landlord, the full, timely and unconditional payment and performance, of the Guaranteed Obligations strictly in accordance with the terms of the Lease, as such Guaranteed Obligations may be modified, amended, extended or renewed from time to time. This is a Guaranty of payment and performance and not merely of collection. Guarantor agrees that Guarantor is primarily liable for and responsible for the payment and performance of the Guaranteed Obligations. Guarantor shall be bound by all of the provisions, terms, conditions, restrictions and limitations contained in the Lease which are to be observed or performed by Tenant, the same as if Guarantor was named therein as Tenant with joint and several liability with Tenant, and any remedies that Landlord has under the Lease against Tenant shall apply to Guarantor as well. If Tenant defaults in any Guaranteed Obligation under the Lease, Guarantor shall in lawful money of the United States, pay to Landlord on demand the amount due and owing under the Lease. Guarantor waives any rights to notices of acceptance, modifications, amendment, extension or breach of the Lease. If Guarantor is a natural person, it is expressly agreed that this Guaranty shall survive the death of such guarantor and shall continue in effect. The obligations of Guarantor under this Guaranty are independent of the obligations of Tenant or any other guarantor. Guarantor acknowledges that this Guaranty and Guarantor's obligations and liabilities under this Guaranty are and shall at all times continue to be absolute and unconditional in all respects and shall be the separate and independent undertaking of Guarantor without regard to the genuineness, validity, legality or enforceability of the Lease, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Guaranty and the obligations and liabilities of Guarantor under this Guaranty or the obligations or liabilities of any other person or entity (including, without limitation, Tenant) relating to this Guaranty or the obligations or liabilities of Guarantor hereunder or otherwise with respect to the Lease or to Tenant. Guarantor hereby absolutely, unconditionally and irrevocably waives any and all rights it may have to assert any defense, set-off, counterclaim or cross-claim of any nature whatsoever with respect to this Guaranty or the obligations or liabilities of Guarantor under this Guaranty or the obligations or liabilities of any other person or entity (including, without limitation, Tenant) relating to this Guaranty or the obligations or liabilities of Guarantor under this Guaranty or otherwise with respect to the Lease, in any action or proceeding brought by the holder hereof to enforce the obligations or liabilities of Guarantor under this Guaranty, but such waiver shall not extend to any defenses, set-offs, counterclaims or cross-claims that Tenant may have against Landlord under the Lease. This Guaranty sets forth the entire agreement and understanding of Landlord and Guarantor, and Guarantor acknowledges that no oral or other agreements, understandings, representations or warranties exist with respect to this Guaranty or with respect to the obligations or liabilities of Guarantor under this Guaranty. The obligations of Guarantor under this Guaranty shall be continuing and irrevocable (a) during any period of time when the liability of Tenant under the Lease continues, and (b) until all of the Guaranteed Obligations have been fully discharged by payment, performance or compliance. If at any time all or any part of any payment received by Landlord from Tenant or Guarantor or any other person under or with respect to the Lease or this Guaranty has been refunded or rescinded pursuant to any court order, or declared to be fraudulent or preferential, or are set aside or otherwise are required to be repaid to Tenant, its estate, trustee, receiver or any other party, including as a result of the insolvency, bankruptcy or reorganization of Tenant or any other party (an "Invalidated Payment"), then Guarantor's obligations under the Guaranty shall, to the extent of such Invalidated Payment be reinstated and deemed to have continued in existence as of the date that the original payment occurred. This Guaranty shall not be affected or limited in any manner by whether Tenant may be liable, with respect to the Guaranteed Obligations individually, jointly with other primarily, or secondarily.

3.          Limitations on Guaranty. Notwithstanding any provision in this Guaranty to the contrary, Guarantor’s liability under this Guaranty (a) shall not exceed Three Million Dollars ($3,000,000.00) (the “Cap”), and (b) such Cap shall automatically be reduced to One Million Five Hundred Thousand Dollars ($1,500,000.00) (the “Lower Cap”) at such time as Tenant has (y) commenced operations at the Leased Premises for the Permitted Use (as defined in the Lease), and (z) Tenant has achieved an annualized EBITDA (as defined below) for the preceding twelve (12) months period that is equal to two times the then-current Rent (as defined in the Lease) for such time period (the “EBITDA Guarantor Condition”). For purposes of the foregoing, the term “EBITDA” shall mean net income before interest, taxes, depreciation and amortization. Guarantor’s obligations hereunder shall remain subject to the Cap and shall not be reduced to the Lower Cap until such time as Tenant has delivered to Landlord reasonable supporting documentation that Tenant has satisfied the conditions set forth in Subsections (y) and (z) above, including a certification from the principal financial officer of Tenant confirming that such conditions have been satisfied and that the documentation provided to Landlord evidencing satisfaction of the EBITDA Guarantor Condition is true, correct and complete in all material respects and does not contain any misrepresentations or material omissions of facts. Upon Tenant’s delivery of such information, Guarantor’s liability under this Guaranty shall be deemed reduced to and shall not exceed the Lower Cap, effective as of the date Tenant achieved the EBITDA Guarantor Condition.

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4.          No Impairment of Guaranteed Obligations. Guarantor further agrees that Guarantor's liability for the Guaranteed Obligations shall in no way be released, discharged, impaired or affected or subject to any counterclaim, setoff or deduction by (a) any waiver, consent, extension, indulgence, compromise, release, departure from or other action or inaction of Landlord under or in respect of the Lease or this Guaranty, or any obligation or liability of Tenant, or any exercise or non-exercise of any right, remedy, power or privilege under or in respect to the Lease or this Guaranty, (b) any change in the time, manner or place of payment or performance of the Guaranteed Obligations, (c) the acceptance by Landlord of any additional security or any increase, substitution or change therein, (d) the release by Landlord of any security or any withdrawal thereof or decrease therein, (e) any assignment of the Lease or any subletting of all or any portion of the Leased Premises (with or without Landlord's consent), (f) any holdover by Tenant beyond the term of the Lease (g) any termination of the Lease to the extent of Tenant obligations which expressly survive termination, (h) any release or discharge of Tenant in any bankruptcy, receivership or other similar proceedings, (i) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy or of any remedy for the enforcement of Tenant's liability under the Lease resulting from the operation of any present or future provisions of any bankruptcy code or other statute or from the decision in any court, or the rejection or disaffirmance of the Lease in any such proceedings, (j) any merger, consolidation, reorganization or similar transaction involving Tenant, even if Tenant ceases to exist as a result of such transaction, (k) the change in the corporate relationship between Tenant and Guarantor or any termination of such relationship, (l) any change in the direct or indirect ownership of all or any part of the shares in Tenant, or (m) to the extent permitted under applicable law, any other occurrence or circumstance whatsoever, whether similar or dissimilar to the foregoing, which might otherwise constitute a legal or equitable defense or discharge of the liabilities of Guarantor or which might otherwise limit recourse against Guarantor. Guarantor further understands and agrees that Landlord may at any time enter into agreements with Tenant to amend and modify the Lease, and may waive or release any provision or provisions of the Lease, and, with reference to such instruments, may make and enter into any such agreement or agreements as Landlord and Tenant may deem proper and desirable, without in any manner impairing or affecting this Guaranty or any of Landlord's rights hereunder or Guarantor's obligations hereunder, unless otherwise agreed in writing thereunder or under the Lease.

5.          Remedies.

(a)              If Tenant defaults with respect to the Guaranteed Obligations, and if Guarantor does not fulfill Tenant's obligations immediately upon its receipt of written notice of such default from Landlord, Landlord may at its election proceed immediately against Guarantor, Tenant, or any combination of Tenant, Guarantor, and/or any other guarantor. It is not necessary for Landlord, in order to enforce payment and performance by Guarantor under this Guaranty, first or contemporaneously to institute suit or exhaust remedies against Tenant or other liable for any of the Guaranteed Obligations or to enforce rights against any collateral securing any of it. Guarantor hereby waives any right to require Landlord to join Tenant in any action brought hereunder or to commence any action against or obtain any judgment against Tenant or to pursue any other remedy or enforce any other right. If any portion of the Guaranteed Obligations terminates and Landlord continues to have any rights that it may enforce against Tenant under the Lease after such termination, then Landlord may at its election enforce such rights against Guarantor. Unless and until all Guaranteed Obligations have been fully satisfied, Guarantor shall not be released from its obligations under this Guaranty irrespective of: (i) the exercise (or failure to exercise) by Landlord of any of Landlord's rights or remedies (including, without limitation, compromise or adjustment of the Guaranteed Obligations or any part thereof); or (ii) any release by Landlord in favor of Tenant regarding the fulfillment by Tenant of any obligation under the Lease.

(b)             Notwithstanding anything in the foregoing to the contrary, Guarantor hereby covenants and agrees to and with Landlord that Guarantor may be joined in any action by or against Tenant in connection with the Lease. Guarantor also agrees that, in any jurisdiction, it will be conclusively bound by the judgment in any such action by or against Tenant (wherever brought) as if Guarantor were a party to such action even though Guarantor is not joined as a party in such action.

6.          Waivers. With the exception of the defense of prior payment, performance or compliance by Tenant or Guarantor of or with the Guaranteed Obligations which Guarantor is called upon to pay or perform, or the defense that Landlord's claim against Guarantor is barred by the applicable statute of limitations, Guarantor hereby waives and releases all defenses of the law of guaranty or suretyship to the extent permitted by law.

7.          Rights Cumulative. All rights, powers and remedies of Landlord under this Guaranty shall be cumulative and in addition to all rights, powers and remedies given to Landlord by law.

8.          Representations and Warranties. Guarantor hereby represents and warrants that (a) intentionally omitted; (b) Landlord has made no representation to Guarantor as to the creditworthiness or financial condition of Tenant; (c) Guarantor has full power to execute, deliver and carry out the terms and provisions of this Guaranty and has taken all necessary action to authorize the execution, delivery and performance of this Guaranty; (d) Guarantor's execution and delivery of, and the performance of its obligations under, this Guaranty does not conflict with or violate any contract, agreement or decree which Guarantor is a party to or which is binding on Guarantor; (e) Guarantor has been represented by counsel of its choice in connection with this Guaranty; (f) this Guaranty when executed and delivered shall constitute the legal, valid and binding obligations of Guarantor enforceable against Guarantor in accordance with its terms; and (g) there is no action, suit, or proceeding pending or, to the knowledge of Guarantor, threatened against Guarantor before or by any governmental authority which questions the validity or enforceability of, or Guarantor's ability to perform under, this Guaranty.

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9.          Subordination. In the event of Tenant's insolvency or the disposition of the assets of Tenant, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of Tenant applicable to the payment of all claims of Landlord and/or Guarantor shall be paid to Landlord and shall be first applied by Landlord to the Guaranteed Obligations. Any indebtedness of Tenant now or hereafter held by Guarantor, whether as original creditor or assignee or by way of subrogation, restitution, reimbursement, indemnification or otherwise, is hereby subordinated in right of payment to the Guaranteed Obligations during any period in which Tenant is in Default under the Lease beyond the expiration of applicable notice and cure periods.. So long as an uncured Default exists under the Lease, (a) at Landlord's written request, Guarantor shall cause Tenant to pay to Landlord all or any part of any funds invested in or loaned to Tenant by Guarantor which Guarantor is entitled to withdraw or collect and (b) any such indebtedness or other amount collected or received by Guarantor shall be held in trust for Landlord and shall forthwith be paid over to Landlord to be credited and applied against the Guaranteed Obligations. Subject to the foregoing, Guarantor shall be entitled to receive from Landlord any amounts that are, from time to time, due to Guarantor in the ordinary course of business. During any period in which Tenant is in Default under the Lease, Guarantor shall have no right of subrogation against Tenant by reason of any payments, acts or performance by Guarantor under this Guaranty.

10.        Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of the State of Maryland, United States of America, without regard to principles of conflicts of laws. TO THE FULLEST EXTENT PERMITTED BY LAW, GUARANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS GUARANTY.

11.        Attorneys’ Fees. In the event any litigation or other proceeding ("Proceeding") is initiated by any party against any other party to enforce this Guaranty, the prevailing party in such Proceeding shall be entitled to recover from the unsuccessful party all costs, expenses, and actual reasonable attorneys' fees relating to or arising out of such Proceeding.

12.        Modification. This Guaranty may be modified only by a contract in writing executed by Guarantor and Landlord.

13.        Invalidity. If any provision of the Guaranty shall be invalid or unenforceable, the remainder of this Guaranty shall not be affected by such invalidity or unenforceability. In the event, and to the extent, that this Guaranty shall be held ineffective or unenforceable by any court of competent jurisdiction, then Guarantor shall be deemed to be a tenant under the Lease with the same force and effect as if Guarantor were expressly named as a co-tenant therein with joint and several liability.

14.        Successors and Assigns. Unless otherwise agreed in writing or under the Lease, this Guaranty shall be binding upon and shall inure to the benefit of the successors-in-interest and assigns of each party to this Guaranty.

15.        Notices. Any notice, consent, demand, invoice, statement or other communication required or permitted to be given hereunder shall be in writing and shall be given by (a) personal delivery, (b) overnight delivery with a reputable international overnight delivery service, such as FedEx, or (c) facsimile or email transmission, so long as such transmission is followed within one (1) business day by delivery utilizing one of the methods described in subsections (a) or (b). Any such notice, consent, demand, invoice, statement or other communication shall be deemed delivered (x) upon receipt, if given in accordance with subsection (a); (y) one business (1) day after deposit with a reputable international overnight delivery service, if given if given in accordance with subsection (b); or (z) upon transmission, if given in accordance with subsection (c). Except as otherwise stated in this Guaranty, any notice, consent, demand, invoice, statement or other communication required or permitted to be given pursuant to this Guaranty shall be addressed to Guarantor or Landlord at the address set forth above in the introductory paragraph of this Guaranty. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

16.        Waiver. Any waiver of a breach or default under this Guaranty must be in a writing that is duly executed by Landlord and shall not be a waiver of any other default concerning the same or any other provision of this Guaranty. No delay or omission in the exercise of any right or remedy shall impair such right or remedy or be construed as a waiver.

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17.       Withholding. Unless otherwise agreed in the Lease, any and all payments by Guarantor to Landlord under this Guaranty shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto (collectively, "Taxes"). If Guarantor shall be required by any applicable laws to deduct any Taxes from or in respect of any sum payable under this Guaranty to Landlord: (a) the sum payable shall be increased as necessary so that after making all required deductions, the Landlord receives an amount equal to the sum it would have received had no such deductions been made; (b) Guarantor shall make such deductions; and (c) Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable laws.

18.       Financial Condition of Tenant. Landlord shall have no obligation to disclose or discuss with Guarantor Landlord's assessment of the financial condition of Tenant. Guarantor has adequate means to obtain information from Tenant on a continuing basis concerning the financial condition of Tenant and its ability to perform its Guaranteed Obligations, and Guarantor assumes responsibility for being and keeping informed of Tenant's financial condition and of all circumstances bearing upon the risk of Tenant's failure to perform the Guaranteed Obligations.

19.       Bankruptcy. So long as the Guaranteed Obligations remain outstanding, Guarantor shall not, without Landlord’s prior written consent, commence or join with any other person in commencing any bankruptcy or similar proceeding of or against Tenant. Guarantor's obligations hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any bankruptcy or similar proceeding (voluntary or involuntary) involving Tenant or by any defense that Tenant may have by reason of an order, decree or decision of any court or administrative body resulting from any such proceeding. To the fullest extent permitted by law, Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay to Landlord or allow the claim of Landlord in respect of any interest, fees, costs, expenses or other Guaranteed Obligations accruing or arising after the date on which such case or proceeding is commenced.

20.       Conveyance or Transfer. Without Landlord’s prior written consent, Guarantor shall not convey, sell, lease or transfer for any of its properties or assets to any person or entity to the extent that such conveyance, sale, lease or transfer could have a material adverse effect on Guarantor’s ability to fulfill any of the Guaranteed Obligations.

21.       Limitation on Obligations Guaranteed.

(a)          Notwithstanding any other provision hereof, the right of recovery against Guarantor under Section 2 shall not exceed $1.00 less than the lowest amount that would render Guarantor's obligations under Section 2 void or voidable under applicable law, including, without limitation, the Uniform Fraudulent Conveyance Act, Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to the guaranty set forth herein and the obligations of Guarantor hereunder. To effectuate the foregoing, the Guaranteed Obligations in respect of the guarantee set forth in Section 2 at any time shall be limited to the maximum amount as would result in the Guaranteed Obligations with respect thereto not constituting a fraudulent transfer or conveyance after giving full effect to the liability under such guarantee set forth in Section 2 and its related contribution rights, but before taking into account any liabilities under any other guarantee by Guarantor. For purposes of the foregoing, all guarantees of Guarantor other than the guarantee under Section 2 will be deemed to be enforceable and payable after the guaranty under Section 2. To the fullest extent permitted by applicable law, this Section shall be for the benefit solely of creditors and representatives of creditors of Guarantor and not for the benefit of Guarantor or the holders of any equity interest in Guarantor.

(b)          Guarantor agrees that obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of Guarantor under Section 2 without impairing the guarantee contained in Section 2 or affecting Landlord's rights and remedies hereunder.

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23.       Financials. To induce Landlord to enter into this Lease, Guarantor shall, within ninety (90) days after the end of Guarantor’s financial year, furnish Landlord with a certified copy of Guarantor’s year-end unconsolidated financial statements for the previous year, certified by the Limited Guarantor as correct and complete copies of such financial statements, fairly presenting Guarantor’s financial condition as of the time set forth therein and in the event such financials are required to be disclosed to the SEC (as defined in the Lease) and the SEC requires the financials to be prepared in accordance with GAAP, such financial statements shall have been prepared in accordance with GAAP.

22.       Joint and Several Liability. Guarantor’s liability under this Guaranty shall be joint and several with any and all other Guarantors in accordance with the terms and conditions of the Lease.

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IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be signed by its respective officer thereunto duly authorized, all as of the date first written above.

GUARANTOR

Name: [Richard Cohen, an individual]

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EXHIBIT F

FORM OF COMPLETION GUARANTY

This Guaranty of Completion of Construction ("Guaranty") is executed effective on the ____ day of [_______], 20[__], by WILLCO CONSTRUCTION CO., INC., a Maryland corporation ("Guarantor"), whose address for notices is [________________], in favor of IIP-[_______] LLC, a Delaware limited partnership ("Landlord"), whose address for notices is 17190 Bernardo Center Drive, San Diego, California 92128, Attn: Paul E. Smithers.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor covenants and agrees as follows:

1.	Recitals. This Guaranty is made with reference to the following recitals of facts which constitute a material part of this Guaranty:

(a)	Landlord purchased certain real property and improvements located at 9220 Alaking Court, Capitol Heights, Maryland 20743 (the “Property”), pursuant to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of [_______], 2017 (the “Purchase Agreement”), by and between Landlord and PGHI LLC, a Maryland limited liability company (“Seller”).

(b)	Landlord, as Landlord, and Holistic Industries, LLC, a Maryland limited liability company, as Tenant ("Tenant"), entered into that certain Lease dated as of [_______], 2017 (the "Lease"), with respect to the Property, as more particularly described in the Lease (hereinafter, the "Leased Premises").

(c)	Landlord, Seller and Tenant are parties to that certain Access Agreement dated as of [__________], 2017 (the “Access Agreement”), with respect to Seller’s right to enter onto the Property for the purpose of completing the Construction Work (as such term is defined in the Purchase Agreement).

(d)	Guarantor is [DESCRIBE RELATIONSHIP OF GUARANTOR TO SELLER] and is therefore receiving a substantial benefit for executing this Guaranty.

(e)	Landlord would not have entered into the Purchase Agreement with Seller without having the right to receive the Guaranty executed by Guarantor at Closing (as defined in the Purchase Agreement) as an inducement to Landlord.

(f)	By this Guaranty, Guarantor intends to absolutely, unconditionally and irrevocably guarantee the full, timely, and complete (i) performance of all terms, covenants, conditions and obligations of Seller with respect to the Construction Work to be completed by Seller and all foreseeable and unforeseeable damages that may arise as a foreseeable or unforeseeable consequence of any non-payment, non-performance or non-observance of, or non-compliance with, any of the terms, covenants, conditions or other obligations described in the Purchase Agreement and the Access Agreement with respect to the Construction Work (including, without limitation, all attorneys' fees and disbursements and all litigation costs and expenses incurred or payable by Landlord or for which Landlord may be responsible or liable, or caused by any such default), and (ii) payment of any and all expenses (including reasonable attorneys' fees and expenses and litigation expenses) incurred by Landlord in enforcing any of the rights under this Guaranty within five (5) days after Landlord's demand thereafter (collectively, the "Guaranteed Obligations"), subject to the limitations set forth herein.

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2.          Guaranty. From and after the Closing Date (as such term is defined in the Purchase Agreement), Guarantor absolutely, unconditionally and irrevocably guarantees, as a principal obligor and not merely as surety, to Landlord, the full, timely and unconditional payment and performance, of the Guaranteed Obligations strictly in accordance with the terms of the Purchase Agreement and the Access Agreement, as such Guaranteed Obligations may be modified, amended, extended or renewed from time to time. This is a Guaranty of payment and performance and not merely of collection. Guarantor agrees that Guarantor is primarily liable for and responsible for the payment and performance of the Guaranteed Obligations. Guarantor shall be bound by all of the provisions, terms, conditions, restrictions and limitations contained in the Purchase Agreement and the Access Agreement with respect to the Construction Work which are to be observed or performed by Seller, the same as if Guarantor was named therein as Seller with joint and several liability with Seller, and any remedies that Landlord has under the Purchase Agreement and Access Agreement against Seller for failure to complete the Construction Work in accordance with the terms and conditions therein shall apply to Guarantor as well. If Seller defaults in the payment of any Guaranteed Obligation, Guarantor shall in lawful money of the United States, pay to Landlord on demand the amount due and owing. Guarantor waives any rights to notices of acceptance, modifications, amendment, extension or breach of the Purchase Agreement and/or Access Agreement. The obligations of Guarantor under this Guaranty are independent of the obligations of Seller, Tenant or any other guarantor. Guarantor acknowledges that this Guaranty and Guarantor's obligations and liabilities under this Guaranty are and shall at all times continue to be absolute and unconditional in all respects and shall be the separate and independent undertaking of Guarantor without regard to the genuineness, validity, legality or enforceability of the Purchase Agreement and/or the Access Agreement, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Guaranty and the obligations and liabilities of Guarantor under this Guaranty or the obligations or liabilities of any other person or entity (including, without limitation, Seller) relating to this Guaranty or the obligations or liabilities of Guarantor hereunder. Guarantor hereby absolutely, unconditionally and irrevocably waives any and all rights it may have to assert any defense, set-off, counterclaim or cross-claim of any nature whatsoever with respect to this Guaranty or the obligations or liabilities of Guarantor under this Guaranty or the obligations or liabilities of any other person or entity (including, without limitation, Seller) relating to this Guaranty or the obligations or liabilities of Guarantor under this Guaranty, in any action or proceeding brought by the holder hereof to enforce the obligations or liabilities of Guarantor under this Guaranty. The obligations of Guarantor under this Guaranty shall be continuing and irrevocable (a) during any period of time when the liability of Seller under the Purchase Agreement and/or Access Agreement continues, and (b) until all of the Guaranteed Obligations have been fully discharged by payment, performance or compliance. If at any time all or any part of any payment received by Landlord from Seller or Guarantor or any other person under or with respect to this Guaranty has been refunded or rescinded pursuant to any court order, or declared to be fraudulent or preferential, or are set aside or otherwise are required to be repaid to Seller, its estate, trustee, receiver or any other party, including as a result of the insolvency, bankruptcy or reorganization of Seller or any other party (an "Invalidated Payment"), then Guarantor's obligations under the Guaranty shall, to the extent of such Invalidated Payment be reinstated and deemed to have continued in existence as of the date that the original payment occurred. This Guaranty shall not be affected or limited in any manner by whether Seller may be liable, with respect to the Guaranteed Obligations individually, jointly with other primarily, or secondarily.

3.          No Impairment of Guaranteed Obligations. Guarantor further agrees that Guarantor's liability for the Guaranteed Obligations shall in no way be released, discharged, impaired or affected or subject to any counterclaim, setoff or deduction by (a) any waiver, consent, extension, indulgence, compromise, release, departure from or other action or inaction of Landlord under or in respect of the Purchase Agreement, the Access Agreement and/or this Guaranty, or any obligation or liability of Seller, or any exercise or non-exercise of any right, remedy, power or privilege under or in respect to the Purchase Agreement, the Access Agreement and/or this Guaranty, (b) any change in the time, manner or place of payment or performance of the Guaranteed Obligations, (c) the acceptance by Landlord of any additional security or any increase, substitution or change therein, (d) the release by Landlord of any security or any withdrawal thereof or decrease therein, (e) any sale of the Leased Premises or any termination or assignment o of the Lease or any subletting of all or any portion of the Leased Premises (with or without Landlord's consent), (f) any release or discharge of Seller or Tenant in any bankruptcy, receivership or other similar proceedings, (g) the impairment, limitation or modification of the liability of Seller or Tenant or the estate of Seller or Tenant in bankruptcy or of any remedy for the enforcement of Seller’s or Tenant's liability under the Purchase Agreement or the Lease, respectively, resulting from the operation of any present or future provisions of any bankruptcy code or other statute or from the decision in any court, or the rejection or disaffirmance of the Lease in any such proceedings, (j) any merger, consolidation, reorganization or similar transaction involving Seller or Tenant, even if Seller or Tenant ceases to exist as a result of such transaction, (k) the change in the corporate relationship between Seller and Guarantor, Tenant and Guarantor or any termination of such relationships, (l) any change in the direct or indirect ownership of all or any part of the shares in Seller or Tenant, or (m) to the extent permitted under applicable law, any other occurrence or circumstance whatsoever, whether similar or dissimilar to the foregoing, which might otherwise constitute a legal or equitable defense or discharge of the liabilities of Guarantor or which might otherwise limit recourse against Guarantor. Guarantor further understands and agrees that Landlord may at any time enter into agreements with Seller to modify Seller’s obligations under the Purchase Agreement or Access Agreement or with Tenant to amend and modify the Lease, and may waive or release any provision or provisions of the foregoing agreement, and, with reference to such instruments, may make and enter into any such agreement or agreements as Landlord and Seller or Tenant, as applicable, may deem proper and desirable, without in any manner impairing or affecting this Guaranty or any of Landlord's rights hereunder or Guarantor's obligations hereunder, unless otherwise agreed in writing thereunder.

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4.          Remedies.

(a)          If Tenant defaults with respect to the Guaranteed Obligations, and if Guarantor does not fulfill Seller's obligations immediately upon its receipt of written notice of such default from Landlord, Landlord may at its election proceed immediately against Guarantor, Seller, or any combination of Seller, Guarantor, and/or any other guarantor. It is not necessary for Landlord, in order to enforce payment and performance by Guarantor under this Guaranty, first or contemporaneously to institute suit or exhaust remedies against Seller or any other liable party for any of the Guaranteed Obligations or to enforce rights against any collateral securing any of it. Guarantor hereby waives any right to require Landlord to join Seller in any action brought hereunder or to commence any action against or obtain any judgment against Seller or to pursue any other remedy or enforce any other right. If any portion of the Guaranteed Obligations terminates and Landlord continues to have any rights that it may enforce against Seller under the Purchase Agreement and/or the Access Agreement after such termination, then Landlord may at its election enforce such rights against Guarantor. Unless and until all Guaranteed Obligations have been fully satisfied, Guarantor shall not be released from its obligations under this Guaranty irrespective of: (i) the exercise (or failure to exercise) by Landlord of any of Landlord's rights or remedies (including, without limitation, compromise or adjustment of the Guaranteed Obligations or any part thereof); or (ii) any release by Landlord in favor of Seller regarding the fulfillment by Seller of any obligation pertaining to the Construction Work.

(b)          Notwithstanding anything in the foregoing to the contrary, Guarantor hereby covenants and agrees with Landlord that Guarantor may be joined in any action by or against Seller in connection with the Construction Work. Guarantor also agrees that, in any jurisdiction, it will be conclusively bound by the judgment in any such action by or against Seller (wherever brought) as if Guarantor were a party to such action even though Guarantor is not joined as a party in such action.

5.          Waivers. With the exception of the defense of prior payment, performance or compliance by Seller or Guarantor of or with the Guaranteed Obligations which Guarantor is called upon to pay or perform, or the defense that Landlord's claim against Guarantor is barred by the applicable statute of limitations, Guarantor hereby waives and releases all defenses of the law of guaranty or suretyship to the extent permitted by law.

6.          Rights Cumulative. All rights, powers and remedies of Landlord under this Guaranty shall be cumulative and in addition to all rights, powers and remedies given to Landlord by law.

7.          Representations and Warranties. Guarantor hereby represents and warrants that (a) Guarantor has goods and net worth that are sufficient to enable Guarantor to promptly perform all of the Guaranteed Obligations as and when they are due; (b) Landlord has made no representation to Guarantor as to the creditworthiness or financial condition of Tenant; (c) Guarantor has full power to execute, deliver and carry out the terms and provisions of this Guaranty and has taken all necessary action to authorize the execution, delivery and performance of this Guaranty; (d) Guarantor's execution and delivery of, and the performance of its obligations under, this Guaranty does not conflict with or violate any of Guarantor's organizational documents, or any contract, agreement or decree which Guarantor is a party to or which is binding on Guarantor; (e) the individual executing this Guaranty on behalf of Guarantor has the authority to bind Guarantor to the terms and conditions of this Guaranty; (f) Guarantor has been represented by counsel of its choice in connection with this Guaranty; (g) this Guaranty when executed and delivered shall constitute the legal, valid and binding obligations of Guarantor enforceable against Guarantor in accordance with its terms; and (h) there is no action, suit, or proceeding pending or, to the knowledge of Guarantor, threatened against Guarantor before or by any governmental authority which questions the validity or enforceability of, or Guarantor's ability to perform under, this Guaranty.

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8.          Subordination. In the event of Seller’s insolvency or the disposition of the assets of Seller, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of Seller applicable to the payment of all claims of Landlord and/or Guarantor shall be paid to Landlord and shall be first applied by Landlord to the Guaranteed Obligations. Any indebtedness of Seller now or hereafter held by Guarantor, whether as original creditor or assignee or by way of subrogation, restitution, reimbursement, indemnification or otherwise, is hereby subordinated in right of payment to the Guaranteed Obligations. So long as an uncured event of default exists under the Purchase Agreement and/or the Access Agreement with respect to the Construction Work, (a) at Landlord's written request, Guarantor shall cause Seller shall to pay to Landlord all or any part of any funds invested in or loaned to Seller by Guarantor which Guarantor is entitled to withdraw or collect and (b) any such indebtedness or other amount collected or received by Guarantor shall be held in trust for Landlord and shall forthwith be paid over to Landlord to be credited and applied against the Guaranteed Obligations. Subject to the foregoing, Guarantor shall be entitled to receive from Landlord any amounts that are, from time to time, due to Guarantor in the ordinary course of business. Until all of the Guaranteed Obligations are fully performed, Guarantor shall have no right of subrogation against Seller by reason of any payments, acts or performance by Guarantor under this Guaranty.

9.          Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without regard to principles of conflicts of laws. TO THE FULLEST EXTENT PERMITTED BY LAW, GUARANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS GUARANTY.

10.        Attorneys’ Fees. In the event any litigation or other proceeding ("Proceeding") is initiated by any party against any other party to enforce this Guaranty, the prevailing party in such Proceeding shall be entitled to recover from the unsuccessful party all costs, expenses, and actual reasonable attorneys' fees relating to or arising out of such Proceeding.

11.        Modification. This Guaranty may be modified only by a contract in writing executed by Guarantor and Landlord.

12.        Invalidity. If any provision of the Guaranty shall be invalid or unenforceable, the remainder of this Guaranty shall not be affected by such invalidity or unenforceability. In the event, and to the extent, that this Guaranty shall be held ineffective or unenforceable by any court of competent jurisdiction, then Guarantor shall be deemed to be a tenant under the Lease with the same force and effect as if Guarantor were expressly named as a co-tenant therein with joint and several liability.

13.         Successors and Assigns. Unless otherwise agreed in writing or under the Lease, this Guaranty shall be binding upon and shall inure to the benefit of the successors-in-interest and assigns of each party to this Guaranty.

14.         Notices. Any notice, consent, demand, invoice, statement or other communication required or permitted to be given hereunder shall be in writing and shall be given by (a) personal delivery, (b) overnight delivery with a reputable international overnight delivery service, such as FedEx, or (c) facsimile or email transmission, so long as such transmission is followed within one (1) business day by delivery utilizing one of the methods described in subsections (a) or (b). Any such notice, consent, demand, invoice, statement or other communication shall be deemed delivered (x) upon receipt, if given in accordance with subsection (a); (y) one business (1) day after deposit with a reputable international overnight delivery service, if given if given in accordance with subsection (b); or (z) upon transmission, if given in accordance with subsection (c). Except as otherwise stated in this Guaranty, any notice, consent, demand, invoice, statement or other communication required or permitted to be given pursuant to this Guaranty shall be addressed to Guarantor or Landlord at the address set forth above in the introductory paragraph of this Guaranty. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

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15.        Waiver. Any waiver of a breach or default under this Guaranty must be in a writing that is duly executed by Landlord and shall not be a waiver of any other default concerning the same or any other provision of this Guaranty. No delay or omission in the exercise of any right or remedy shall impair such right or remedy or be construed as a waiver.

16.        Withholding. Any and all payments by Guarantor to Landlord under this Guaranty shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto (collectively, "Taxes"). If Guarantor shall be required by any applicable laws to deduct any Taxes from or in respect of any sum payable under this Guaranty to Landlord: (a) the sum payable shall be increased as necessary so that after making all required deductions, the Landlord receives an amount equal to the sum it would have received had no such deductions been made; (b) Guarantor shall make such deductions; and (c) Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable laws.

17.       Financial Condition of Tenant. Landlord shall have no obligation to disclose or discuss with Guarantor Landlord's assessment of the financial condition of Seller. Guarantor has adequate means to obtain information from Seller on a continuing basis concerning the financial condition of Seller and its ability to perform its Guaranteed Obligations, and Guarantor assumes responsibility for being and keeping informed of Seller's financial condition and of all circumstances bearing upon the risk of Seller's failure to perform the Guaranteed Obligations.

18.       Bankruptcy. So long as the Guaranteed Obligations remain outstanding, Guarantor shall not, without Landlord's prior written consent, commence or join with any other person in commencing any bankruptcy or similar proceeding of or against Seller. Guarantor's obligations hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any bankruptcy or similar proceeding (voluntary or involuntary) involving Seller or by any defense that Seller may have by reason of an order, decree or decision of any court or administrative body resulting from any such proceeding. To the fullest extent permitted by law, Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay to Landlord or allow the claim of Landlord in respect of any interest, fees, costs, expenses or other Guaranteed Obligations accruing or arising after the date on which such case or proceeding is commenced.

19.        Conveyance or Transfer. Without Landlord's written consent, Guarantor shall not convey, sell, lease or transfer any of its properties or assets to any person or entity to the extent that such conveyance, sale, lease or transfer could have a material adverse effect on Guarantor's ability to fulfill any of the Guaranteed Obligations.

20.       [NOTE: ONLY WHERE GUARANTOR IS NOT A DIRECT OR INDIRECT PARENT OF TENANT: [Limitation on Obligations Guaranteed.

(a)          Notwithstanding any other provision hereof, the right of recovery against Guarantor under Section 2 shall not exceed $1.00 less than the lowest amount that would render Guarantor's obligations under Section 2 void or voidable under applicable law, including, without limitation, the Uniform Fraudulent Conveyance Act, Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to the guaranty set forth herein and the obligations of Guarantor hereunder. To effectuate the foregoing, the Guaranteed Obligations in respect of the guarantee set forth in Section 2 at any time shall be limited to the maximum amount as would result in the Guaranteed Obligations with respect thereto not constituting a fraudulent transfer or conveyance after giving full effect to the liability under such guarantee set forth in Section 2 and its related contribution rights, but before taking into account any liabilities under any other guarantee by Guarantor. For purposes of the foregoing, all guarantees of Guarantor other than the guarantee under Section 2 will be deemed to be enforceable and payable after the guaranty under Section 2. To the fullest extent permitted by applicable law, this Section shall be for the benefit solely of creditors and representatives of creditors of Guarantor and not for the benefit of Guarantor or the holders of any equity interest in Guarantor.

(b)          Guarantor agrees that obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of Guarantor under Section 2 without impairing the guarantee contained in Section 2 or affecting Landlord's rights and remedies hereunder.]]

21.        Financials. Guarantor shall, within ninety (90) days after the end of Guarantor's financial year, furnish Landlord with a certified copy of Guarantor's year-end unconsolidated financial statements for the previous year, certified by the chief financial officer of Guarantor as correct and complete copies of such financial statements, fairly presenting Guarantor's financial condition as of the time set forth therein.

22.        Joint and Several Liability. Guarantor’s liability under this Guaranty shall be joint and several with any and all other Guarantors in accordance with the terms and conditions of the Purchase Agreement and/or the Access Agreement.

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IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be signed by its respective officer thereunto duly authorized, all as of the date first written above.

GUARANTOR

WILLCO CONSTRUCTION CO., INC.,

a Maryland corporation

By:
Name:
Title:

H-62

EXHIBIT G

WORK LETTER

This Work Letter (this “Work Letter”) is made and entered into as of the [____] day of [_______], 2017, by and between IIP-[______] LLC, a Delaware limited liability company (“Landlord”), and Holistic Industries LLC, a Maryland limited liability company (“Tenant”), and is attached to and made a part of that certain Lease dated as of [_______], 2017 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Lease”), by and between Landlord and Tenant for the Premises located at 9220 Alaking Court, Capital Heights, Maryland 20743. All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease.

1.          General Requirements.

1.1.        Authorized Representatives.

(a)          Landlord designates, as Landlord’s authorized representative (“Landlord’s Authorized Representative”), (i) [_______] as the person authorized to initial plans, drawings, approvals and to sign change orders pursuant to this Work Letter and (ii) an officer of Landlord as the person authorized to sign any amendments to this Work Letter or the Lease. Tenant shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by the appropriate Landlord’s Authorized Representative. Landlord may change either Landlord’s Authorized Representative upon one (1) business day’s prior written notice to Tenant.

(b)          Tenant designates [_______] (“Tenant’s Authorized Representative”) as the person authorized to initial and sign all plans, drawings, change orders and approvals pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by Tenant’s Authorized Representative. Tenant may change Tenant’s Authorized Representative upon one (1) business day’s prior written notice to Landlord.

1.2.        Schedule. The schedule for design and development of the Tenant Improvements, including the time periods for preparation and review of construction documents, approvals and performance, shall be in accordance with a schedule to be prepared by Tenant (the “Schedule”). Tenant shall prepare the Schedule so that it is a reasonable schedule for the completion of the Tenant Improvements. The Schedule shall clearly identify all activities requiring Landlord participation, including specific dates and time periods when Tenant’s contractor will require access to areas of the Project outside of the Premises. As soon as the Schedule is completed, Tenant shall deliver the same to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Such Schedule shall be approved or disapproved by Landlord within ten (10) business days after delivery to Landlord. Landlord’s failure to respond within such ten (10) business day period shall be deemed approval by Landlord. If Landlord disapproves the Schedule, then Landlord shall notify Tenant in writing of its reasonable objections to such Schedule, and the parties shall confer and negotiate in good faith to reach agreement on the Schedule. The Schedule shall be subject to adjustment as mutually agreed upon in writing by the parties, or as provided in this Work Letter.

1.3.        Tenant’s Architects, Contractors and Consultants. The architect, engineering consultants, design team, general contractor and subcontractors responsible for the construction of the Tenant Improvements shall be selected by Tenant and approved by Landlord, which approval Landlord shall not unreasonably withhold, condition or delay. All Tenant contracts related to the Tenant Improvements shall provide that Tenant may assign such contracts and any warranties with respect to the Tenant Improvements to Landlord at any time.

2.          Tenant Improvements. All Tenant Improvements shall be performed by Tenant’s contractor, at Tenant’s sole cost and expense (subject to Landlord’s obligations with respect to any portion of the TI Allowance) and in accordance with the Approved Plans (as defined below), the Lease and this Work Letter. All material and equipment furnished by Tenant or its contractors as the Tenant Improvements shall be new or “like new;” the Tenant Improvements shall be performed in a first-class, workmanlike manner. Tenant shall take, and shall require its contractors to take, commercially reasonable steps to protect the Premises during the performance of any Tenant Improvements, including covering or temporarily removing any window coverings so as to guard against dust, debris or damage. All Tenant Improvements shall be performed in accordance with Article 17 of the Lease; provided that, notwithstanding anything in the Lease or this Work Letter to the contrary, in the event of a conflict between this Work Letter and Article 17 of the Lease, the terms of this Work Letter shall govern.

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2.1.        Work Plans. Tenant shall prepare and submit to Landlord for approval schematics covering the Tenant Improvements prepared in conformity with the applicable provisions of this Work Letter (the “Draft Schematic Plans”). The Draft Schematic Plans shall contain sufficient information and detail to accurately describe the proposed design to Landlord and such other information as Landlord may reasonably request. Landlord shall notify Tenant in writing within five (5) business days after receipt of the Draft Schematic Plans whether Landlord approves or objects to the Draft Schematic Plans and of the manner, if any, in which the Draft Schematic Plans are unacceptable. Landlord’s failure to respond within such five (5) business day period shall be deemed approval by Landlord. If Landlord reasonably objects to the Draft Schematic Plans, then Tenant shall revise the Draft Schematic Plans and cause Landlord’s objections to be remedied in the revised Draft Schematic Plans. Tenant shall then resubmit the revised Draft Schematic Plans to Landlord for approval, such approval not to be unreasonably withheld, conditioned or delayed. Landlord’s approval of or objection to revised Draft Schematic Plans and Tenant’s correction of the same shall be in accordance with this Section until Landlord has approved the Draft Schematic Plans in writing or been deemed to have approved them. The iteration of the Draft Schematic Plans that is approved or deemed approved by Landlord without objection shall be referred to herein as the “Approved Schematic Plans.”

2.2.        Construction Plans. Tenant shall prepare final plans and specifications for the Tenant Improvements that (a) are consistent with and are logical evolutions of the Approved Schematic Plans and (b) incorporate any other Tenant-requested (and Landlord-approved) Changes (as defined below). As soon as such final plans and specifications (“Construction Plans”) are completed, Tenant shall deliver the same to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. All such Construction Plans shall be submitted by Tenant to Landlord in electronic .pdf, CADD and full-size hard copy formats, and shall be approved or disapproved by Landlord within ten (10) business days after delivery to Landlord. Landlord’s failure to respond within such ten (10) business day period shall be deemed approval by Landlord. If the Construction Plans are disapproved by Landlord, then Landlord shall notify Tenant in writing of its objections to such Construction Plans, and the parties shall confer and negotiate in good faith to reach agreement on the Construction Plans. Promptly after the Construction Plans are approved by Landlord and Tenant, two (2) copies of such Construction Plans shall be initialed and dated by Landlord and Tenant, and Tenant shall promptly submit such Construction Plans to all appropriate Governmental Authorities for approval. The Construction Plans so approved, and all change orders approved (to the extent required) by Landlord, are referred to herein as the “Approved Plans.”

2.3.          Changes to the Tenant Improvements. Any material changes to the Approved Plans (each, a “Change”) requested by Tenant shall be subject to the prior written approval of Landlord, not to be unreasonably withheld, conditioned or delayed. Any such Change request shall detail the nature and extent of any requested Changes, including any modification of the Approved Plans and the Schedule, as applicable, necessitated by the Change. In the event that Landlord fails to respond to any such Change request within five (5) business days of receipt, such Change shall be deemed approved.

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3.          Completion of Tenant Improvements. Tenant, at its sole cost and expense (except for the TI Allowance), shall perform and complete the Tenant Improvements in all respects (a) in substantial conformance with the Approved Plans, (b) otherwise in compliance with provisions of the Lease and this Work Letter and (c) in accordance with Applicable Laws, the requirements of Tenant’s insurance carriers, the requirements of Landlord’s insurance carriers (to the extent Landlord provides its insurance carriers’ requirements to Tenant) and the board of fire underwriters having jurisdiction over the Premises. The Tenant Improvements shall be deemed completed at such time as Tenant shall furnish to Landlord (t) evidence reasonably satisfactory to Landlord that (i) all Tenant Improvements have been completed and paid for in full (which shall be evidenced by the general contractor’s and each subcontractor’s and material supplier’s final unconditional waivers and releases of liens, each in a form acceptable to Landlord and complying with Applicable Laws, and a Certificate of Substantial Completion in the form of the American Institute of Architects document G704, executed by the project architect), (ii) all Tenant Improvements have been accepted by Landlord (acceptance being deemed given if such Tenant Improvements are performed in substantial accordance with the Approved Plans), (iii) any and all liens related to the Tenant Improvements have either been discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) or waived by the party filing such lien (which may be established by provision of a lien search of the Prince George’s County land records and/or evidence of any such bonds) and (iv) no security interests relating to the Tenant Improvements are outstanding, (u) the certificate of occupancy has been issued with respect to the Tenant Improvements ), (v) certificates of insurance required by the Lease to be purchased and maintained by Tenant, (w) complete “as built” drawing print sets, project specifications and shop drawings and electronic CADD files on disc (showing the Tenant Improvements as an overlay on the Building “as built” plans for work performed by their architect and engineers in relation to the Tenant Improvements, and (x) a commissioning report prepared by a licensed, qualified commissioning agent hired by Tenant and approved by Landlord for all new or affected mechanical, electrical and plumbing systems and (y) copies of manufacturers’ warranties, operation and maintenance manuals and the like.

4.          Insurance.

4.1.        Property Insurance. At all times during the period beginning with commencement of construction of the Tenant Improvements and ending with final completion of the Tenant Improvements, Tenant shall maintain, or cause to be maintained (in addition to the insurance required of Tenant pursuant to the Lease), property insurance insuring Landlord and the Landlord Parties, as their interests may appear. Such policy shall, on a completed values basis for the full insurable value at all times, insure against loss or damage by fire, vandalism and malicious mischief and other such risks as are customarily covered by the so-called “broad form extended coverage endorsement” upon all Tenant Improvements and the general contractor’s and any subcontractors’ machinery, tools and equipment, all while each forms a part of, or is contained in, the Tenant Improvements or any temporary structures on the Premises, or is adjacent thereto; provided that, for the avoidance of doubt, insurance coverage with respect to the general contractor’s and any subcontractors’ machinery, tools and equipment shall be carried on a primary basis by such general contractor or the applicable subcontractor(s). Tenant agrees to pay any deductible, and Landlord is not responsible for any deductible, for a claim under such insurance. Such property insurance shall contain an express waiver of any right of subrogation by the insurer against Landlord and the Landlord Parties, and shall name Landlord and its affiliates as loss payees as their interests may appear. In addition, any policies of liability insurance (general, automotive and umbrella) maintained by Tenant’s contractors or subcontractors with respect to work or operations performed at the Premises or Building or maintenance or usage of automobiles by or on behalf of such contractors or subcontractors shall name Landlord and Tenant as additional insureds on a primary and non-contributory basis. Such liability insurance shall contain an express waiver of any right of subrogation by the insurer against Landlord and the Landlord Parties and Tenant and the Tenant Parties.

4.2.        Workers’ Compensation Insurance. At all times during the period of construction of the Tenant Improvements, Tenant shall, or shall cause its contractors or subcontractors to, maintain statutory workers’ compensation insurance as required by Applicable Laws.

5.          Liability. Tenant assumes sole responsibility and liability for any and all injuries or the death of any persons, including Tenant’s contractors and subcontractors and their respective employees, agents and invitees, and for any and all damages to property caused by, resulting from or arising out of any negligence or willful misconduct on the part of Tenant, Tenant’s contractors or subcontractors, or their respective employees, agents and invitees in the prosecution of the Tenant Improvements. Tenant agrees to indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against all Claims due to, because of or arising out of any and all such injuries, death or damage, whether real or alleged, and Tenant and Tenant’s contractors and subcontractors shall assume and defend at their sole cost and expense all such Claims; provided, however, that nothing contained in this Work Letter shall be deemed to indemnify or otherwise hold Landlord harmless from or against liability caused by the negligence or willful misconduct of Landlord or any Landlord Party. Any deficiency in design or construction of the Tenant Improvements shall be solely the responsibility of Tenant, notwithstanding the fact that Landlord may have approved of the same in writing.

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6.          TI Allowance.

6.1.        Application of TI Allowance. Landlord shall contribute the TI Allowance toward the costs and expenses incurred in connection with the performance of the Tenant Improvements, in accordance with Section 5 of the Lease. If the entire TI Allowance is not applied toward or reserved for the costs of the Tenant Improvements, then Tenant shall not be entitled to a credit of such unused portion of the TI Allowance. Tenant may apply the TI Allowance for the payment of construction and other costs in accordance with the terms and provisions of the Lease.

6.2.        Costs Exceeding TI Allowance. Landlord shall not be obligated to reimburse Tenant for costs or expenses relating to the Tenant Improvements that exceed the amount of the TI Allowance. Landlord shall not unreasonably withhold, condition or delay its approval of any budget for Tenant Improvements that is proposed by Tenant.

6.3.        Fund Requests. Upon completion of the Tenant Improvements and submission by Tenant to Landlord of (a) a statement (a “Fund Request”) setting forth the total amount of the TI Allowance requested, (b) a summary of the Tenant Improvements performed using AIA standard form Application for Payment (G 702) executed by the general contractor and by the architect, (c) invoices from the general contractor, the architect, and any subcontractors, material suppliers and other parties in the amount of the TI Allowance requested by Tenant for reimbursement, (d) unconditional lien releases from the general contractor and each subcontractor and material supplier (or conditional releases conditioned only upon payment) with respect to all payments made by Tenant for the Tenant Improvements in a form acceptable to Landlord and complying with Applicable Laws; (e) the items required to be delivered by Tenant pursuant to Section 5.4 of the Lease; (f) to the extent not previously delivered with respect to the Construction Work (as defined in the Purchase Agreement), a one (1) year workmanship warranty from each of the contractors that have performed the Construction Work to date and/or the Tenant Improvements, for costs in excess of $2,500 from the applicable date of completion of such contractor’s applicable work, and all warranties (except to the extent such warranties relate to the Tenant’s equipment or trade fixtures) for any equipment installed as part of the Construction Work and/or Tenant Improvements; and (g) an “as-built” ALTA survey of the Premises that depicts the Building and other improvements constructed thereon and is otherwise reasonably satisfactory to Landlord, then Landlord shall, within fifteen (15) days following receipt by Landlord of the Fund Request and all accompanying materials required by this Section, pay to Tenant the amount of the TI Allowance requested. In addition to the foregoing, Tenant shall also promptly deliver to Landlord such other “close out” materials as Landlord reasonably requests.

7.          Miscellaneous.

7.1.        Incorporation of Lease Provisions. Sections 35.2 through 35.18 of the Lease are incorporated into this Work Letter by reference, and shall apply to this Work Letter in the same way that they apply to the Lease.

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H-66

IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.

LANDLORD:

IIP-[___________] LLC,

a Delaware limited liability company

By:
Name:
Title:

TENANT:

HOLISTIC INDUSTRIES LLC,

a Maryland limited liability company

By:
Name:
Title:

H-67

EXHIBIT G-1

TENANT WORK INSURANCE SCHEDULE

Tenant shall be responsible for requiring all of Tenant contractors doing construction or renovation work to purchase and maintain such insurance as shall protect it from the claims set forth below which may arise out of or result from any Tenant Work whether such Tenant Work is completed by Tenant or by any Tenant contractors or by any person directly or indirectly employed by Tenant or any Tenant contractors, or by any person for whose acts Tenant or any Tenant contractors may be liable:

1.	Claims under workers' compensation, disability benefit and other similar employee benefit acts which are applicable to the Tenant Work to be performed.

2.	Claims for damages because of bodily injury, occupational sickness or disease, or death of employees under any applicable employer's liability law.

3.	Claims for damages because of bodily injury, or death of any person other than Tenant's or any Tenant contractors' employees.

4.	Claims for damages insured by usual personal injury liability coverage which are sustained (a) by any person as a result of an offense directly or indirectly related to the employment of such person by Tenant or any Tenant contractors or (b) by any other person.

5.	Claims for damages, other than to the Tenant Work itself, because of injury to or destruction of tangible property, including loss of use therefrom.

6.	Claims for damages because of bodily injury or death of any person or property damage arising out of the ownership, maintenance or use of any motor vehicle.

Tenant contractors' Commercial General Liability Insurance shall include premises/operations (including explosion, collapse and underground coverage if such Tenant Work involves any underground work), elevators, independent contractors, products and completed operations, and blanket contractual liability on all written contracts, all including broad form property damage coverage.

Tenant contractors' Commercial General, Automobile, Employers and Umbrella Liability Insurance shall be written for not less than limits of liability as follows:

a. Commercial General Liability: Bodily Injury and Property Damage	Commercially reasonable amounts, but in any event no less than $1,000,000 per occurrence and $2,000,000 general aggregate, with $2,000,000 products and completed operations aggregate.
b. Commercial Automobile Liability: Bodily Injury and Property Damage	$1,000,000 per accident
c. Employer's Liability: Each Accident Disease – Policy Limit Disease – Each Employee	$500,000 $500,000 $500,000
d. Umbrella Liability: Bodily Injury and Property Damage	Commercially reasonable amounts (excess of coverages a, b and c above), but in any event no less than $3,000,000 per occurrence / aggregate.

All subcontractors for Tenant contractors shall carry the same coverages and limits as specified above, unless different limits are reasonably approved by Landlord. The foregoing policies shall contain a provision that coverages afforded under the policies shall not be canceled or not renewed until at least ten (10) days' prior written notice has been given to the Landlord. Certificates of insurance including required endorsements showing such coverages to be in force shall be filed with Landlord prior to the commencement of any Tenant Work and prior to each renewal. Coverage for completed operations must be maintained for the lesser of five (5) years and the applicable statue of repose following completion of the Tenant Work, and certificates evidencing this coverage must be provided to Landlord. The minimum A.M. Best's rating of each insurer shall be A- VII. Landlord and its mortgagees shall be named as an additional insureds under Tenant contractors' Commercial General Liability, Commercial Automobile Liability and Umbrella Liability Insurance policies as respects liability arising from work or operations performed, or ownership, maintenance or use of autos, by or on behalf of such contractors. Each contractor and its insurers shall provide waivers of subrogation with respect to any claims covered or that should have been covered by valid and collectible insurance, including any deductibles or self-insurance maintained thereunder.

If any contractor's work involves the handling or removal of asbestos (as determined by Landlord in its sole and absolute discretion), such contractor shall also carry Pollution Legal Liability insurance. Such coverage shall include bodily injury, sickness, disease, death or mental anguish or shock sustained by any person; property damage, including physical injury to or destruction of tangible property (including the resulting loss of use thereof), clean-up costs and the loss of use of tangible property that has not been physically injured or destroyed; and defense costs, charges and expenses incurred in the investigation, adjustment or defense of claims for such damages. Coverage shall apply to both sudden and non-sudden pollution conditions including the discharge, dispersal, release or escape of smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, liquids or gases, waste materials or other irritants, contaminants or pollutants into or upon land, the atmosphere or any watercourse or body of water. Claims-made coverage is permitted, provided the policy retroactive date is continuously maintained prior to the Commencement Date, and coverage is continuously maintained during all periods in which Tenant occupies the Premises. Coverage shall be maintained with limits of not less than $1,000,000 per incident with a $2,000,000 policy aggregate.

H-68

EXHIBIT I

FORM OF ACCESS AGREEMENT

ACCESS AGREEMENT

THIS ACCESS AGREEMENT (this “Agreement”) is made as of _____________, 2017 (“Effective Date”), by and among IIP-[______] LLC, a Delaware limited liability company (“Landlord”), HOLISTIC INDUSTRIES LLC, a Maryland limited liability company (“Tenant”), and PGHI LLC, a Maryland limited liability company (“Licensee”).

RECITALS

A.           Landlord is the owner of certain property located at 9220 Alaking Court, Capitol Heights, Maryland (the “Property”).

B.           Landlord and Tenant are parties to that certain Lease Agreement dated as of _________, 2017 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Lease”), whereby Tenant leases the Premises (as defined in the Lease).

C.           Licensee was the prior owner of the Premises.

D.           Licensee and Landlord (as successor-in-interest to IIP Operating Partnership, LP) are parties to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated ___________, 2017 (the “Purchase Agreement”), pursuant to which Licensee previously commenced and is obligated to complete certain Construction Work (as defined in the Purchase Agreement) pursuant to the terms and conditions therein. For purposes hereof, the term “Construction Work” shall include any necessary repair or restoration work on the Property, punch-list work and debris removal.

E.           Licensee has requested that Landlord and Tenant provide to Licensee a temporary right of entry to all portions of the Property and Premises that are reasonably necessary for the performance of the Construction Work (the “License Area”).

F.           Landlord and Tenant have agreed to provide such temporary right of entry, subject to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord, Tenant and Licensee hereby agree as follows:

1.           Right of Entry. Landlord and Tenant hereby grant to Licensee, its employees, contractors and subcontractors (collectively, the “Licensee Group”) a temporary right of entry to enter onto the License Area for the sole purpose of completing the Construction Work (collectively, the “License Rights”). The right of entry granted herein shall commence as of the Effective Date, and shall automatically expire on the completion of the Construction Work or the termination of this Agreement. The License Rights shall not constitute an easement or any other interest in real estate. The foregoing notwithstanding, the License Rights shall continue during periods following such expiry if access to the License Area is necessary to perform any warranty or corrective work requested by any party hereunder.

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2.            License Work. Licensee shall use commercially reasonable efforts to cause the Licensee Group to exercise the License Rights in accordance with all applicable laws, ordinances, codes, regulations and other requirements of governmental authorities (collectively, “Applicable Laws”), the terms and conditions set forth in Section 2.4 of the Purchase Agreement and in a reasonably safe and prudent manner, so as to not expose the Premises, Landlord or Tenant to any unreasonable hazard, risk or liability beyond those risks and hazards normally associated with similar construction work. Either Landlord or Tenant shall have the right to monitor Licensee’s exercise of the License Rights. Licensee shall not exercise the License Rights in a manner that creates a nuisance or poses an unreasonable risk of harm to the safety of persons or property beyond those risks normally associated with similar construction work. The exercise by the Licensee Group of the License Rights shall be at Licensee’s sole cost and expense, except as otherwise expressly provided in the Purchase Agreement. Upon the expiration or earlier termination of the License Rights, Licensee shall promptly repair any damage to the Premises caused by the exercise of the License Rights.

3.           Waiver and Release. Except to the extent caused by the gross negligence or intentional misconduct of Landlord or Tenant, respectively, Licensee hereby waives and releases Landlord, Tenant and their respective members, directors, officers, managers, shareholders, employees, agents and representatives (collectively, the “Licensor Group”) from, and expressly assumes the risk of, injury, loss or damage, including death, from any and all known and unknown causes while on the Premises in connection with the Construction Work, including any loss or damage to any of Licensee’s personal property.

4.           Remedies. If Licensee fails to perform any of the provisions or conditions of this Agreement on its part to be performed at the time and in the manner herein provided for the performance thereof, then the Licensee Group, promptly following receipt of written notice to Licensee from Landlord and/or Tenant shall proceed to take such reasonable actions as shall be necessary to cure such default within ten (10) business days following such notice; provided however, that no default shall be deemed to exist if such cure is not reasonably capable of completion within such 10-business day period provided Licensee commences to cure such default within such cure period and thereafter diligently prosecutes such cure to completion (the “Cure Period”). If Licensee fails to commence the curing of such default within such 10-business day period and diligently pursue such cure to completion during the Cure Period, or if Landlord or Tenant in good faith determines that an emergency is occurring or has occurred, then Landlord or Tenant, as applicable, shall have the right (but not the obligation) to carry out such cure without further notice, or without any notice in the event of an emergency. If Licensee fails to cure such default within the Cure Period, then Landlord or Tenant shall each have the right (but not the obligation) to carry out such cure without notice to Licensee. Licensee shall, upon demand, reimburse Landlord or Tenant, as applicable, any reasonable out-of-pocket costs expended by Landlord or Tenant pursuant to this Section, including any out-of-pocket expenses (including reasonable attorneys’ fees and costs) and penalties paid by Landlord or Tenant arising from such default and in enforcing this Section.

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5.           Indemnification. Excluding any Losses (as defined in the Purchase Agreement) caused by the gross negligence or intentional misconduct of Landlord or Tenant, respectively, Licensee covenants and agrees that it shall reimburse, indemnify and hold the Licensor Group harmless from and against any and all Losses that are in any way related to or arising from the exercise by the Licensee Group of the License Rights (collectively, “Claims”). Upon written notification from any individual or entity in the Licensor Group (the “Indemnitee”) of any Claim which Licensee is obligated to indemnify the Licensor Group pursuant to this Agreement, Licensee shall undertake to indemnify, defend (with counsel reasonably satisfactory to the Indemnitee unless such counsel has been designated by Licensee’s insurer in which event such counsel shall be deemed satisfactory), save and hold the Indemnitee harmless from such Claim, which may include, but not be limited to, provision of such Claim to its insurer. If Licensee shall fail to discharge or undertake to defend against such liability, upon receipt of written notice from Indemnitee of such failure, Licensee shall have twenty (20) business days (the “Defense Cure Period”) to cure such failure by commencement of its prosecution of such a defense. If Licensee fails to do so within the Defense Cure Period, then the Indemnitee may settle the same and Licensee’s liability to the Indemnitee shall be conclusively established by such settlement, the amount of such liability to include both the settlement consideration and the costs and expenses (including attorneys’ fees, regardless of whether the applicable demand, claim, action, cause of action or suit is voluntarily withdrawn or dismissed) incurred by Indemnitee in effecting such settlement. For the avoidance of doubt, Landlord and Landlord's members of the Licensor Group are not responsible in any way for the actions or omissions of Tenant or Tenant's members of the Licensor Group, and Landlord's and Landlord's members of the Licensor Group's rights with respect to indemnification by Licensee under this Agreement shall not be impaired in any way as a result of any act or omission of Tenant or Tenant's members of the Licensor Group.

6.          Insurance. During the term of this Agreement, Licensee shall procure and maintain, or cause to be procured and maintained, insurance of the types and with the coverages required pursuant to Section 2.4 of the Purchase Agreement. To the extent permitted by applicable law, the general contractor and each of its insurers shall waive their rights of subrogation as respects any claims covered, or which should have been covered, by valid and collectible insurance required to be maintained thereunder. If necessary, the policies carried by the general contractor pursuant to this Section 6 shall be endorsed to waive subrogation against Landlord, Tenant and the other additional insureds. Licensee agrees to hold harmless and indemnify the Licensor Group for any loss or expense incurred as a result of Licensee’s failure to obtain, or cause the general contractor to obtain, such waivers of subrogation from the applicable insurers. The policies shall name Landlord, Tenant and any other parties required under the Purchase Agreement as additional insureds as respects liability arising from the activities of the Licensee Group as contemplated herein. Immediately following the Closing (as defined in the Purchase Agreement), Licensee shall deliver to Landlord and Tenant a copy of such insurance policies or certificates in form and substance reasonably satisfactory to Landlord and Tenant.

7.           Successors and Assigns. The terms and conditions of this Agreement shall be binding on and shall inure to the benefit of Landlord, Tenant and Licensee and their respective successors and assigns; provided, however, that Licensee shall not have the right to assign its rights hereunder.

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8.           Waiver and Modification. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

9.           Notices. All notices, requests, demands and other communications provided for in this Agreement shall be in writing and shall be delivered to the addressee as specified below:

If to Landlord:

IIP-[______] LLC

17190 Bernardo Center Drive

San Diego, California 92128

Attn: General Counsel

Email: brian.wolfe@iipreit.com

If to Tenant:

Holistic Industries LLC

Attn:
Email:

If to Licensee:

PGHI LLC

c/o Willco Companies

7811 Montrose Road

Suite 200

Potomac MD 20854

Attn: President and Legal

Email:

Each notice may be mailed by United States certified mail, return receipt requested, postage prepaid, or delivered by a nationally recognized overnight delivery company (e.g., Federal Express, Airborne Express, United Parcel Service or Express Mail, United States Postal Service) to the respective addresses set forth above. If so mailed or delivered, then the notice shall be deemed to have been received by the addressee on the date of delivery or first attempted delivery as shown on the U.S. Postal Service receipt or courier invoice. The notice also may be delivered by recognized courier (by hand), or by electronic mail (with a confirmation copy sent by one of the other notice methods), in which case such notices so delivered shall be effective upon receipt during normal business hours.

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10.         Survival. Any termination or expiration of this Agreement shall extinguish the rights of the Licensee Group hereunder (subject to their re-entry rights set forth in Section 1 above) but shall not extinguish the rights and obligations of the parties under this Agreement.

11.         Governing Law. This Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be governed by the laws of the State where the Property is located, without regard to conflict of law principles that would result in the application of any law other than the law of such State.

12.         Specific Performance. Each of the parties hereto acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in addition to any other remedy to which they may be entitled, at law or in equity.

13.         Attorneys’ Fees. If any party commences a demand, claim, action, cause of action or suit against another party arising out of or in connection with this Agreement, then the substantially prevailing party shall be reimbursed by the other party for all reasonable costs and expenses, including reasonable attorneys’ fees and expenses, incurred by the substantially prevailing party in such action or proceeding and in any appeal in connection therewith (regardless of whether the applicable demand, claim, action, cause of action or suit is voluntarily withdrawn or dismissed).

14.         Service of Process; Consent to Jurisdiction.

(a)          Service of Process. Each of the parties hereto irrevocably consents to the service of any process, pleading, notices or other papers by the mailing of copies thereof by registered, certified or first class mail, postage prepaid, to such party at such party’s address set forth herein, or by any other method provided or permitted under the law of the State where the Property is located.

(b)          Consent to Jurisdiction. Each party hereto irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of this Agreement shall be brought in the nearest State court of general jurisdiction located in the State where the Property is located (or, if no such court has jurisdiction or accepts jurisdiction, in the United States District Court for the District in which the Property is located), (ii) consents to the jurisdiction of any such court in any such suit, action or proceeding and (iii) waives any objection that such party may have to the laying of venue of any such suit, action or proceeding in any such court.

15.         Counterpart. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.         Signatures. A facsimile, electronic or portable document format (PDF) signature on this Agreement shall be equivalent to, and have the same force and effect as, an original signature.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written with the specific intention of creating a document under seal.

LANDLORD:

IIP-[___________] LLC,

a Delaware limited liability company

By:
Name:
Title:

TENANT:

HOLISTIC INDUSTRIES LLC,

a Maryland limited liability company

By:
Name:
Title:

LICENSEE:

PGHI LLC,

a Maryland limited liability company

By:
Name:
Its:

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EXHIBIT J

PURCHASE OPTION MEMORANDUM

RECORDING REQUESTED BY:

SETTLEMENT CORP.

AND AFTER RECORDING RETURN TO:

IIP-[_______] LLC

17190 Bernardo Center Drive

San Diego, California 92128

Attn: General Counsel

MEMORANDUM OF PURCHASE OPTION

THIS MEMORANDUM OF PURCHASE OPTION (this “Memorandum”) is entered into as of this _____ day of ___________, 2017, by and between IIP-[______] LLC, a Delaware limited liability company ("Landlord"), and HOLISTIC INDUSTRIES LLC, a Maryland limited liability company ("Tenant").

Landlord and Tenant are parties to that certain Lease Agreement dated [_________], 2017 (the “Lease”) whereby Landlord leases to Tenant certain real property located at 9220 Alaking Court, Capitol Heights, Maryland, as more particularly described on Exhibit A attached hereto and made a part hereof by this reference (the “Premises”). Pursuant to the Lease, Landlord has granted to Tenant an option to purchase the Premises, exercisable in accordance with the terms and conditions set forth in the Lease (the “Purchase Option”).

This Memorandum is executed for the purpose of recordation in the Land Records of Prince George’s County, Maryland in order to give notice of the existence of the Tenant’s Purchase Option. This Memorandum may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

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SIGNATURES APPEAR ON FOLLOWING PAGES]

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WHEREFORE, Landlord and Tenant have executed this Memorandum as of the day and year first above-written.

LANDLORD:

IIP-[___________] LLC,
a Delaware limited liability company

By:
Name:
Title:

TENANT:

HOLISTIC INDUSTRIES LLC,
a Maryland limited liability company

By:
Name:
Title:

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A notary public or other officer completing this
certificate verifies only the identity of the
individual who signed the document to which this
certificate is attached, and not the truthfulness,
accuracy, or validity of that document.

State of ________________________)

County of _______________________)

On ________________________________ before me, ___________________________________,

(insert name and title of the officer)

personally appeared _______________________________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature __________________________________            (Seal)

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A notary public or other officer completing this
certificate verifies only the identity of the
individual who signed the document to which this
certificate is attached, and not the truthfulness,
accuracy, or validity of that document.

State of ________________________)

County of _______________________)

On ________________________________ before me, ___________________________________,

(insert name and title of the officer)

personally appeared _______________________________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature __________________________________ (Seal)

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EXHIBIT A

PROPERTY DESCRIPTION

Being all of Parcel 56, as delineated on a Plat of Subdivision entitled “Plat Thirteen, Steeplechase Business Park, Parcels 51-54 & 56”, and recorded among the Land Records of Prince George’s County, Maryland in Plat Book MMB 241 as Plat No. 34.

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EXHIBIT K

TERMINATION OF PURCHASE OPTION MEMORANDUM

RECORDING REQUESTED BY:

AND AFTER RECORDING RETURN TO:

IIP-[_______] LLC

17190 Bernardo Center Drive

San Diego, California 92128

Attn: General Counsel

TERMINATION OF MEMORANDUM OF PURCHASE OPTION

THIS TERMINATION OF MEMORANDUM OF PURCHASE OPTION (this “Termination”) is entered into as of this _____ day of ___________, 2017, by and between IIP-[______] LLC, a Delaware limited liability company ("Landlord"), and HOLISTIC INDUSTRIES LLC, a Maryland limited liability company ("Tenant").

Landlord and Tenant previously entered into that certain Memorandum of Purchase Option recorded in the Land Records of Prince George’s County, Maryland as Instrument No. ________________ (the “Purchase Option Memorandum”). Capitalized terms used herein without definition shall have the meaning given to such terms in the Purchase Option Memorandum.

The Purchase Option Memorandum served to give public notice of Tenant’s Purchase Option with respect to the Premises. This Termination is executed for the purpose of recordation in the Land Records of Prince George’s County, Maryland in order to provide public notice of the termination of Tenant’s Purchase Option and to remove the Purchase Option Memorandum from record title to the Premises. This Termination may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

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SIGNATURES APPEAR ON FOLLOWING PAGES]

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WHEREFORE, Landlord and Tenant have executed this Termination as of the day and year first above-written.

LANDLORD:

IIP-[___________] LLC,
a Delaware limited liability company

By:
Name:
Title:

TENANT:

HOLISTIC INDUSTRIES LLC,
a Maryland limited liability company

By:
Name:
Title:

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A notary public or other officer completing this
certificate verifies only the identity of the
individual who signed the document to which this
certificate is attached, and not the truthfulness,
accuracy, or validity of that document.

State of ________________________)

County of _______________________)

On ________________________________ before me, ___________________________________,

(insert name and title of the officer)

personally appeared _______________________________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature __________________________________            (Seal)

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A notary public or other officer completing this
certificate verifies only the identity of the
individual who signed the document to which this
certificate is attached, and not the truthfulness,
accuracy, or validity of that document.

State of ________________________)

County of _______________________)

On ________________________________ before me, ___________________________________,

(insert name and title of the officer)

personally appeared _______________________________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature __________________________________            (Seal)

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